As filed with the Securities and Exchange Commission on July 31, 2006
Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEG Oil & Gas LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	13-3398767
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
NEG Holding LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	75-2958833
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
NEG Operating LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	87-0776535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Shana National LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	87-0776549
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Mid River LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	87-0776548
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
National Offshore LP
(Exact name of registrant as specified in its charter)

Delaware	1311	11-3758786
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
National Onshore LP
(Exact name of registrant as specified in its charter)

Delaware	1311	47-0953489
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Offshore GP, LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	87-0776539
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Offshore LP, LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	87-0776538
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
(continued on next page)

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Note	Price(1)	Registration Fee

% Senior Notes due 2014	$200,000,000	$1,000	$200,000,000	$21,400

Guarantees(2)	—	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Onshore GP, LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	76-0833283
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Onshore LP, LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	87-0776536
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Galveston Bay Pipeline Company
(Exact name of registrant as specified in its charter)

Delaware	1311	76-0595703
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Galveston Bay Processing Corp.
(Exact name of registrant as specified in its charter)

Delaware	1311	76-0570422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
NGX Energy Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	1311	87-0776546
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
NGX GP of Delaware LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	87-0776542
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
NGX LP of Delaware LLC
(Exact name of registrant as specified in its charter)

Delaware	1311	87-0776545
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1400 One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206
(214) 692-9211
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Bob G. Alexander
Director and President
NEG Oil & Gas LLC
1400 One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206
(214) 692-9211
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Philip D. Devlin, Esq. Secretary NEG Oil & Gas LLC 1400 One Energy Square 4925 Greenville Avenue Dallas, Texas 75206 Tel: (214) 692-9211 Fax: (214) 692-5055	Steven L. Wasserman, Esq. DLA Piper Rudnick Gray Cary US LLP 1251 Avenue of the Americas New York, NY 10020 Tel: (212) 335-4500 Fax: (212) 835-6001	Raymond Y. Lin, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Tel: (212) 906-1200 Fax: (212) 751-4864

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
(continued from previous page)

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the preliminary prospectus is delivered in final form. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2006

Preliminary Prospectus	Confidential
$200,000,000
NEG Oil & Gas LLC
% Senior Notes due 2014
         Set forth below is a summary of the terms of the notes offered hereby. For more details, see “Description of Notes.”

o	Interest

The notes will have a fixed annual interest rate of % which will be paid semi-annually in arrears on and , commencing , 2006.

o	Maturity

The notes will mature on , 2014.

o	Guarantees

Our obligations under the notes will be jointly and severally and fully and unconditionally guaranteed by each of our current and future domestic subsidiaries.

o	Ranking

The notes and the guarantees are our and the guarantors’ senior unsecured obligations, and will rank equally in right of payment with all of our and the guarantors’ existing and future senior unsecured indebtedness, and senior to all of our and the guarantors’ existing and future senior subordinated and subordinated indebtedness. The notes and the guarantees will be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness, to the extent of the collateral securing such indebtedness.

o	Mandatory Repurchase Offer

If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the notes.

o	Optional Redemption

We may, at our option, redeem some or all of the notes at any time after , 2010 at the prices set forth under “Description of Notes — Optional Redemption.”

Prior to , 2009, we may, at our option, redeem up to 35% of the aggregate principal amount of notes with the proceeds of certain sales of our equity at the price set forth under “Description of Notes — Optional Redemption.”

o	Use of Proceeds

We intend to use the proceeds from the sale of the notes, together with the gross proceeds of the concurrent initial public equity offering by NEG, Inc. that it will contribute to us for a not less than 51% managing membership interest, to repay a portion of our borrowings under our revolving credit facility, repay debt owed to American Real Estate Partners, L.P., pay a distribution to American Real Estate Partners, L.P. and pay the expenses of NEG, Inc.’s initial public equity offering and of this offering. See “Use of Proceeds.”
This investment involves risks. See “Risk Factors” beginning on page 21.

	Per Note	Total

Public offering price	%	$
Underwriting discount	%	$
Net proceeds to us, before expenses	%	$

The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from                   , 2006 and must be paid by the purchasers if the notes are delivered after                   , 2006.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about                   , 2006.

Bear, Stearns & Co. Inc.	Citigroup
The date of this prospectus is                     , 2006.

         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.
         Until                   , 2006 (     days after the commencement of this offering), all dealers that buy, sell or trade our notes, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY
      The following is a summary of information set forth throughout this prospectus and should be read together with the more detailed information, including the financial statements and the related notes and the pro forma financial information, included elsewhere in this prospectus. See “Risk Factors” for factors you should consider before investing in our notes. Unless otherwise indicated, the information contained in this prospectus assumes (1) the initial public offering, or the IPO, of NEG, Inc. and the contribution of the gross proceeds of the IPO to us in exchange for the managing membership interest in us, (2) the completion of the merger of National Energy Group, Inc. with and into NEG, or the merger, of which NEG will be the surviving entity and (3) NEG’s contribution to us of the interest in NEG Holding LLC not already held by us. Upon the completion of the transactions described above, NEG, Inc. will be our managing member and own not less than 51% of our membership interests and AREP will own our remaining membership interests and will control      % of the voting power of NEG, Inc. Unless otherwise noted, (1) the terms “NEG Oil & Gas”, “we”, “our”, “us” and similar terms mean NEG Oil & Gas and its subsidiaries and predecessor entities, as the context indicates, (2) references to “NEG” mean NEG, Inc. and (3) references to “AREP” mean American Real Estate Partners, L.P., American Real Estate Holdings Limited Partnership, or AREH, AREP’s 99% owned subsidiary, and AREH’s subsidiaries, excluding us. Unless otherwise indicated, AREP’s percentage ownership in us and NEG and NEG’s percentage ownership interest in us assume no exercise of the underwriters’ over-allotment option in the IPO, or the IPO over-allotment option. We have provided definitions for some oil and gas industry terms used in this prospectus in the glossary beginning on page A-1 of this prospectus.
Our Business and Properties
      We are a holding company formed in December 2004. Upon completion of the IPO, the merger and related transactions, substantially all of our assets will consist of our 100% ownership of each of NEG Holding, National Onshore LP and National Offshore LP. NEG will be our not less than 51% managing member and will control our business affairs. AREP will own the remaining membership interest in us, which will not exceed 49%. Immediately following the IPO, approximately                     % of the voting power of all shares of NEG voting stock will be owned by AREP, a publicly traded, diversified holding company engaged in a variety of businesses. AREP’s aggregate voting power in NEG will be proportionate to its total economic interest in us and NEG. The remaining      % of the voting power of all shares of NEG voting stock will be owned by the public. Following the completion of this offering, AREP will own approximately   % of the outstanding common stock of NEG. Through its not more than 49% membership interest in us and its   % economic interest in NEG, AREP will own a   % economic interest in us. All of the outstanding stock of the general partner of AREP and approximately 90.0% of its depositary units and 86.5% of its preferred units are owned by affiliates of Carl C. Icahn.
      We are an independent oil and gas exploration, development and production company based in Dallas, Texas. Our core areas of operations are the Val Verde and Permian Basins of West Texas, the Cotton Valley Trend in East Texas, the Gulf Coast and the Gulf of Mexico. We also own oil and gas properties in the Anadarko and Arkoma Basins of Oklahoma and Arkansas. Based on reserve reports prepared as of December 31, 2005 by Netherland, Sewell & Associates, Inc. and DeGolyer and MacNaughton, our independent petroleum consultants, our estimated proved reserves were 500.5 Bcfe, had a pre-tax PV-10 of $1,803.3 million, were 86% natural gas, 14% oil and 50% proved developed. We are a long reserve life company. Based on our production of 38.8 Bcfe for the year ended December 31, 2005 and our proved reserves as of that date, our reserve life was approximately 13 years. For the month of December 2005, our net production averaged 113 MMcfe per day and was approximately 74% natural gas. For the year ended December 31, 2005 and the three months ended March 31, 2006, our Adjusted EBITDA was $205.3 million and $52.5 million, respectively.
      We have built our reserve base through a combination of acquisitions and drilling activities. We typically seek to acquire properties where there is significant undeveloped potential either on existing acreage or in the surrounding area, where we potentially could expand our activities. We believe this strategy has allowed us to build a substantial inventory of identified drilling locations, achieve high drilling success rates and grow production and reserves efficiently. As of December 31, 2005, we had identified 1,828 potential drilling locations on our existing acreage, 570 of which are considered proved undeveloped locations. As of that date, approximately 97% of our identified potential drilling locations were located in our core operating areas of West Texas (which includes the Longfellow Ranch property), East Texas and the Gulf Coast. Based on our currently planned 2006 drilling schedule of 149 gross wells, which represents an approximate 52% increase from our 2005 total wells drilled, we have over a 12 year inventory of drilling locations. We believe future development of these assets will drive our reserve and production growth.
      Since we typically drill in areas relatively close to existing production, we experienced a 91% drilling success rate during the three year period ended December 31, 2005. Of the 279 wells that we drilled or in which we participated, we completed 254 as producing wells. For those years, we have added estimated reserves from all sources equal to 506% of our production. For the period from 2002 to 2005, we increased our net production from 11.6 Bcfe to 38.8 Bcfe per year, representing a 49.6% compound annual growth rate.
Our Business Strategy
      Our objective is to maximize value by investing in oil and gas projects with attractive rates of return on capital employed and by growing reserves, production and cash flow. We intend to achieve this objective by executing our strategy as highlighted below:

•	Maintain and Exploit our Multi-Year Drilling Inventory. We seek to maximize the value of our asset base by balancing drilling risk with production and reserve growth potential. We intend to concentrate on developing our multi-year inventory of drilling locations and expect to generate long-term reserve and production growth predominantly through drilling activities on these properties.

•	Maintain a Focused Strategy. We intend to concentrate our efforts in West Texas, East Texas, the Gulf Coast and the Gulf of Mexico. We believe this strategy allows us to better capitalize on our technical experience, operational presence and strategic understanding of these areas. Approximately 93% of the pre-tax PV-10 value of our proved reserves is associated with properties in our core areas. We actively seek to increase our presence in our core geographic areas through acquisitions and joint ventures with other operators. However, we also may consider establishing operations outside our core areas as opportunities present themselves.

•	Seek Acquisitions that Fit our Strategic and Financial Objectives. We seek acquisitions that have significant undeveloped potential. We employ a disciplined acquisition process to identify acquisitions that we believe fit with our strategic and financial objectives. We typically target properties that allow us to build our inventory of drilling locations and enhance our growth potential. We review a large number of acquisition opportunities, which allows us to be selective and to focus on properties that we believe have the most potential for property value enhancement and growth. In 2005, we acquired additional interests in Longfellow Ranch and properties in the Minden Field near our existing properties in East Texas.

•	Actively Manage our Asset Base and Control Costs. We seek to control operations in our core areas which allows us to better manage the timing and scope of development activity and field level operating costs. As of December 31, 2005, we were the operator of properties representing 59% of the pre-tax PV-10 of our proved reserves.

•	Grow Through Selective Exploration. We conduct an active exploration program designed to complement our lower risk development efforts. While we typically seek to maintain a high percentage ownership in all of our development drilling and in the majority of our exploration drilling, for properties where there is both significant drilling risk and a larger capital commitment required, we may sell an interest to an industry partner in order to decrease our financial exposure.

Our Competitive Strengths
      We have a number of strengths that we believe will help us successfully execute our strategy, including:

•	Extensive, Multi-Year Portfolio of Drilling Locations. As of December 31, 2005, we had an established asset base of over 137,200 gross (44,200 net) undeveloped acres and identified a total of 1,828 potential drilling locations, 570 of which are classified as proved undeveloped locations. As of that date, approximately 97% of our 1,828 identified potential drilling locations are in our core areas of East Texas, West Texas and the Gulf Coast. Based on our currently planned 2006 drilling schedule of 149 gross wells, which represents an approximate 52% increase from our 2005 total, we have more than a 12 year inventory of drilling locations.

•	Experienced Management Team and Technical Staff. We believe our management team has successfully demonstrated its ability to create value both through the development of our existing assets and strategic acquisitions. Our top nine officers all have been employed by us for at least five years and average approximately 30 years of industry experience. They have extensive experience with our properties and, in most cases, performed the original evaluations of our assets when they were acquired by us or our affiliates from their prior owners. Our engineering and geo-science professionals average approximately 27 years of industry experience.

•	Diversified Operations. Our core operating areas provide us with operational diversification. Each of our core areas is in a different producing basin and generally would not be impacted by an operating or other disruption to another basin. We are sufficiently diversified, with no one well representing more than 3.7% of our total proved reserves by volume. Additionally, our reserve base is diverse, consisting of both long-lived reserves in East and West Texas and higher rate, shorter-lived reserves in the Gulf Coast and in the Gulf of Mexico.
Our Challenges and Risks
      The implementation of our business strategy, maintenance of our strengths and our future operating results and financial condition are subject to a number of challenges, risks and uncertainties. These challenges and risks include the following:

•	Oil and natural gas prices are volatile, and a decline in oil and natural gas prices could significantly affect our financial condition, access to capital, cash flows and results of operations. In addition, as of December 31, 2005, 86% of our proved reserves were natural gas. We are particularly exposed to volatility in natural gas prices.

•	Our commodity price risk management strategy is designed to protect a portion of our expected cash flow that will be used to fund our expected capital expenditures and service our debt. From time to time, we also may engage in transactions that are designed to lock-in what we believe are attractive commodity prices. These activities may limit future revenues from price increases and result in financial losses or reduce our net income.

•	Shortages of oil field equipment, services and qualified personnel could reduce our cash flow and adversely affect results of operations.

•	We may experience difficulty finding and acquiring additional reserves and may not be able to compensate for the depletion of our proved reserves.

•	We face significant risks associated with the operation of our business, including difficulty in extracting commercially viable quantities of oil and natural gas, natural and other disasters occurring at our wells, pressure or irregularities in formations, equipment failures or accidents, weather conditions and shortages, delays in the delivery of equipment or other factors.

•	Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions could materially affect the quantities and value of our reserves.

•	We may not be able to compete successfully in the future with respect to acquiring prospective reserves, developing reserves, marketing our production, attracting and retaining quality personnel, implementing new technologies and raising additional capital.
      You should carefully consider these challenges and risks as well as all of the information contained in this prospectus prior to investing in our notes. In particular, we urge you to carefully review the information under “Risk Factors” so that you understand the risks associated with an investment in our company and our notes.
Our Operating Areas
      The following tables and descriptions set forth summary information attributable to our operating areas. The information contained in these tables is presented as of December 31, 2005, except as otherwise indicated:
Reserve and production data

					December 2005
					Average Net
	Proved Reserves				Daily
				Pre-Tax	Production
Areas	Bcfe(1)	% Gas	% Developed	PV-10(1)(2)	(MMcfe/d)	Reserve Life

	($ in millions)					(in years)(3)
West Texas	222.2	90%	37%	$708	26	25
East Texas	124.9	97	41	424	21	22
Gulf Coast	80.2	72	80	351	42	5
Gulf of Mexico	40.1	49	51	201	17	6
Other	33.1	92	97	119	7	11

Total	500.5	86%	50%	$1,803	113	13

Drilling inventory and acreage data

			2006 Drilling Budget

	Identified				Acreage(5)
	Drilling	2005 Drilling		Capital
Areas	Locations(4)	Success %	Gross Wells	Expenditures	Total Gross	Total Net

				($ in millions)
West Texas	1,549	92%	95	$58.2	140,100	42,300
East Texas	180	100	27	54.6	21,500	19,400
Gulf Coast	43	82	20	75.2	53,600	29,800
Gulf of Mexico	49	67	1	2.9	53,600	28,900
Other	7	91	6	2.5	70,500	36,900

Total	1,828	92%	149	$193.4	339,300	157,300

(1)	The total proved reserves and pre-tax PV-10 used in this table were derived from reserve information prepared by Netherland, Sewell & Associates, Inc. and DeGolyer and MacNaughton, our independent petroleum consultants.

(2)	See “Non-GAAP Financial Measures and Reconciliations.”

(3)	Based on proved reserves and annual production volumes for the year ended December 31, 2005.

(4)	Identified drilling locations represent total gross drilling locations identified and scheduled by our management as an estimate of our multi-year drilling activities on existing acreage. Of the total locations shown in the table, 570 are classified as proved undeveloped. Our actual drilling activities may change depending on the availability of capital, regulatory approvals, seasonal restrictions, oil and natural gas prices, costs, drilling results and other factors.

(5)	Includes 13,260, 7,333 and 8,050 net acres with leases expiring during 2006, 2007 and 2008, respectively.

     West Texas. We have operations in both the Val Verde and Permian Basins of West Texas. In the Val Verde Basin, we own significant interests in and around the Longfellow Ranch property in Pecos County, Texas. Longfellow Ranch is a highly productive, gas prone, geologically complex multi-pay area. Drilling includes both infill and field expansion development, as well as significant exploration activities. We believe this field is in the early stages of development and has the potential to be a major contributor to our reserve and production growth. In the Permian Basin, our major project is the Goldsmith Adobe Unit in Ector County, Texas. This project consists of mainly infill development drilling to accelerate production from an oil field discovered in 1947.
      East Texas. Our operations in East Texas are located primarily in Rusk and Harrison Counties in the Cotton Valley Trend, which is largely gas prone. We primarily target the Cotton Valley and Travis Peak formations and our activities consist of both infill and expansion development drilling opportunities. We believe this region has the potential to be a major contributor to our reserve and production growth.
      Gulf Coast. Our operations in the Gulf Coast are located in the coastal areas of Texas and Louisiana. This is a predominantly gas, multi-pay, geologically complex area where 3-D seismic and other advanced exploration technologies are critical to our efforts. We target both shallow formations at approximately 2,000 feet in depth and deep structures at approximately 17,000 feet in depth. Activities in this area consist of development drilling and a comparatively significant amount of higher risk, higher potential exploration drilling. 3-D seismic has been used to identify many of our drilling objectives in this area.
      Gulf of Mexico. We operate on several blocks in the East Breaks area, approximately 100 miles south of Galveston, Texas, on several blocks in the High Island area, approximately 90 miles southeast of Galveston and in the East Cameron area located off the Louisiana coast. Water depths on these blocks typically range from 30 feet to 1,100 feet. Activities in this area consist of development drilling and a comparatively significant amount of higher risk, higher potential exploration drilling. 3-D seismic has been used to identify many of our drilling objectives in this area.
      Other Areas. We also have operations in the Arkoma Basin of Western Arkansas and Eastern Oklahoma and the Anadarko Basin of Central and Western Oklahoma. These areas are characterized by multiple producing horizons and long-lived reserves and are primarily gas producing.
Our History
      Substantially all of the oil and gas properties that we own were acquired in a series of transactions by affiliates of Carl C. Icahn beginning in August 2000 and were subsequently acquired by us or AREP. We were formed in December 2004 to hold AREP’s oil and gas investments, including companies acquired by AREP and contributed to us in April 2005 and June 2005, as described below. Upon completion of the IPO, our managing member will be NEG, which was formed in December 2005 to effect an initial public offering of AREP’s oil and gas interests. AREP will hold the remainder of our membership interests. Our management and technical team, many of whom have been with National Energy Group for more than five years, have managed the day-to-day operations of the oil and gas assets of each of NEG Operating LLC, or NEGO, National Onshore and National Offshore since their acquisitions by affiliates of Mr. Icahn beginning in 2000.
      In August 2000, High Coast, L.P. and Arnos Corp., affiliates of Mr. Icahn, acquired 49.9% of the common stock and $165.0 million principal amount of 10 3/4% senior notes originally due 2006 of National Energy Group, or the 10 3/4% notes, in connection with its emergence from bankruptcy. In September 2001, National Energy Group contributed all of its oil and gas properties to NEG Holding LLC in exchange for a membership interest in NEG Holding. Gascon Partners, also an affiliate of Mr. Icahn, contributed oil and gas assets, cash and a note from National Energy Group to NEG Holding in exchange for the managing membership interest in NEG Holding. NEG Holding formed a subsidiary, NEGO, to which NEG Holding contributed the oil and gas assets received from both National Energy Group and Gascon Partners. In October 2003, AREP acquired from Arnos and High Coast their equity ownership in National Energy Group and all of the then outstanding principal amount of the 10 3/4 % notes. As a result of that transaction, the acquisition by AREP of additional shares of National Energy Group and the subsequent contribution of AREP’s interest in National Energy Group to us, we currently beneficially own 50.01% of the outstanding common stock of National Energy Group. On March 16, 2006, the original due date of the 10 3/4% notes was extended to April 1, 2007. On June 19, 2006, the due date of the 10 3/4 % notes was extended to October 31, 2007.
      In August 2003, Highcrest Investors Corp., an affiliate of Mr. Icahn, acquired, for $116.3 million, 89.0% of the equity of TransTexas Gas Corporation in connection with its emergence from bankruptcy. Highcrest Investors acquired an additional 5.7% of the equity of TransTexas in June 2004 for $2.2 million. In December 2004, TransTexas repurchased the remaining 5.3% of outstanding shares from its stockholders for $4.1 million and AREP acquired $27.5 million aggregate principal amount, or 100% of the outstanding principal amount, of the term notes of TransTexas, or the TransTexas note, from Thornwood Associates LP, an affiliate of Mr. Icahn, for approximately $28.2 million, which equaled the principal amount of the TransTexas note plus accrued, but unpaid interest.
      In November 2004, Highcrest Investors and Arnos acquired 100% of the equity of Panaco, Inc. and Mid River LLC, an affiliate of Mr. Icahn, acquired 100% of the debt of Panaco in connection with its emergence from bankruptcy for aggregate consideration of $91.6 million. On December 6, 2004, AREP purchased from Arnos, High River Limited Partnership and Hopper Investments LLC, affiliates of Mr. Icahn, Mid River, the sole asset of which was $38.0 million aggregate principal amount, or 100% of the outstanding principal amount, of the term loans of Panaco, or the Panaco note, plus accrued but unpaid interest, for approximately $38.1 million. The purchase price equaled the outstanding principal amount of the Panaco note plus accrued but unpaid interest.
      On April 6, 2005, in consideration of $180.0 million in cash, AREP acquired all of the equity in TransTexas in a merger in which National Onshore, a wholly owned subsidiary of AREP, was the surviving entity. Also on April 6, 2005, AREP contributed National Onshore and the TransTexas note, but not the accrued but unpaid interest, to us.
      On June 30, 2005, AREP acquired the managing membership interest in NEG Holding from Gascon Partners in consideration of 11,344,828 of its depositary units, valued at approximately $320.0 million. The managing membership interest acquired by AREP constituted all of the membership interests of NEG Holding other than the membership interest already owned by National Energy Group. AREP’s interests in National Energy Group and NEG Holding were contributed to us on June 30, 2005.
      On June 30, 2005, AREP acquired Panaco for 4,310,345 of its depositary units, valued at approximately $125.0 million, in a merger in which National Offshore, a wholly owned subsidiary of AREP, was the surviving entity. Also on June 30, 2005, AREP contributed National Offshore and the Panaco note, but not the accrued but unpaid interest, to us.
      AREP did not receive any consideration with respect to the contributions of its interests in NEG Holding, National Energy Group, National Onshore and National Offshore to us. Prior to these contributions by AREP, we did not have any assets or operations.
      Prior to the closing of the IPO, approximately $280.2 million aggregate principal amount of debt owed to us by our subsidiaries, including the TransTexas note, the Panaco note and the 10 3/4 % notes, will be distributed to AREP Debt Holdco LLC, a subsidiary of AREP. The debt distributed to AREP Debt Holdco will be repaid from the proceeds of the IPO and this offering. The distribution to AREP’s subsidiary and the repayment of the debt of our subsidiaries with the proceeds of this offering and the IPO will allow AREP to realize a part of its investment in its oil and gas interests. We do not believe our distribution to AREP will materially affect our financial condition.
      On December 7, 2005, NEG entered into an agreement and plan of merger pursuant to which National Energy Group will merge with and into NEG and the stockholders of National Energy Group will receive shares of NEG common stock. The agreement and plan of merger was approved by our written consent as the holder of a majority of the outstanding stock of National Energy Group. NEG will be the surviving corporation and its name will be changed to National Energy Group, Inc. We will distribute our interest in NEG to AREP. Giving effect to the merger, but without taking into account the issuance of shares in the

IPO, AREP, as the 50.01% owner of National Energy Group, will receive a number of shares of NEG common stock such that AREP will own 3.996% of the economic interest of us. The public stockholders of National Energy Group will receive an aggregate number of shares of NEG common stock such that they will own 3.994% of the economic interest of us. Including AREP’s existing membership interest in us, AREP will own a total of 96.006% of the economic interest of us. As a result of the merger and immediately before the IPO, the former stockholders of National Energy Group, other than AREP, will own 49.9% of NEG common stock and AREP will own the remaining percentage of NEG common stock and one share of Class B common stock.
      On December 22, 2005, we completed a new $500.0 million senior secured revolving credit facility, or the revolving credit facility. The initial borrowing base was $335.0 million, of which $300.0 million was drawn at closing. This facility will mature in December 2010 and is secured by substantially all of our and our subsidiaries’ assets. The borrowing base is redetermined semi-annually based on, among other things, the lenders’ review of our mid-year and year-end reserve reports. We used the proceeds from the initial borrowings to, among other things, pay AREP a distribution of $78.0 million and repay a loan of approximately $85.0 million by AREP to one of our subsidiaries used to purchase properties in the Minden Fields.
      A constant throughout these transactions has been our management and technical team, many of whom came from National Energy Group. National Energy Group, pursuant to management agreements, has managed the day-to-day activities of the oil and gas assets of each of NEGO, National Onshore and National Offshore since their acquisitions beginning in August 2000. We believe the management team has gained extensive experience with these assets by virtue of our multi-year management arrangements.
The Transactions
      The following transactions, or the transactions, will occur substantially concurrently:

•	National Energy Group will merge with and into NEG. NEG will be the surviving corporation and its name will be changed to National Energy Group, Inc. and the stockholders of National Energy Group will become NEG’s stockholders;

•	NEG will sell shares in the IPO and contribute the gross proceeds from the IPO and the assets it receives from National Energy Group in the merger to us and NEG will receive a managing membership interest in us;

•	AREP will exchange a portion of its membership interest in us, or assets of ours, for shares of NEG common stock, such that NEG will own % and AREP will own % of us, respectively;

•	We will issue the notes; and

•	We will use the proceeds from NEG’s contribution to us of the gross proceeds of the IPO and the net proceeds from this offering to repay a portion of our borrowings under our revolving credit facility, repay debt owed to AREP, pay a $ distribution to AREP and pay the expenses of the IPO. The distribution to AREP and the repayment of the debt of our subsidiaries with the proceeds of the IPO and this offering will allow AREP to realize a part of its investment in its oil and gas interests. The cancelation of the debt distributed to AREP’s subsidiary, to the extent not paid with offering proceeds, will reduce our indebtedness.
      The merger and the IPO are contingent on each other. This offering is not contingent on the IPO.

Business Purpose of the Transactions’ Structure
      AREP believes that an equity offering for its oil and gas operations will enable it to realize and enhance the value of those operations for its equity holders and also allow greater flexibility and opportunities for financing and expanding its oil and gas operations. The transactions’ structure has been designed by AREP to permit a corporation to be used for the IPO, while minimizing adverse tax consequences to AREP and its equity holders which would result from our conversion to a corporation. These tax consequences ultimately would be realized by holders of AREP limited partnership units since AREP is a “pass through” entity for tax purposes. AREP believes that a public offering by us of our membership interests would not be marketable to investors because, due to the nature of our business and our intention generally to retain earnings, if any, public equity owners would likely not receive distributions, which the capital markets expect from comparable investments.
      The voting structure reflected in NEG’s capital stock is intended to reflect the relative investments and economic interests in NEG of AREP and NEG’s public investors. The percentage voting interests of AREP and of public investors in NEG also are identical to the voting power that would be held by AREP and NEG’s public investors if we were to be converted into and taken public as a corporation. Our membership interest structure, with NEG as managing member, also is intended to replicate the control of operations and properties that would be the case if we were converted into a corporation.

Structure Before the Transactions
      The following chart depicts our structure before the completion of the IPO, the concurrent completion of the merger with National Energy Group, AREP’s exchange of a portion of its membership interest in us, or assets of ours, for shares of NEG’s common stock and NEG’s acquisition of a not less than 51% managing membership interest in us.
Unless otherwise indicated, all entities are wholly-owned.

Structure After the Transactions
      The following chart depicts our structure giving effect to the IPO, the concurrent completion of the merger of National Energy Group with and into NEG, AREP’s exchange of a portion of its membership interest in us, or assets of ours, for shares of NEG common stock, and NEG’s acquisition of a not less than 51% managing membership interest in us:
Unless otherwise indicated, all entities are wholly-owned.

(1)	AREP’s aggregate voting power will be proportionate to its total economic interest in us and NEG.

The Offering

Issuer	NEG Oil & Gas LLC

Notes Offered	$200.0 million in aggregate principal amount of % senior notes due 2014.

Maturity	, 2014.

Interest Payment Dates	and of each year, commencing , 2006.

Guarantees	The notes will be guaranteed by each of our current and future domestic subsidiaries. Each guarantee will be a general unsecured obligation of the guarantor, will rank equally in right of payment with all existing and future unsecured senior indebtedness of that guarantor and will be senior in right of payment to any future subordinated indebtedness of that guarantor.

Ranking	The notes and the guarantees will be our and the guarantors’ unsecured senior obligations. They will rank equally with all of our and the guarantors’ existing and future senior unsecured unsubordinated indebtedness, and will rank senior to all of our and the guarantors’ existing and future senior subordinated and subordinated indebtedness. The notes will be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness, to the extent of the collateral securing such indebtedness. On a pro forma basis, assuming that the merger, the IPO and the contribution by NEG to us of the IPO proceeds in exchange for a managing membership interest were completed on March 31, 2006 and we applied the proceeds of the IPO contributed to us and net proceeds of this offering as described, we would have had approximately $377.0 million of total indebtedness, and the notes would have been effectively subordinated to $177.0 million of our and the guarantors’ debt.

Optional Redemption	We may, at our option, redeem some or all of the notes at any time on or after , 2010, at the redemption prices listed under “Description of Notes — Optional Redemption.”

In addition, prior to , 2009, we may, at our option, redeem up to 35% of the aggregate principal amount of the notes with the proceeds of certain sales of our equity at the redemption price listed under “Description of Notes — Optional Redemption.” We may make the redemption only if, after the redemption, at least 65% of the aggregate principal amount of the notes issued remains outstanding.

Mandatory Repurchase Offer	If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the notes at the prices listed under “Description of Notes — Repurchase at the Option of Holders.”

Certain Covenants	We will issue the notes under an indenture with , which will initially act as trustee on your behalf. The indenture will, among other things, restrict our ability and the ability of our restricted subsidiaries to:

• incur, assume or guarantee additional debt;

• issue redeemable stock and preferred stock;

• repurchase capital stock;

• make other restricted payments including, without limitation, paying dividends and making investments;

• redeem debt that is junior in right of payment to the notes;

• create liens without securing the notes;

• sell or otherwise dispose of assets, including capital stock of subsidiaries;

• enter into agreements that restrict dividends from subsidiaries;

• merge, consolidate and sell, or otherwise dispose of, substantially all our assets;

• enter into transactions with affiliates; and

• guarantee indebtedness.

These covenants are subject to important exceptions and qualifications. For more details, see “Description of Notes — Certain Covenants.”

Use of Proceeds	We intend to use the proceeds from the sale of the notes, together with the gross proceeds of the IPO, which NEG will contribute to us in exchange for a managing membership interest in us, to repay a portion of our borrowings under our revolving credit facility, repay debt owed to AREP, pay a distribution to AREP and pay the expenses of the IPO and this offering. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information set forth under the caption “Risk Factors” on page of this prospectus.

Summary Consolidated Historical and Adjusted Pro Forma Financial Data
      The following table provides summary consolidated historical and adjusted pro forma financial data on a consolidated basis for the periods and as of the dates indicated. The summary consolidated historical financial data for the years ended December 31, 2003, 2004 and 2005 was derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated historical financial data as of March 31, 2006 and for the three months ended March 31, 2005 and 2006 was derived from unaudited consolidated financial statements included elsewhere in this prospectus, which include all adjustments consisting of normal recurring adjustments, which, in our opinion, are necessary for a fair presentation of the financial position and results of operations for these periods. Historical results are not necessarily indicative of the results of operations to be expected for future periods. Substantially all of our assets initially were acquired by entities owned or controlled by Mr. Icahn and subsequently acquired by AREP or us in various purchase transactions. In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interest and the financial statements are combined from the date of acquisition by an entity under common control. Our consolidated financial statements include the results of operations, financial position and cash flows from the date of initial acquisition by entities owned or controlled by Mr. Icahn.
      The summary adjusted pro forma consolidated statements of operations data for the year ended December 31, 2005 and for the three months ended March 31, 2006 give effect to the following transactions as if each had occurred on January 1, 2005:

•	the distribution by us of approximately $280.2 million principal amount of our subsidiaries’ debt to AREP;

•	the merger of National Energy Group with and into NEG;

•	the IPO, the acquisition by NEG of an interest in us with the gross proceeds of the IPO and our use of those proceeds together with the proceeds of this offering, to repay a portion of our borrowings under our revolving credit facility, repay debt owed to AREP, pay a distribution to AREP and pay the expenses of the IPO and this offering;

•	the exchange by AREP of a portion of its interest in us, or assets of ours, for shares of NEG common stock such that NEG will own 51% and AREP will own 49% of us, respectively; and

•	the proposed issuance of the notes.
      The summary adjusted pro forma consolidated balance sheet data gives effect to these transactions as if each had occurred on March 31, 2006.

      The information in the table below is only a summary and should be read together with our audited consolidated financial statements as of December 31, 2004 and 2005 and for the years ended December 31, 2003, 2004 and 2005 and the related notes, the unaudited consolidated financial statements as of March 31, 2006 and for the three months ended March 31, 2005 and 2006 and the related notes, “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Consolidated Historical Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all as included elsewhere in this prospectus.

						Adjusted			Adjusted
						Pro Forma	Three Months Ended		Pro Forma
	Year Ended December 31,					Year Ended	March 31,		Three Months
						December 31,			Ended
	2003		2004		2005	2005	2005	2006	March 31, 2006

	(in thousands)
Statements of Operations Data:
Gross oil and gas revenues	$109,086		$161,055		$312,661	$312,661	$56,263	$81,183	$81,183
Realized derivative losses	(8,309)		(16,625)		(51,263)	(51,263)	(3,133)	(12,087)	(12,087)
Unrealized derivative (losses) gains	(2,987)		(9,179)		(69,254)	(69,254)	(38,769)	37,252	37,252

Oil and gas revenues	97,790		135,251		192,144	192,144	14,361	106,348	106,348
Plant revenues	2,119		2,737		6,711	6,711	1,317	1,944	1,944

Total revenues	$99,909		$137,988		$198,855	$198,855	$15,678	$108,292	$108,292

Expenses:
Lease operating	10,715		13,701		27,057	27,057	7,269	8,503	8,503
Gathering, transportation, plant costs and production taxes	11,631		17,375		24,724	24,724	5,143	4,861	4,861
Depreciation, depletion and amortization	39,409		60,394		91,100	91,100	20,303	24,134	24,134
Asset retirement obligation accretion	339		593		3,019	3,019	952	681	681
General and administrative	7,769		13,737		15,433	15,433	3,403	5,125	5,125

Total operating expenses	69,863		105,800		161,333	161,333	37,070	43,304	43,304

Income (loss) from operations	30,046		32,188		37,522	37,522	(21,392)	64,988	64,988
Net interest expense	(17,447)		(18,578)		(17,327)	(21,820)	(6,292)	(5,275)	(7,228)
Other income (expense)	(939)		5,635		4,403	4,403	559	837	837

Income (loss) before income taxes	11,660		19,245		24,598	20,105	(27,125)	60,550	58,597
Income tax benefit (expense)	12,390		(6,924)		(1,920)	(1,920)	2,168	(3,195)	(3,195)
Cumulative effect of accounting change(1)	1,913		—		—	—	—	—	—
Minority interest	(1,741	) (2)	(812	) (2)	—	—	—	—	—

Net income (loss)	$24,222		$11,509		$22,678	$18,185	$(24,957)	$57,355	$55,402

											Adjusted
							Adjusted				Pro Forma
							Pro Forma	Three Months Ended			Three Months
	Year Ended December 31,						Year Ended	March 31,			Ended
							December 31,				March 31,
	2003		2004		2005		2005	2005	2006		2006

	(in thousands)
Cash Flow Data:
Net cash provided by operating activities	$9,116		$91,571		$153,279		—	$29,528	$54,070		—
Net cash used in investing activities	(41,553)		(111,481)		(308,276)		—	(47,485)	(50,906)		—
Net cash provided by (used in) financing activities	49,381		17,812		227,045		—	13,032	(43,867)		—
Other Financial Information:
Capital expenditures	$(41,189)		$(115,262)		$(316,391)		$(316,391)	$(47,627)	$(50,924)		$(50,924)
EBITDA(3)	$68,688		$97,405		$133,025		$133,025	$(1,230)	$89,119		$89,119
Adjusted EBITDA(3)	$71,842		$107,989		$205,298		$205,298	$38,491	$52,548		$52,548
Ratio of earnings to fixed charges(4)	1.5	x	1.9	x	2.2	x		(5)	11.9	x

	March 31, 2006

		Adjusted
	Actual	Pro Forma(6)
Balance Sheet Data (in thousands):
Cash and cash equivalents	$64,678	$64,678
Total assets	933,379	979,319
Total debt	301,996	376,996
Total equity	507,456	438,456

(1)	We were required to adopt SFAS No. 143 on January 1, 2003. Upon adoption of SFAS No. 143, the impact was to increase oil and natural gas properties $4.9 million, and to record an abandonment obligation of $3.0 million and a cumulative transition adjustment gain of $1.9 million. We recorded the effects in the first quarter of 2003.

(2)	Until June 2004, entities owned or controlled by Mr. Icahn owned 89% of the outstanding shares of TransTexas, now known as National Onshore. In June 2004, entities owned or controlled by Mr. Icahn acquired an additional 5.7% of the outstanding shares of TransTexas from existing stockholders at a cost of approximately $2.2 million. In December 2004, TransTexas purchased the remaining 5.3% of outstanding shares from its remaining stockholders at a cost of approximately $4.1 million.

(3)	See “Non GAAP Financial Measures and Reconciliations.”

(4)	For purposes of computing the ratio of earnings to fixed charges, earnings represent pre-tax income from continuing operations before minority interest plus fixed charges less minority interest and interest capitalized. Fixed charges include interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to interest, and estimated interest expense in rental expense.

(5)	The deficiency of earnings to fixed charges for the three month period ended March 31, 2005 was $27.1 million.

(6)	$1.00 increase (decrease) in the assumed IPO price of $ per share would increase (decrease) each of cash and cash equivalents, and total equity by $ million, assuming shares offered by NEG, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Non-GAAP Financial Measures and Reconciliations
Pre-tax PV-10
      Pre-tax PV-10, or the present value of estimated future net revenues, is an estimate of future net revenues from a property at the date indicated, without giving effect to commodity price risk management activities, after deducting production and ad valorem taxes, future capital costs, abandonment costs and operating expenses, but before deducting federal income taxes. The future net revenues have been discounted at an annual rate of 10% to determine their “present value.” Present value is shown to indicate the effect of time on the value of the net revenue stream and should not be construed as being the fair market value of the properties. Estimates have been made using constant oil, natural gas and natural gas liquids prices and operating costs at the date indicated. The prices used to calculate the pre-tax PV-10 in this table are as follows: gas prices used were based on Henry Hub spot market price at December 31, 2003, 2004 and 2005 of $5.97, $6.18 and $10.08 per MMBTU. Oil prices used were West Texas Intermediate at December 31, 2003, 2004 and 2005 of $29.25, $40.25 and $57.75 per Bbl of oil. These prices were adjusted by lease for energy content, transportation fees and regional price differentials. Henry Hub and West Texas Intermediate are actively traded benchmark prices for our geographic area. Market prices for oil and natural gas are volatile. We believe that pre-tax PV-10, while not a financial measure in accordance with generally accepted accounting principles, or GAAP, is an important financial measure used by investors and independent oil and natural gas producers for evaluating the relative significance of oil and natural gas properties and acquisitions because the tax characteristics of comparable companies can differ materially. The total standardized measure for our proved reserves as of December 31, 2005 was $1,772.1 million. The standardized measure represents the pre-tax PV-10 after giving effect to income taxes and asset retirement obligation and is calculated in accordance with Statement of Financial Accounting Standards No. 69, or SFAS 69. The amount of estimated future abandonment costs, the pre-tax PV-10 of these costs and the standardized measure were determined by us. The following table provides a reconciliation of our pre-tax PV-10 to our standardized measure as of December 31, 2003, 2004 and 2005:

	December 31,

	2003	2004	2005

	(in thousands)
Standardized measure of discounted future net cash flows	$613,752	$771,280	$1,772,060
Present value of asset retirement obligation discounted at 10%	6,745	55,730	31,219
Present value of future income tax discounted at 10%	—	24,097	—

Pre-tax PV-10 value	$620,497	$851,107	$1,803,279

EBITDA and Adjusted EBITDA
      We define EBITDA as net income (loss) plus income tax expense, net interest expense, depreciation, depletion and amortization. We define Adjusted EBITDA as EBITDA before cumulative effect of accounting changes and accretion of asset retirement obligation and the effects of unrealized losses or gains on derivative contracts. Although not prescribed under GAAP, we believe the presentation of EBITDA and Adjusted EBITDA is relevant and useful because it helps our investors understand our operating performance and makes it easier to compare our results with those of other companies that have different accounting treatment for derivative contracts, financing, capital or tax structures.
      We present EBITDA on a consolidated basis. However, EBITDA does not reflect cash flows and we conduct all of our operations through our subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or by covenants contained in debt agreements and other agreements to which our subsidiaries may enter into in the future.

      We present Adjusted EBITDA as a further supplemental measure of our performance. You are encouraged to evaluate these adjustments to EBITDA and the reasons we consider it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur unrealized losses or gains on derivative contracts similar to the adjustment in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these gains or losses or by unusual or non-recurring items.
      EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, EBITDA and Adjusted EBITDA do not reflect:

•	our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	changes in, or cash requirements for, our working capital needs; and

•	the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts.
      Although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. In addition, EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.
      EBITDA and Adjusted EBITDA are presented as measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net earnings, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the “Consolidated Statements of Cash Flows” included in our consolidated financial statements included elsewhere in this prospectus.
      The following table presents a reconciliation of our consolidated net income to consolidated EBITDA and EBITDA to Adjusted EBITDA for the periods presented:

				Adjusted			Adjusted
				Pro Forma	Three Months Ended		Pro Forma
	Year Ended December 31,			Year Ended	March 31,		Three Months Ended
				December 31,			March 31,
	2003	2004	2005	2005(1)	2005	2006	2006(1)

	(in thousands)
Net income (loss)	$24,222	$11,509	$22,678	$18,185	$(24,957)	$57,355	$55,402
Income tax (benefit) expense	(12,390)	6,924	1,920	1,920	(2,168)	3,195	3,195
Net interest expense	17,447	18,578	17,327	21,820	5,592	4,435	6,388
Depreciation, depletion and amortization	39,409	60,394	91,100	91,100	20,303	24,134	24,134

EBITDA	$68,688	$97,405	$133,025	$133,025	$(1,230)	$89,119	$89,119

				Adjusted			Adjusted
				Pro Forma	Three Months Ended		Pro Forma
	Year Ended December 31,			Year Ended	March 31,		Three Months Ended
				December 31,			March 31,
	2003	2004	2005	2005(1)	2005	2006	2006(1)

	(in thousands)
Minority interest	1,741	812	—	—	—	—	—
Unrealized losses (gains) on derivative contracts	2,987	9,179	69,254	69,254	38,769	(37,252)	(37,252)
Cumulative effects of accounting change	(1,913)	—	—	—	—	—	—
Accretion of asset retirement obligation	339	593	3,019	3,019	952	681	681

Adjusted EBITDA	$71,842	$107,989	$205,298	$205,298	$38,491	$52,548	$52,548

(1)	Gives effect to the following transactions, as if each had occurred on January 1, 2005:

•	Distributions by us of approximately $280.2 million principal amount of our subsidiaries’ debt to AREP;

•	the merger of National Energy Group with and into NEG;

•	the IPO, the acquisition of NEG’s interest in us with the gross proceeds of the IPO and our use of those proceeds, together with the net proceeds of this offering to repay a portion of our borrowings under our revolving credit facility, repay debt owed to AREP, pay a distribution to AREP and pay the expenses of the IPO;

•	the exchange by AREP of a portion of its membership interest in us, or assets of ours, for shares of NEG common stock such that NEG will own 51% and AREP will own 49% of us, respectively; and

•	the issuance of the notes.

Summary Historical Operating and Reserve Information
      The following table sets forth certain information regarding our historic production volumes, average sales prices and certain expenses associated with the sales of oil and gas for the periods indicated. This information should be read in conjunction with the information contained in our financial statements and related notes included elsewhere in this prospectus. The information set forth below is not necessarily indicative of future results.

				Three Months Ended
	Years Ended December 31,			March 31,

	2003	2004	2005	2005	2006

Production data:
Oil (MBbls)	811	935	1,440	353	368
Natural gas (MMcf)	15,913	18,895	28,107	6,023	7,404
Natural gas liquids (MBbls)	166	549	350	91	101
Natural gas equivalents (MMcfe)	21,772	27,799	38,847	8,683	10,216

Average sales price:(1)
Oil average sales price (per Bbl)
Price excluding realized gains or losses on derivative contracts	$30.26	$39.55	$55.72	$50.59	$62.52
Price including realized gains or losses on derivative contracts	27.32	29.89	48.95	48.22	55.54
Natural gas average sales price (per Mcf)
Price excluding realized gains or losses on derivative contracts	5.07	5.73	7.85	5.92	7.34
Price including realized gains or losses on derivative contracts	4.70	5.39	6.38	5.54	6.05
Natural gas liquids sales price (per Bbl)	23.24	26.72	33.46	30.42	38.14

Expense per Mcfe:
Lease operating expenses	$0.49	$0.49	$0.70	$0.84	$0.83
Transportation and gathering	0.07	0.11	0.13	0.10	0.13
Production and ad valorem taxes	0.37	0.39	0.43	0.41	0.25
Depreciation, depletion and amortization	1.81	2.17	2.35	2.34	2.36
General and administrative expenses	0.36	0.49	0.40	0.39	0.50

(1)	Excludes the effect of unrealized gains or losses on derivative contracts.
     The following table summarizes our historical estimates of net proved oil and natural gas reserves as of the dates indicated, as derived from information provided by our independent petroleum consultants, Prator Bett, L.L.C., Netherland, Sewell & Associates, Inc. and DeGolyer and MacNaughton. All historical proved reserve estimates were prepared using constant prices and unescalated costs in accordance with SEC guidelines as of December 31 of each year presented. Proved reserve estimates do not include any value for probable or possible reserves which may exist, nor do they include any value for undeveloped acreage. The proved reserve estimates represent our net revenue interest in our properties.

	December 31,

	2003	2004	2005

Proved reserves (end of period):
Oil (MBbls)	8,166	12,598	11,904
Natural gas (MMcf)	206,260	273,039	429,050
Total proved reserves (MMcfe)	255,253	348,626	500,475
Percent proved developed reserves	65.4%	58.9%	50.0%
Pre-tax PV-10 (in thousands)	$620,498	$851,107	$1,803,279

Commodity Price Risk Management Activity
      Our commodity price risk management strategy is designed to protect a portion of our expected cash flow that we will use to fund our expected capital expenditures and service our debt. From time to time, we also may engage in transactions that are designed to lock-in what we believe are attractive commodity prices. The revolving credit facility currently permits us to use derivatives for up to 80% of the expected volumes associated with our proved developed producing reserves. For the month of December 2005, approximately 61% of our production was subject to derivative contracts. We typically use costless collars as these instruments allow us to establish a floor price while maintaining some exposure to price increases. We expect to continue to use additional derivative contracts on new volumes, or on volumes where current derivative contracts have expired, provided we can do so at what we believe are attractive price levels. We do not apply hedge accounting to these activities.
      The following is a summary of our commodity price collar agreements as of March 31, 2006:

	Natural Gas		Oil

	Quantity	Price	Quantity	Price
	(MMBtu/Month)	($ per MMBtu)	(Bbl/Month)	($ per Bbl)

Year ending December 31,

2006	570,000	$6.00-$7.25	31,000	$41.65-$45.25
	120,000	6.00- 7.28	16,000	41.75- 45.40
	500,000	4.50- 5.00	46,000	60.00- 68.50	(1)
2007	930,000	$8.00-$10.23	30,000	$57.00-$70.50
			30,000	57.50- 72.00
2008	750,000	$7.00-$10.35	46,000	$55.00-$69.00

(1)	We participate in price upside above $84.50 on the 46,000 Bbls.
     As of April 21, 2006, we had entered into the following commodity price collar agreements:

	Natural Gas		Oil

	Quantity	Price	Quantity	Price
	(MMBtu/Month)	($ per MMBtu)	(Bbl/Month)	($ per Bbl)

2007	330,000	$9.60-$12.10	1,000	$65.00-$87.40
	100,000	9.55- 12.60	7,000	65.00- 86.00
2008	70,000	$8.75-$11.90	9,000	$65.00-$81.25
	270,000	8.80- 11.45	—	—
2009	330,000	$7.90-$10.80	19,000	$65.00-$78.50
	580,000	7.90- 11.00	26,000	65.00- 77.00
Our Corporate Information
      We are a Delaware limited liability company and were formed in December 2004.
      Our principal executive offices are at 1400 One Energy Square, 4925 Greenville Avenue, Dallas, Texas 75206. Our telephone number is (214) 692-9211. NEG’s website address is www.neg-inc.com. We do not expect to have a separate website. The information contained on NEG’s website is not part of this prospectus.

RISK FACTORS
      An investment in the notes offered by this prospectus involves a significant degree of risk. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to purchase our notes. We believe the risks and uncertainties described below are the most significant we face. The occurrence of any of the following risks could harm our business.
Risks Related to our Structure

As a holding company, we will depend on the business of our subsidiaries to satisfy our obligations under the notes.
      We are a holding company and, upon the completion of this offering, the IPO and the related transactions, our assets will consist of investments in our subsidiaries. We will conduct substantially all our operations and own substantially all our assets through our subsidiaries. Consequently, our cash flow and our ability to meet our debt service obligations depend on the cash flow of our subsidiaries and the payment of funds to us by our subsidiaries in the form of loans, dividends or otherwise.
      The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment on the notes or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries enter into in the future. To the degree any such distributions and transfers are impaired or prohibited, our ability to make payments on the notes will be harmed.

We were formed in December 2004 and cannot provide meaningful predictions about future performance due to a lack of historical operating or financial information.
      We were formed in December 2004 to hold AREP’s oil and gas investments. We did not have any assets prior to AREP’s contributions of National Onshore, National Offshore and the interests in National Energy Group and NEG Holding to us in April 2005 and June 2005. Our management and technical team, many of whom have been with National Energy Group for more than five years, have managed the day-to-day operations of the oil and gas assets of each of our subsidiaries, NEGO, National Onshore and National Offshore since their acquisition by affiliates of Mr. Icahn beginning in 2000. However, we have not previously operated or reported as a consolidated entity and this may affect our future operations and results.

A default under our credit facility could cause us to lose our properties.
      In order to obtain our credit facility, we granted first priority liens to the lending banks on most of our oil and gas properties and the related equipment, inventory, accounts and proceeds. Our credit facility includes terms and covenants that place limitations on certain types of activities, including restrictions or requirements with respect to additional debt, liens, asset sales, hedging activities, investments, dividends, mergers and acquisitions, and also includes financial covenants.
      Under certain conditions, amounts outstanding under our credit facility may be accelerated. Bankruptcy and insolvency events with respect to us or certain of our subsidiaries will result in an automatic acceleration of the indebtedness under the credit facility. Subject to notice and cure periods in certain cases, other events of default under the credit facility will result in acceleration of the indebtedness at the option of the lending banks. Such other events of default include, among other things, non-payment, breach of warranty, non-performance of obligations under the credit facility (including financial covenants), default on other indebtedness, certain adverse judgments, change of control, and a failure of the liens securing the senior credit facility. Any of these events could potentially cause us to lose substantially all of our properties.
      For so long as the credit facility is in existence, we will also be required to comply with loan covenants that will limit our flexibility in conducting our business and which could cause us significant problems in the event of a downturn in the oil and gas market. If an event of default occurs and continues after the expiration of any cure period that is provided for in our credit facility, the entire principal amount due under it, all accrued interest and any other liabilities that we might have to the lending banks under the credit facility will all become immediately due and payable, all without notice of default of any kind.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.
      Any default under the agreements governing our indebtedness, including a default under our credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could render us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our indenture and our credit facility), we could be in default under the terms of the agreements governing such indebtedness, including our credit facility and our indenture. In the event of such default, the holders of our indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our credit facility to avoid being in default. If we breach our covenants under our credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors.
      The notes are general senior unsecured obligations that rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to all our and our subsidiary guarantors’ secured indebtedness to the extent of the value of the assets securing that indebtedness. As of March 31, 2006, after giving effect to this offering and the application of net proceeds from this offering and of the IPO contributed to us, we would have approximately $175.0 million outstanding under our secured credit facility and additional availability of approximately $160.0 million. All of those borrowings will be secured by substantially all of our assets and would rank effectively senior to the notes and the guarantees. In addition, the indenture governing the notes, subject to some limitations, will permit us to incur additional secured indebtedness and your notes will be effectively junior to any additional secured indebtedness we may incur.
      In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured indebtedness will be available to pay obligations on the notes only after all secured indebtedness, together with accrued interest, has been repaid in full from our assets. Likewise, because our credit facility is a secured obligation, our failure to comply with the terms of the credit facility would entitle those lenders to declare all the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on substantially all of our assets that serve as collateral. In this event, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the notes. Holders of the notes will participate in our remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors. There may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

The notes are effectively subordinated to the indebtedness of our subsidiaries that do not guarantee the notes.
      The notes will be effectively subordinated to indebtedness of any of our subsidiaries that are not guarantors of the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. All of our subsidiaries will be guarantors on the date the notes are issued. However, the indenture allows us to form new subsidiaries after the issuance of the notes and those subsidiaries will be permitted to incur debt and may not be required to become guarantors.
Risks Related to this Offering

Any additional guarantees provided after the notes are issued could be avoided as preferential transfers.
      The indenture for the notes will provide that certain future restricted subsidiaries will guarantee the notes. If at the time any future subsidiary provides any guarantee, we are, or such guarantor is, insolvent or anticipates insolvency, the guarantee could be avoided as a preferential transfer.

We are permitted to create unrestricted subsidiaries, which generally will not be subject to any of the covenants in the indenture for the notes, and will not guarantee the notes. We may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.
      We may form additional subsidiaries which may be unrestricted under the indenture for the notes. Unrestricted subsidiaries generally will not be subject to the covenants under the indenture for the notes, will not guarantee the notes and their assets will not be available as security for the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes.

Proceeds from this offering will be used to repay debt, including debt owed to AREP, and pay a distribution to AREP. None of these proceeds will be used to further invest in our business.
      We will use the proceeds of the IPO received by us from the purchase by NEG of a not less than 51% managing membership interest in us, after the payment of the estimated fees and expenses of the IPO, together with the net proceeds of this offering, to repay a portion of our borrowings under our revolving credit facility, repay debt owed to AREP and pay a distribution to AREP. We do not anticipate that any of these proceeds will be used to further invest in our business.

Because a portion of the net proceeds from the notes offered hereby will be distributed to AREP, one of our equityholders, a court could deem the obligations evidenced by the notes to be a fraudulent conveyance.
      A portion of the net proceeds from the notes will be distributed to AREP, one of our equityholders. The incurrence of the indebtedness evidenced by the notes in this offering and the making of the distribution are subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of our creditors. Under these statutes, if a court were to find that at the time the notes were issued:

•	we issued the notes with the intent to hinder, delay or defraud any present or future creditor; or

•	we did not receive fair consideration or reasonably equivalent value for issuing the notes and, at the time we issued the notes, we:

•	were insolvent or became insolvent as a result of issuing the notes;

•	were engaged or about to engage in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay those debts as they matured or became due
(as all of the foregoing terms are defined or interpreted under the relevant fraudulent transfer or conveyance statutes), the court could void or subordinate the obligations evidenced by the notes in favor of our other obligations.
      The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the applicable jurisdiction. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the then fair value of its assets or if the fair saleable value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they mature. We believe that, after giving effect to this offering and the distribution to AREP of a portion of the net proceeds from this offering and the IPO, we will not be insolvent or rendered insolvent as a result of issuing the notes; that we will be in possession of sufficient capital to run our business effectively; and we will have incurred debts within our ability to pay as the same mature or become due. There can be no assurance, however, as to what standard a court would apply to evaluate our intent or to determine whether we are insolvent at the time of, or rendered insolvent upon, the consummation of this offering and the making of the distribution or that, regardless of the standard, a court would not determine that we were insolvent at the time of, or rendered insolvent upon, the consummation of this offering and the making of the distribution.

We have a substantial amount of indebtedness which may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our debt.
      As of March 31, 2006, we had total debt, including intercompany advances, of approximately $302.0 million. We will have approximately $377.0 million of indebtedness upon completion of this offering.
      Our level of debt could have important consequences, including the following:

•	it may be more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt agreements, including financial and other restrictive covenants, could result in an event of default under the agreements governing our other indebtedness;

•	we may have difficulty borrowing money in the future for acquisitions, capital expenditures or to meet our operating expenses or other general corporate obligations;

•	the amount of our interest expense may increase because certain of our borrowings are at variable rates of interest;

•	we will need to use a substantial portion of our cash flows to pay principal and interest on our debt, which will reduce the amount of money we have for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other business activities;

•	we may have a higher level of debt than some of our competitors, which may put us at a competitive disadvantage;

•	we may be more vulnerable to economic downturns and adverse developments in our industry or the economy in general, especially declines in oil and natural gas prices; and

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.
      Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will be unable to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt and meet our other obligations. If we do not have enough money to service our debt, we may be required, but unable, to refinance all or part of our existing debt. We may not be able to sell assets, borrow more money or raise equity on terms that are acceptable to us, if at all. Further, failing to comply with the financial and other restrictive covenants in our revolving credit facility and the indenture governing the notes could result in an event of default, which could adversely affect our business, financial condition and results of operations.

We may incur substantially more debt, which may intensify the risks described above, including our ability to service our indebtedness.
      Together with our subsidiaries, we may incur substantially more debt in the future in connection with our acquisition, development, exploitation and exploration of oil and natural gas producing properties. Although our debt agreements contain restrictions on our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions. Under certain circumstances, additional indebtedness incurred in compliance with these restrictions could be substantial. To the extent new indebtedness is added to current indebtedness levels, the risks described above could substantially increase.

Following this offering, AREP will not have any obligation to provide any financing to us and we will not have access to its borrowing capacity, cash flow or assets. We may not be able to raise additional funds when needed for our business or to exploit opportunities.
      To date, AREP has been a primary source of financing for us. Following completion of the IPO and this offering, AREP will have no obligation to provide any financing to us and we will not have access to the borrowing capacity, cash flow or assets of AREP. Our future liquidity and capital requirements will depend upon numerous factors, some of which are outside our control, including the future development of the markets in which we participate. We may need to raise additional funds to support expansion, develop new or enhanced services, respond to competitive pressures, acquire complementary businesses or take advantage of unanticipated opportunities. If our capital resources are not sufficient to satisfy our liquidity needs, we may seek to sell additional debt securities or obtain other debt financing. The sale of additional debt would result in increased expenses. We have not made arrangements to obtain additional financing and may not be able to obtain additional financing, if required, in amounts or on terms acceptable to us, or at all.

Our failure to comply with the covenants contained under any of our debt instruments, including our failure as a result of events beyond our control, could result in an event of default which would materially and adversely affect our financial condition.
      If there were an event of default under any of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. In addition, any event of default or declaration of acceleration under one debt instrument could result in an event of default under one or more of our other debt instruments, including the notes. It is possible that, if the defaulted debt is accelerated, our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments and we cannot assure you that we would be able to refinance or restructure the payments on those debt securities.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.
      Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund operations will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.
      In addition, future borrowings may not be available to us in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all.

We may not have sufficient funds necessary to finance the change of control offer required by the indenture.
      Upon the occurrence of a change of control, as defined, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. Mr. Icahn, through affiliates, currently owns approximately 86.5% of AREP’s outstanding preferred units and approximately 90.0% of AREP’s depositary units. Upon the completion of the IPO, AREP will own approximately           % of NEG and will control approximately           % of the combined voting power of NEG’s outstanding common stock and class B common stock. NEG is our managing member and AREP owns the remaining membership interest in us. If AREP were to sell or otherwise transfer some or all of its interests in us or NEG to unrelated parties, or if Mr. Icahn and certain related persons did not control AREP, a change of control could be deemed to have occurred under the terms of the indenture governing the notes, which would require us to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantor.
      Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.
      In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.
      The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
      On the basis of historical financial information, recent operating history and other factors, we believe that each of our subsidiaries, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

There may be no active trading market for the notes.
      The notes will constitute a new issue of securities for which there is no established trading market. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended.

The market for the notes may be volatile.
      Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of the notes.
Our managing member and its control person could exercise their influence over us to your detriment.
      Mr. Icahn, through affiliates, currently owns approximately 86.5% of AREP’s outstanding preferred units and approximately 90.0% of AREP’s depositary units. Following the IPO, AREP will own approximately           % of NEG’s outstanding common stock and, through its ownership of NEG’s class B common stock, will control approximately           % of the combined voting power of NEG’s outstanding common stock. As a result, Mr. Icahn has and will have the ability to influence many aspects of our operations and affairs.
      The interests of Mr. Icahn, including his interests in entities in which he has invested or may invest in the future, may differ from your interests as a noteholder and, as such, he may take actions that may not be in your interest. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, Mr. Icahn’s interests as an indirect equity holder might conflict with your interests as a noteholder.
Risks Related to our Business and the Oil and Natural Gas Industry

Oil and natural gas prices are volatile. A decrease in oil and natural gas prices could have a material adverse effect on our business, financial condition, cash flows or results of operations.
      A substantial decline in the prices we receive for our oil and natural gas production would have a material adverse effect on us, as our future financial condition, revenues, results of operations, cash flows, rate of growth and the carrying value of our oil and natural gas properties depend primarily upon those prices. For example, changes in the prices we receive for our oil and natural gas could affect our ability to finance capital expenditures, make acquisitions, borrow money and satisfy our financial obligations. In addition, declines in prices could reduce the amount of oil and natural gas that we can produce economically and, as a result, could have a material adverse effect on our reserves. Oil and natural gas are commodities and their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, prices have been volatile and are likely to continue to be volatile in the future, especially given current world geopolitical conditions. The prices of oil and natural gas are affected by a variety of other factors that are beyond our control, including:

•	changes in global supply and demand for oil and natural gas;

•	commodity processing, gathering and transportation availability;

•	actions of the Organization of Petroleum Exporting Countries;

•	domestic and foreign governmental regulations and taxes;

•	domestic and foreign political conditions, including embargoes, wars or terrorism and activities affecting oil-production;

•	the level of global oil and natural gas exploration activity and inventories;

•	the relative availability of domestic and imported oil and gas;

•	the price, availability and consumer acceptance of alternative fuel sources;

•	the availability of refining capacity;

•	technological advances affecting energy consumption;

•	weather conditions;

•	financial and commercial market uncertainty;

•	worldwide economic conditions; and

•	disruptions as a result of natural calamities.
      These factors and the volatility of the energy markets generally make it extremely difficult to predict future oil and natural gas price movements. Our production is weighted toward natural gas, making earnings and cash flow more sensitive to natural gas price fluctuations.

Estimating our reserves, production and future net cash flow is difficult to do with any certainty. Actual results may vary significantly from our estimates.
      The reserve data included in this prospectus represent estimates only. Estimating quantities of proved oil and natural gas reserves is a complex process that requires interpretations of available technical data and various estimates, including estimates based upon assumptions relating to economic factors, including future commodity prices, production costs, production taxes, ad valorem taxes and availability of capital, estimates of required capital expenditures and workover and remedial costs, and the assumed effect of governmental regulation. In addition, there are numerous uncertainties about when reserves may be classified as proved as opposed to possible or probable. Furthermore, actual results will vary from our estimates and such variances may be significant.
      At December 31, 2005, 50% of our estimated proved reserves were proved undeveloped and 8% were proved developed non-producing. Estimates of proved undeveloped reserves and proved developed non-producing reserves are almost always based on analogy to existing wells instead of the performance data used to estimate producing reserves. Recovery of proved undeveloped reserves requires significant capital expenditures and successful drilling operations. Revenues from estimated proved developed non-producing reserves will not be realized until some time in the future, if at all. The reserve data assumes that we will be required to make significant capital expenditures to develop our reserves. Although we have prepared estimates of our reserves and the costs associated with these reserves in accordance with industry standards, these estimates may not be accurate, development may not occur as scheduled and actual results may not be as estimated.
      You should not assume that the present values referred to in this prospectus represent the current market value of our estimated oil and natural gas reserves. The timing of the production and the expenses related to the development of oil and natural gas properties will affect both the timing of actual future net cash flows from our proved reserves and their present value. In addition, our pre-tax PV-10 estimates are based on prices and costs as of the date of the estimates. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Further, the effect of derivative instruments are not reflected in these assumed prices. Also, the use of a 10% discount factor to calculate pre-tax PV-10 value may not necessarily represent the most appropriate discount factor given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject. Any significant variations from the interpretations or assumptions used in our estimates, such as increased or decreased production levels or changes of conditions and information resulting from new or reinterpreted seismic data or otherwise, could cause the estimated quantities and net present value of our reserves to change materially.

If prospects that we decide to drill do not yield oil or natural gas in commercially viable quantities, our drilling success rate may decline and materially harm our business.
      We describe some of our current prospects and our plans to explore those prospects in this prospectus. A prospect is a property on which we have identified what our geoscientists believe, based on available seismic and geological information, to be indications of oil or natural gas. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require substantial additional seismic data processing and interpretation. However, the use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling and testing whether oil or natural gas will be present or, if present, whether natural gas or oil will be present in sufficient quantities to recover drilling or completion costs or to be economically viable. From January 1, 2003 through December 31, 2005, we participated in drilling a total of 279 gross wells, of which 25 have been identified as dry holes. If we drill additional wells that we identify as dry holes in our current and future prospects, our drilling success rate may decline and materially harm our business.

Our business involves significant operating risks, which could result in significant costs that could have a material adverse effect on our financial condition and operation.
      Our operations are subject to all the risks normally incident to the operation and development of oil and natural gas properties and the drilling of oil and natural gas wells, including:

•	well blowouts;

•	craterings and explosions;

•	pipe failures and ruptures;

•	pipeline accidents and failures;

•	casing collapses;

•	unexpected formations or pressures;

•	fires;

•	mechanical and operational problems that affect production;

•	formations with abnormal pressures;

•	uncontrollable flows of oil, natural gas, brine or well fluids; and

•	releases of contaminants into the environment, including groundwater contamination.
      In addition to lost production and increased costs, these hazards could cause serious injuries, fatalities, contamination or property damage for which we could be held responsible. The potential consequences of these hazards are particularly severe for us because a significant portion of our operations are conducted offshore and in other environmentally sensitive areas. While we maintain insurance against many of these risks, we do not maintain insurance in amounts that cover all of the losses to which we may be subject, and the insurance we have may not continue to be available on acceptable terms. The occurrence of an uninsured or underinsured loss could result in significant costs that could have a material adverse effect on our financial condition and operations.

The marketability of our production is dependent upon gathering systems, transportation facilities and processing facilities that we do not control. Any significant change in our relationship with the operators of these facilities or in market factors affecting them could adversely impact our operations.
      Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The marketability of our oil and natural gas production depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems, transportation barges and processing facilities owned by third parties. We do not control these facilities and they may not be available to us in the future. Alternative delivery methods could be either prohibitively expensive or available only after a period of delay, if at all.
      Any significant change in our relationship with third party operators or market factors affecting the operator of any third-party transportation and processing facilities we use could adversely impact our ability to deliver to market the oil and natural gas we produce and thereby cause a significant interruption in our operations. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells for a lack of a market or because of inadequacy or unavailability of natural gas pipeline, gathering system capacity or processing facilities. These are risks for which we generally do not maintain insurance. Accordingly, our financial condition and results of operations would be adversely affected if one or more transportation, gathering or processing facility became unavailable or otherwise unable to provide services.

Our commodity price risk management activities may limit future revenues from price increases and result in financial losses or reduce our income.
      To reduce our exposure to fluctuations in the prices of oil and natural gas, we enter into derivative contracts with respect to a substantial portion of our oil and natural gas production. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures About Market Risk” for a summary of our commodity price risk management activity. Our revolving credit facility currently permits us to use derivatives for up to 80% of the expected volumes associated with our proved developed producing reserves. Derivative contracts expose us to risk of financial loss in some circumstances, including when:

•	production is less than expected;

•	a counterparty to a derivative contract fails to perform under the contract;

•	there is a change in the expected differential between the underlying price in the derivative contract and actual prices received; or

•	there is a sudden, unexpected event that materially impacts oil or natural gas prices.
      For the three month period ended March 31, 2006, we recorded total net realized losses of $12.1 million on derivative instruments. Our total net realized losses on derivative instruments were $51.3 million for the year ended December 31, 2005. In addition, volatile oil and natural gas prices caused us to incur unrealized commodity derivative gains of $37.3 million for the three month period ended March 31, 2006 and losses of $69.3 million for the year ended December 31, 2005. These unrealized gains and losses resulted because we do not elect hedge accounting treatment for our derivative positions. Changes in the fair market value of the derivative contracts were therefore required to be recognized in our statement of operations as oil and natural gas revenues.
      We may incur realized and unrealized gains or losses of this type in the future. Derivative contracts may also limit the benefit we would otherwise receive from increases in the prices for oil and natural gas. Oil and gas revenues may continue to experience significant volatility in the future due to changes in the fair value of our derivative contracts. The prices we receive for our oil and gas production affect our:

•	cash flow available for capital expenditures;

•	ability to borrow and raise additional capital;

•	quantity of oil and natural gas we can produce;

•	quantity of oil and gas reserves; and

•	operating results for oil and gas activities.
      We generally enter into derivative contracts for a substantial portion of our expected future oil and natural gas production to reduce our exposure to commodity price decreases. Changes in the fair value of our derivative contracts have a direct effect on our revenue.
      Typically, we have used swaps, costless collars and options to put products to a purchaser at a specified price, or floor. In these transactions, we will usually have the option to receive from the counterparty to the derivative contracts a specified price or the excess of a specified price over a floating marketing price. If the floating price exceeds the fixed price, the party to the derivative contract is required to pay the counterparty all or a portion of these differences multiplied by the quantity subject to the derivative contract.

      As of March 31, 2006, we were not a party to any derivative contracts that require an initial deposit of cash collateral. However, our working capital could be impacted in the future if we enter into derivative arrangements that require cash collateral and commodity prices subsequently change in a manner adverse to us. Further, the obligation to post cash or other collateral could, if imposed, adversely affect our liquidity.

Our use of 2-D and 3-D seismic data is subject to interpretation and may not accurately identify the presence of oil and natural gas, which could adversely affect the results of our drilling operations.
      To identify the presence of oil and natural gas, we sometimes employ the use of 2-D and 3-D seismic data. Even when properly used and interpreted, 2-D and 3-D seismic data and visualization techniques are only tools used to assist geoscientists in identifying subsurface structures and hydrocarbon indicators and do not enable the interpreter to know whether hydrocarbons are, in fact, present in those structures. In addition, the use of 3-D seismic and other advanced technologies requires greater predrilling expenditures than traditional drilling strategies, and we could incur losses as a result of such expenditures. As a result, our drilling activities may not be successful or economical and our overall drilling success rate or our drilling success rate for activities in a particular area could decline.
      We often gather 3-D seismic data over large areas. Our interpretation of seismic data delineates for us those portions of an area that we believe are desirable for drilling. Therefore, we may choose not to acquire option or lease rights prior to acquiring seismic data and, in many cases, we may identify hydrocarbon indicators before seeking option or lease rights in the location. If we are not able to lease those locations on acceptable terms, it would result in our having made substantial expenditures to acquire and analyze 3-D seismic data without having an opportunity to attempt to benefit from those expenditures.

Shortages of oil field equipment, services and qualified personnel could reduce our cash flow and adversely affect results of operations.
      The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, consultants and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. Historically, there have been shortages of drilling rigs and other oil field equipment as demand for rigs and equipment has increased along with the number of wells being drilled. These factors also cause significant increases in costs for equipment, services and personnel. Higher oil and natural gas prices generally stimulate demand and result in increased prices for drilling rigs, crews and associated supplies, equipment and service. It is beyond our control and ability to predict whether these conditions will exist in the future and, if so, what their timing and duration will be. These types of shortages or price increases could significantly decrease our profit margin, cash flow and operating results, or restrict our ability to drill the wells and conduct the operations which we currently have planned and budgeted.

We may experience difficulty finding and acquiring additional reserves and may be unable to compensate for the depletion of proved reserves which could reduce our future cash flow and income.
      The future success and growth of our operations depend upon our ability to find or acquire additional economically recoverable oil and gas reserves. Except to the extent that we conduct successful exploration or development activities or acquire properties containing proved reserves, our proved reserves will generally decline as they are produced. The decline rate varies depending upon reservoir characteristics and other factors. Future oil and gas reserves and production, and, therefore, cash flow and income, will be highly dependent upon our level of success in exploiting current reserves and acquiring or finding additional reserves. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is not sufficient and external sources of capital become limited or unavailable, the ability to make necessary capital investments to maintain or expand our asset base of oil and gas reserves could be impaired. Development projects and acquisition activities may not result in additional reserves. We may not have success drilling productive wells at economic returns sufficient to replace our current and future production and reserves we acquire may contain undetected problems or issues that did not initially appear to be significant to us.

We may not be able to compete successfully in the future with respect to acquiring prospective reserves, developing reserves, marketing our production, attracting and retaining quality personnel, implementing new technologies and raising additional capital.
      We operate in a competitive environment for acquiring properties, marketing oil and natural gas, integrating new technologies and employing skilled personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours. Those companies may be willing and able to pay more for producing oil and natural gas properties and prospects than our financial resources permit, and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects. Our competitors may also enjoy technological advantages over us and may be able to implement new technologies more rapidly than we can. Additionally, there is substantial competition for capital available for investment in the oil and natural gas industry.

Oil and natural gas exploration, exploitation and development activities may not be successful and we may be unable to recover the costs of these activities.
      Exploration, exploitation and development activities are subject to many risks. For example, we cannot assure you that new wells drilled by us will be productive or that we will recover all or any portion of our investment in such wells. Drilling for oil and natural gas often involves unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient oil or natural gas to return a profit at then-realized prices after deducting drilling, operating and other costs. The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that oil or natural gas is present or that it can be produced economically. The cost of exploration, exploitation and development activities is subject to numerous uncertainties beyond our control, and cost factors can adversely affect the economics of a project. Further, our development activities may be curtailed, delayed or canceled as a result of numerous factors, including:

•	title problems;

•	problems in delivery of our oil and natural gas to market;

•	pressure or irregularities in geological formations;

•	equipment failures or accidents;

•	shortages of, or delays in obtaining, equipment or qualified personnel;

•	adverse weather conditions;

•	reductions in oil and natural gas prices;

•	compliance with environmental and other governmental requirements; and

•	costs of, or shortages or delays in the availability of, drilling rigs, equipment and services.

Our acquisition activities may not be successful and we may be unable to recover the purchase price of a property from the sale of production from that property.
      We intend to acquire additional oil and natural gas properties, or businesses that own or operate such properties, when attractive opportunities arise. We may not be able to identify suitable acquisition opportunities. If we do identify an appropriate acquisition candidate, we may be unable to negotiate mutually acceptable terms with the seller or finance the acquisition. As a result of recent increases in oil and natural gas prices, acquisition prices also have increased, potentially making it more difficult for us to identify and complete acquisitions suitable for us. If we are unable to complete suitable acquisitions, it will be more difficult to replace our reserves. In addition, successfully completed acquisitions involve a number of risks, including:

•	unexpected losses of key employees, customers and suppliers of an acquired business;

•	difficulties in conforming the financial, technical and management standards, processes, procedures and controls of the acquired business with those of our existing operations; and

•	diversion of management and other resources.
      Moreover, the success of any acquisition will depend on a variety of factors, including our ability to accurately assess the reserves associated with the property, future oil and natural gas prices and operating costs, potential environmental and other liabilities and other factors. These assessments are necessarily inexact. As a result, we may not recover the purchase price of a property from the sale of production from the property or recognize an acceptable return from such sales. The risks normally associated with acquisitions are heightened in the current environment, as market prices of oil and natural gas properties are generally high compared to historical norms and could continue to rise. We may not be able to acquire oil and gas properties at commercially reasonable prices, or at all. In addition, we may face greater risks if we acquire properties in areas where we may be less familiar with operating, regulatory and other issues specific to those areas.

We cannot control activities on properties we do not operate. If we are not able to fund required capital expenditures with respect to non-operated properties, it may result in a reduction or forfeiture of our interests in those properties.
      Other companies operated approximately 41% of the pre-tax PV-10 value of our proved reserves as of December 31, 2005, including 97% of the pre-tax PV-10 value of proved reserves attributable to our Longfellow Ranch property. We have limited ability to exercise influence over operations for these properties or their associated costs. Our dependence on the operator and other working interest owners for these projects and our limited ability to influence operations and associated costs could prevent the realization of our targeted returns on capital with respect to exploration, exploitation, development or acquisition activities. The success and timing of exploration, exploitation and development activities on properties operated by others depend upon a number of factors that may be outside our control, including:

•	the timing and amount of capital expenditures;

•	the operator’s expertise and financial resources;

•	approval of other participants in drilling wells; and

•	selection of technology.
      Where we are not the majority owner or operator of a particular oil and natural gas project, we may have no control over the timing or amount of capital expenditures associated with the project. If we are not willing and able to fund required capital expenditures relating to a project when required by the majority owner or operator, our interests in the project may be reduced or forfeited.

Our insurance coverage may not be sufficient. Insufficient insurance coverage and increased insurance costs could adversely impact our results of operations, financial condition or cash flows.
      We have insurance we believe is customary in our industry, including property damage insurance and commercial general liability insurance, each in amounts that we consider appropriate. However, we do not have insurance on 100% of our properties and our insurance policies are subject to certain limits and deductibles as well as policy exclusions. As a result of the losses resulting from the 2005 hurricane season, insurance rates, particularly for properties in the Gulf of Mexico, have increased. We cannot assure you that insurance coverage will be available in the future at current costs or on commercially reasonable terms or that the insurance proceeds received for any loss of or any damage to any of our oil and gas properties will be sufficient to restore the loss or damage without negative impact on our results of operations, financial condition or cash flows.

We are subject to complex laws and regulations, including environmental laws and regulations, that can adversely affect the cost, manner and feasibility of doing business.
      Our operations and facilities are subject to extensive federal, state and local laws and regulations relating to exploration for, and the exploitation, development, production and transportation of, oil and natural gas, including environmental and safety matters. In addition, certain laws impose strict liability for the costs of remediating contamination at properties that we own or operate or where wastes generated by our operations have been disposed, regardless of whether such disposal was lawful at the time that it occurred. Laws and regulations applicable to us include those relating to:

•	land use restrictions where many of our operations are located;

•	drilling bonds and other financial responsibility requirements;

•	spacing of wells;

•	emissions into the air;

•	unitization and pooling of properties;

•	habitat and endangered species protection, reclamation and remediation;

•	the containment and disposal of hazardous substances, oil field waste and other waste materials;

•	the use of underground storage tanks;

•	the use of underground injection wells, which affects the disposal of water and other produced liquids from our wells;

•	safety precautions;

•	the prevention of oil spills;

•	releases of contaminants into the environment;

•	wetlands protection;

•	the closure of exploration and production facilities; and

•	operational reporting requirements.
      Under these laws and regulations, we could be liable for:

•	governmental sanctions, such as fines, penalties, and injunctive relief;

•	property and natural resource damages;

•	releases or discharges of hazardous materials;

•	well reclamation costs;

•	oil spill clean-up costs;

•	other remediation and clean-up costs;

•	plugging and abandonment costs, which may be particularly high in the case of offshore facilities;

•	personal injuries; and

•	other environmental damages.
      Although we believe that we are in substantial compliance with all applicable environmental laws and regulations and that our liabilities are not material, we cannot be certain that existing environmental laws or regulations applicable to our operations, as currently interpreted or reinterpreted in the future, or future laws or regulations, will not harm our business, results of operations and financial condition.

We may be required to write down the carrying value of our properties, which would significantly reduce our income or produce a loss.
      Under full cost accounting rules, we may be required to write down the carrying value of our properties when oil and natural gas prices decrease or when we have substantial downward adjustments of our estimated proved reserves, increases in our estimates of development costs or deterioration in our exploration results. We use the full cost method of accounting for oil and natural gas exploitation, development and exploration activities. Under full cost accounting rules, we perform a “ceiling test.” This test is an impairment test and generally establishes a maximum, or “ceiling,” of the book value of our oil and natural gas properties that is equal to the expected after-tax present value of the future net cash flows from proved reserves, including the effect of cash flow hedges, if any, calculated using prevailing prices on the last day of the relevant period. If the net book value of our properties, reduced by any related net deferred income tax liability, exceeds the ceiling, we write down the book value of the properties by the amount of the excess. Depending on the magnitude of any future impairments, a ceiling test write down could significantly reduce our income or produce a loss. Ceiling test computations use commodity prices prevailing on the last day of the relevant period, making it impossible to predict the timing and magnitude of any future write downs. To the extent our finding and development costs increase, we will become more susceptible to ceiling test write downs in low price environments.

The loss of the president and chief executive officer or other key personnel of our managing member could adversely affect our business.
      We believe our continued success depends in part on the collective abilities and efforts of Bob G. Alexander, the president and chief executive officer of NEG, our managing member, and other key personnel, including the executive officers listed in “Management — Directors and Executive Officers.” We do not maintain key man life insurance policies. The loss of the services of Mr. Alexander or other key management personnel could have a material adverse effect on our results of operations. Additionally, if we are unable to find, hire and retain needed key personnel in the future, our results of operations could be materially and adversely affected.

Changes in the financial condition of any of our large oil and natural gas purchasers could make it difficult to collect amounts due from those purchasers.
      Some of our oil and natural gas production attributable to non-operated properties is sold to other third party purchasers by the operator of such properties, which then remits our proportionate share of the proceeds to us. Riata Energy, Inc. is the largest single seller of oil and natural gas from our non-operated properties pursuant to such arrangement. For the year ended December 31, 2005, approximately 69% of our oil and natural gas revenues were generated from the following purchasers in the following percentages: Riata, 17%; Duke Energy Field Services, 14%; Plains Marketing, L.P., 13%; Seminole Energy Services, 9%; Louis Dreyfus, 9% and Crosstex Energy Services, Inc., 7%. A material adverse change in the financial condition of any of our largest purchasers could adversely impact our ability to collect current accounts receivable from such purchasers. Accounts receivable allowance for bad debt totaled approximately $0.2 million at March 31, 2006.

Threatened or actual terrorist activity could adversely affect our business.
      The continued threat of terrorism and the impact of military or other government action in response to that threat have led to and will likely lead to increased volatility in prices for oil and natural gas and could affect the markets for the oil and natural gas we produce. Further, the U.S. government has issued public warnings that indicate that energy assets might be specific targets of terrorist organizations. Oil and natural gas production facilities, transportation systems and storage facilities could be direct targets of terrorist activities, and our operations would be adversely affected if infrastructure integral to our operations was destroyed or damaged. In addition, an attack on one or more of our gas production facilities, transportations systems, and storage facilities could cause a release of oil into the environment that would necessitate cleanup. Although we have not historically sought or maintained terrorism insurance, we may not be able to obtain insurance coverage at prices that we consider reasonable or at all. These developments could subject our operations to increased risk and could have a material adverse affect on our business and financial condition and results. In addition, new laws or regulations could be passed requiring us to take steps to reduce the risk of terrorist attacks. The costs of implementing measures to reduce the risk of terrorist attack could adversely affect our business.

FORWARD LOOKING STATEMENTS
      This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. The forward looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements include, but are not limited to, statements about:

•	our future financial position, including cash flow and anticipated liquidity;

•	amounts and nature of future capital expenditures;

•	acquisitions and other business opportunities;

•	operating costs and other expenses;

•	wells to be drilled or reworked;

•	oil and natural gas prices and demand;

•	exploitation, development and exploration prospects;

•	estimates of proved oil and natural gas reserves;

•	reserve potential;

•	development and infill drilling potential;

•	expansion and other development trends in the oil and natural gas industry;

•	business strategy;

•	production of oil and natural gas;

•	planned asset sales or dispositions; and

•	expansion and growth of our business and operations.
      In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances, time frames or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus.
      Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended.
      Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
      The net proceeds from the sale of the notes will be approximately $           million. In addition, NEG will contribute to us, in consideration for its managing membership interest, the gross proceeds of the IPO, $           million, assuming an offering price of $          per share (and assuming no exercise of the underwriters’ over-allotment option). A $1.00 increase (decrease) in the assumed IPO price of $          per share would increase (decrease) the gross proceeds of the IPO and the amount contributed to us by $           million.
      Set forth below is a table indicating the expected uses of the net proceeds of this offering and the gross proceeds from the IPO:

	(in millions)

Repay a portion of borrowings under the revolving credit facility		$125.0
Repay debt owed to AREP by our subsidiaries, National Energy Group, National Onshore and National Offshore		280.2
Pay a distribution to AREP
Pay the fees and expenses of the IPO

Total	$

      Of the $280.2 million of indebtedness to be repaid to AREP, $148.6 million is with respect to the 10 3/4% notes due October 31, 2007 issued by National Energy Group. National Energy Group may retire the 10 3/4% notes by exchanging them for the right that National Energy Group has under the operating agreement for NEG Holding to receive some or all of the priority distributions from NEG Holding. If National Energy Group exercises this right, then proceeds allocated to the repayment of the 10 3/4 % notes will be used to redeem the right to receive priority distributions from NEG Holding. The balance, approximately $131.6 million, were term loans to TransTexas and Panaco, predecessors of National Onshore and National Offshore, that mature in August 2008 and September 2011, respectively, and debt related to derivative contracts. The TransTexas note bears interest at the rate of 10% per annum. The Panaco note bears interest at a floating rate equal to the LIBOR daily floating rate plus 4%.
      The amounts repaid under the revolving credit facility will be available to be reborrowed, subject to compliance with the terms of the revolving credit facility. At March 31, 2006, there were outstanding borrowings under the facility of $300.0 million, bearing interest at a rate of 6.44% per annum. Currently, we may borrow up to $335.0 million under the facility. The amount available to be borrowed is adjusted semi-annually, based upon, among other things, our and our subsidiaries’ oil and gas properties and the reserves and production related to these properties. The revolving credit facility has a term of five years and all amounts will be due and payable on December 20, 2010. Borrowings under the facility were used to refinance borrowings by NEGO under a revolving credit facility, to repay loans of $85.0 million by AREP to National Onshore incurred to acquire the Minden Field properties and to pay a distribution in the amount of $78.0 million to AREP.
      The distribution to AREP Debt Holdco and the repayment of the debt of our subsidiaries with the proceeds of the IPO and this offering will allow AREP to realize a part of its investment in its oil and gas interests. We do not believe our distribution to AREP will materially adversely affect our financial condition.

      Certain affiliates of the underwriters to this offering and of the IPO are lenders under our revolving credit facility. Citicorp USA, Inc., an affiliate of Citigroup Global Markets Inc., is the administrative agent and a lender under our revolving credit facility. In addition, Citicorp USA, Inc. is the administrative agent under the NEG Operating revolving credit facility. Bear Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., is the syndication agent under our revolving credit facility. We intend to repay $125.0 million of the amount outstanding under our revolving credit facility with a portion of the net proceeds we receive from this offering and from the contribution to us by NEG of the gross proceeds from the IPO, of which approximately $               million will reduce the indebtedness outstanding to such affiliates in the aggregate. See “Underwriting.”

CAPITALIZATION
      The following table sets forth our capitalization as of March 31, 2006:

(1) on an actual basis; and

(2) on a pro forma basis adjusted to give effect to: (i) the merger of National Energy Group with and into NEG; (ii) the sale of shares of NEG common stock at an assumed initial offering price of $ per share resulting in the receipt of $ million in gross proceeds from the IPO; (iii) the contribution by NEG to us of the gross proceeds of the IPO in consideration of a not less than 51% managing membership interest in us; (iv) the offering of the notes resulting in the receipt of an estimated $ million in net proceeds; and (v) the application by us of the net proceeds of this offering and of the gross proceeds of the IPO contributed to us by NEG.
      This table should be read in conjunction with our consolidated financial statements and the related notes, “Unaudited Pro Forma Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.

	As of March 31, 2006

		Adjusted
	Actual	Pro Forma

	(in thousands)
Cash and cash equivalents	$64,678	$64,678

Debt, including capital leases and current maturities:
Credit facility(1)	300,000	175,000
Current portion of notes payable	1,996	1,996
Notes	—	200,000

Total debt	301,996	376,996

Members’ equity	507,456	438,456

Total capitalization	$809,452	$815,452

(1)	Represents borrowings under the credit facility.
     A $1.00 increase (decrease) in the assumed IPO price of $                   per share would increase (decrease) the gross proceeds of the IPO and the amount contributed to us and our cash and cash equivalents, members’ equity and total capitalization by $                  , except that, if all proceeds remaining after the repayment of debt are used for distributions to AREP, an increase (decrease) in the IPO price will not have any effect on any of cash and cash equivalents, members’ equity or total capitalization.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
      The unaudited pro forma condensed consolidated financial statement information set forth below is presented to reflect the pro forma effects to our historical financial statements of the following transactions as if they occurred on the dates indicated as discussed below:
Adjusted Pro Forma Assumptions:

•	distribution by us of approximately $280.2 million in principal amount of our subsidiaries’ debt to AREP;

•	proposed merger of National Energy Group with and into NEG;

•	proposed IPO of NEG, the acquisition by NEG of an interest in us with the gross proceeds of the IPO and our use of those proceeds, together with the net proceeds of this offering, to repay a portion of our borrowings under our revolving credit facility, repay debt owed to AREP, pay a distribution to AREP and pay expenses of the IPO and this offering;

•	the exchange by AREP of a portion of its interest in us, or assets of ours, for shares of NEG common stock such that NEG will own 51% and AREP 49% of us, respectively; and

•	proposed issuance of the notes.
      The unaudited pro forma condensed consolidated balance sheet has been prepared as if the transactions had occurred on March 31, 2006.
      The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 and for the three months ended March 31, 2006 have been prepared as if the transactions occurred on January 1, 2005.
      The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations information is based on, and should be read together with, our consolidated financial statements as of March 31, 2006 and for the three months ended March 31, 2006 and the year ended December 31, 2005 included elsewhere in this prospectus.
      For purposes of the pro forma presentation, we have assumed that (1) the net proceeds of the IPO will be used to reduce outstanding borrowings under the revolving credit facility and to repay a portion of the $280.2 million principal amount of our subsidiaries’ debt to AREP and (2) the net proceeds of this offering will be used to repay the remaining balance of our subsidiaries’ debt to AREP and to pay a distribution to AREP. However, the net proceeds of each offering will not necessarily be traceable to the specific use that was assumed for purposes of the presentation. It also is possible, depending on the net proceeds of the offerings, that the distribution could be less than is assumed for purposes of this presentation.

NEG OIL & GAS LLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2006
(in thousands)

	NEG Oil & Gas	Transactions	Equity	Notes	Adjusted
	(historical)	with Affiliates(1)	Offering(2)	Offering(3)	Pro Forma

	ASSETS
Current assets:
Cash and cash equivalents	$64,678	$—	$—	$—	$64,678
Accounts receivable, net	40,928	—	—	—	40,928
Other	14,466	—	—	750	15,216

Total current assets	120,072	—	—	750	120,822

Net oil and gas properties and other property and equipment	769,231	—	—	—	769,231
Restricted deposits	26,579	—	—	—	26,579
Deferred tax asset, net	11,361	—	—	—	11,361
Other assets	6,136	—	—	5,250	11,386

Total assets	$933,379	$—	$—	$6,000	$939,379

	LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued expenses and other	$31,981	$—	$—	$—	$31,981
Current portion of long term debt	1,996	—	—	—	1,996
Derivative financial instruments	35,589	—	—	—	35,589

Total current liabilities	69,566	—	—	—	69,566

Credit facility	300,000	—	(125,000)	—	175,000
Advance from affiliates	—	280,200	(245,000)	(35,200)	—
Senior notes	—	—	—	200,000	200,000
Derivative financial instruments	13,090	—	—	—	13,090
Other liabilities	1,358	—	—	—	1,358
Asset retirement obligation	41,909	—	—	—	41,909

Total liabilities	425,923	280,200	(370,000)	164,800	500,923

Total equity	507,456	(280,200)	370,000	(158,800)	438,456

Total liabilities and members’ equity	$933,379	$—	$—	$6,000	$939,379

NEG OIL & GAS LLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Three Months Ended March 31, 2006
(in thousands)

	NEG Oil & Gas	Equity	Notes	Adjusted
	(historical)	Offering(4)	Offering(5)	Pro Forma

Revenues:
Oil and gas sales — gross	$69,096	$	$	$69,096
Unrealized derivative gains	37,252			37,252

Oil and gas revenues — net	106,348	—	—	106,348
Plant revenues	1,944			1,944

Total revenue	108,292	—	—	108,292

Costs and expenses:
Lease operating	8,503			8,503
Gathering, transportation costs and production taxes	4,861			4,861
Depreciation, depletion and amortization	24,134			24,134
Accretion of asset retirement obligation	681			681
General and administrative	5,125			5,125

Total costs and expenses	43,304	—	—	43,304
Operating income	64,988	—	—	64,988
Net interest expense	(5,275)	1,985	(3,938)	(7,228)
Other	837			837

Income (loss) before income taxes	60,550	1,985	(3,938)	58,597
Income tax (expense) benefit	(3,195)			(3,195)

Net income (loss)	$57,355	$1,985	$(3,938)	$55,402

NEG OIL & GAS LLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(in thousands)

	NEG Oil
	& Gas	Equity	Notes	Adjusted
	(historical)	Offering(4)	Offering(5)	Pro Forma

Revenues:
Oil and gas sales — gross	$261,398	$	$	$261,398
Unrealized derivative losses	(69,254)			(69,254)

Oil and gas revenues — net	192,144	—	—	192,144
Plant operations	6,711			6,711

Total revenue	198,855	—	—	198,855

Costs and expenses:
Lease operating	27,057			27,057
Gathering, transportation costs and production taxes	24,724			24,724
Depreciation, depletion and amortization	91,100			91,100
Accretion of asset retirement obligation	3,019			3,019
General and administrative	15,433			15,433

Total costs and expenses	161,333	—	—	161,333
Operating income	37,522	—	—	37,522
Net interest (expense) income	(17,327)	221	(4,714)	(21,820)
Other	(1,109)			(1,109)
Gain on sale of equity investment	5,512			5,512

Income (loss) before income taxes	24,598	221	(4,714)	20,105
Income tax (expense) benefit	(1,920)			(1,920)

Net income (loss)	$22,678	$221	$(4,714)	$18,185

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)	Gives effect to the following proposed transactions:

a.	Distribution by NEG Oil & Gas of debt from its subsidiaries to a subsidiary of AREP, as follows:

1.	$52.5 million current principal amount of the TransTexas note, with an interest rate of 10% per annum;

2.	$36.6 million principal amount of the Panaco note, with an interest rate of 6% per annum;

3.	$148.6 million of National Energy Group 10 3/4% senior notes, plus $2.2 million of deferred gain on National Energy Group 10 3/4 % senior notes; and

4.	$40.3 million of debt related to derivative contracts.

(2)	Gives effect to the following proposed transactions:

a.	NEG will complete its IPO and use the gross proceeds of approximately $400 million from the IPO for the following:

1.	A $400.0 million contribution to us to acquire a 51% interest; and

2.	We will pay $30.0 million for expenses related to the IPO.

b.	Merger with National Energy Group.

1.	NEG will issue approximately 8% of its outstanding common stock to the holders of National Energy Group common stock and merge National Energy Group into NEG; and

2.	NEG will transfer the interest in NEG Holding that it acquires in the merger to us.

c.	We will pay the following:

1.	$125.0 million to reduce outstanding borrowings under the credit facility; and

2.	$245.0 million to a subsidiary of AREP to repay our subsidiaries’ debt.

(3)	We will issue $200.0 million principal amount of the notes and use the proceeds as follows:

a.	We will pay $6.0 million of debt issuance costs;

b.	We will pay $35.2 million to a subsidiary of AREP to repay our subsidiaries’ debt; and

c.	We will pay a $158.8 million distribution to AREP.
      Subsequent to the transactions, NEG will own a 51.0% managing membership interest in us.
Pro Forma Condensed Consolidated Statements of Operations

(4)	Reflects the following adjustments based on the proposed transactions discussed in Notes 1-3:

a.	Reversal of interest expense related to reduction of the outstanding balance by $125.0 million of the credit facility; and

b.	Reversal of interest expense related to the $280.2 million principal amount of debt distributed to a subsidiary of AREP which will be repaid.

(5)	Reflects the following adjustments based on the proposed transactions discussed in Notes 1-3:

a.	Interest expense, and amortization of the debt issuance costs over eight years, related to the issuance of $200.0 million principal amount of the notes, with $6.0 million of debt issuance costs.

1.	Assumes an interest rate of 7 1/2 % per annum; and

2.	If the assumed interest rate were to increase or decrease by 1/8 % per annum, interest expense would adjust by $250,000 per annum.

SELECTED CONSOLIDATED FINANCIAL DATA OF NEG OIL & GAS
      You should read the selected consolidated historical financial data below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes included elsewhere in this prospectus. The following tables set forth our consolidated balance sheet data as of December 31, 2001, 2002, 2003, 2004 and 2005 and as of March 31, 2006, and our consolidated statements of operations data for the years ended December 31, 2001, 2002, 2003, 2004 and 2005 and the three months ended March 31, 2005 and 2006. We derived the selected consolidated financial data as of December 31, 2004 and 2005 and for the years ended December 31, 2003, 2004 and 2005 from our audited consolidated financial statements included elsewhere in this prospectus. We derived the selected consolidated financial data as of December 31, 2001, 2002, and 2003 and for the years ended December 31, 2001 and 2002 from our audited consolidated financial statements not included in this prospectus. In the opinion of management, the information as of December 31, 2001, 2002 and 2003 and for the years ended December 31, 2001 and 2002 has been prepared on the same basis as the audited consolidated financial statements as of December 31, 2004 and 2005 and for the years ended December 31, 2003, 2004 and 2005, appearing elsewhere in this prospectus. The selected consolidated financial data as of March 31, 2006 and for the three months ended March 31, 2005 and 2006 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus and include all necessary adjustments consisting only of normal recurring adjustments, to present fairly our financial position at such date and our results of operations for such periods. Historical results are not necessarily indicative of the results of operations to be expected for future periods, and interim results may not be indicative of results for the remainder of the year.

						Three Months Ended
	Year Ended December 31,					March 31,

	2001	2002	2003	2004	2005	2005	2006

	(in thousands)
Statements of Operations Data:
Gross oil and gas revenues	$44,818	$41,004	$109,086	$161,055	$312,661	$56,263	$81,183
Realized derivative gains (losses)	1,473	(1,243)	(8,309)	(16,625)	(51,263)	(3,133)	(12,087)
Unrealized derivative gains (losses)	(5,364)	(3,609)	(2,987)	(9,179)	(69,254)	(38,769)	37,252

Oil and gas revenues	40,927	36,152	97,790	135,251	192,144	14,361	106,348
Plant revenues	203	581	2,119	2,737	6,711	1,317	1,944

Total revenues	$41,130	$36,733	$99,909	$137,988	$198,855	$15,678	$108,292

Expenses:
Lease operating	6,561	6,230	10,715	13,701	27,057	7,269	8,503
Gathering, transportation, plant costs and production taxes	3,222	4,712	11,631	17,375	24,724	5,143	4,861
Depreciation, depletion and amortization	10,511	15,509	39,409	60,394	91,100	20,303	24,134
Asset retirement obligation accretion	—	—	339	593	3,019	952	681
General and administrative	5,339	5,913	7,769	13,737	15,433	3,403	5,125

Total operating expenses	25,633	32,364	69,863	105,800	161,333	37,070	43,304

Income (loss) from operations	15,497	4,369	30,046	32,188	37,522	(21,392)	64,988
Net interest expense	(20,136)	(17,226)	(17,447)	(18,578)	(17,327)	(6,292)	(5,275)
Other income (expense)	225	8,388	(939)	5,635	4,403	559	837

Income (loss) before income taxes	(4,414)	(4,469)	11,660	19,245	24,598	(27,125)	60,550
Income tax (expense) benefit	30,589	(5,068)	12,390	(6,924)	(1,920)	2,168	(3,195)
Cumulative effect of accounting change (1)	—	—	1,913	—	—	—	—
Minority interest(2)	—	—	(1,741)	(812)	—	—	—

Net income (loss)	$26,175	$(9,537)	$24,222	$11,509	$22,678	$(24,957)	$57,355

						Three Months Ended
	Year Ended December 31,					March 31,

	2001	2002	2003	2004	2005	2005	2006

	(in thousands)
Cash Flow Data:
Net cash provided by operating activities	$27,706	$5,376	$9,116	$91,571	$153,279	$29,528	$54,070
Net cash (used in) provided by investing activities	(34,916)	68,279	(41,553)	(111,481)	(308,276)	(47,485)	(50,906)
Net cash (used in) provided by financing activities	(24,560)	—	49,381	17,812	227,045	13,032	(43,867)

						As of
	As of December 31,					March 31,

	2001	2002	2003	2004	2005	2006

	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$81,390	$18,487	$35,431	$33,333	$105,381	$64,678
Total assets	250,588	241,135	453,846	664,035	958,294	933,379
Total debt	160,882	149,663	233,969	270,374	342,303	301,996
Total equity	27,510	17,973	158,447	259,598	452,101	507,456

(1)	We were required to adopt SFAS No. 143 on January 1, 2003. Upon adoption of SFAS No. 143, the impact was to increase oil and natural gas properties by $4.9 million, and to record an abandonment obligation of $3.0 million and a cumulative transition adjustment gain of $1.9 million. We finalized these calculations and recorded the effects in the first quarter of 2003.

(2)	Until June 2004, affiliates of Mr. Icahn owned 89% of the outstanding shares of TransTexas, now known as National Onshore. In June 2004, affiliates of Mr. Icahn acquired an additional 5.7% of the outstanding shares of TransTexas from certain shareholders at a cost of approximately $2.2 million. In December 2004, TransTexas purchased the remaining 5.3% of outstanding shares from the remaining shareholders at a cost of approximately $4.1 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      The following discussion and analysis should be read in conjunction with the “Selected Historical Consolidated Financial Data of NEG Oil & Gas” and the accompanying financial statements and related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside our control. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, market prices for oil and natural gas, production volumes, estimates of proved reserves, capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and “Forward-Looking Statements,” all of which are difficult to predict.
      Unless otherwise indicated, references to “we,” “us,” “our” or “the Company” refers to NEG Oil & Gas LLC and its subsidiaries.
Overview
      We are a holding company formed in December 2004. Upon completion of the IPO, the merger and related transactions, our assets will consist of our 100% ownership of each of NEG Holding, National Onshore and National Offshore. NEG will be our managing member, and will control all our business affairs. Immediately following the IPO, approximately                     % of the voting power of all shares of NEG voting stock will be owned by AREP, a publicly traded, diversified holding company engaged in a variety of businesses. AREP’s aggregate voting power will be proportionate to its total economic interest in NEG and us. Following the completion of this offering, AREP will own approximately                     % of the outstanding common stock of NEG. Through its not more than 49% membership interest in us and its                     % economic interest in NEG, AREP will own a                     % economic interest in us. All of the outstanding stock of the general partner of AREP and approximately 90.0% of its depositary units and 86.5% of its preferred units are owned by affiliates of Carl C. Icahn.
      We are an independent oil and gas exploration, development and production company based in Dallas, Texas. Our core areas of operations are the Val Verde and Permian Basins of West Texas, the Cotton Valley Trend in East Texas, the Gulf Coast and the Gulf of Mexico. We also own oil and gas properties in the Anadarko and Arkoma Basins of Oklahoma and Arkansas. Based on reserve reports prepared as of December 31, 2005 by Netherland, Sewell & Associates, Inc. and DeGolyer and MacNaughton, our independent petroleum consultants, our estimated proved reserves were 500.5 Bcfe, had a pre-tax PV-10 of $1,803.3 million, were 86% natural gas, 14% oil and 50% proved developed. We are a long reserve life company. Based on our production of 38.8 Bcfe for the year ended December 31, 2005 and our proved reserves as of that date, our reserve life was approximately 13 years. For the month of December 2005, our net production averaged 113 MMcfe per day and was approximately 74% natural gas. For the year ended December 31, 2005 and the three month period end March 31, 2006, our Adjusted EBITDA, was $205.3 million and $52.5 million, respectively.
      As of March 31, 2006, our assets and operations consisted of the following:

•	50.01% ownership interest in National Energy Group. National Energy Group’s principal asset consists of its membership interest in NEG Holding;

•	managing membership interest in NEG Holding; and

•	100% ownership interest of National Onshore and 100% ownership interest of National Offshore.
      All of the above assets initially were acquired by entities owned or controlled by Mr. Icahn and subsequently acquired by AREP or us in various transactions. In accordance with generally accepted accounting principles in the United States, assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interest and the financial statements are combined from the date of acquisition by an entity under common control. Our financial statements reflect these predecessor companies and include the historical results of operations of National Energy Group and the results of operations, financial position and cash flows of the other entities since the date of initial acquisition of the entities owned or controlled by Mr. Icahn.
Our Revenues
      Our revenues, profitability, future growth and the carrying value of our properties are substantially dependent on prevailing prices of oil and gas, our ability to find, develop and acquire additional oil and gas reserves that are economically recoverable and our ability to develop existing proved undeveloped reserves.
      We enter into derivative contracts, primarily no cost collars, to achieve more predictable cash flows and to reduce our exposure to declines in market prices. We generally hold all derivatives until the stated maturity or settlement date. We do not designate any of our derivative positions as accounting hedges and, as a result, we recognize gains or losses for the change in the fair value of our derivative contracts as an increase or reduction of oil and gas revenues. This includes both realized gains or losses from settlement of maturing derivatives and unrealized gains or losses from our unsettled positions. Historically, we have experienced significant volatility in our revenues as a result of including unrealized gains and losses on our derivative positions in oil and gas revenues.
      Our oil and gas revenues may continue to experience significant volatility in the future due to changes in the fair value of our derivative contracts. The prices we receive for our oil and gas production affect our:

•	cash flow available for capital expenditures;

•	ability to borrow and raise additional capital;

•	quantity of oil and natural gas we can produce;

•	quantity of oil and gas reserves; and

•	operating results for oil and gas activities.
      We recorded an unrealized derivative gain of $37.3 million during the three month period ended March 31, 2006, which we recorded as an increase in revenue, and an unrealized derivative loss of $69.3 million during the year ended December 31, 2005, which we recorded as a reduction in revenue. We may continue to experience significant volatility in our revenues as a result of changes in oil and natural gas prices.
Plant Revenues
      Plant operation revenues are derived from processing fees charged to other owners at our two natural gas processing plants located on our gas producing properties.

Principal Components of Our Cost Structure
      Our operating costs include the expense of operating our wells and production facilities and transporting our products to the point of sale. Our operating costs are generally comprised of several components, including costs of field personnel, repair and maintenance cost, production supplies, fuel used in operations, transportation cost, state production taxes and ad-valorem taxes.

Our History
      We were formed in December 2004. Substantially all of the oil and gas properties that we own were acquired in a series of transactions by affiliates of Carl C. Icahn beginning in August 2000 and were subsequently acquired by AREP or us. These include companies acquired by AREP and contributed to NEG Oil & Gas in April 2005 and June 2005, as described below. AREP did not receive any consideration with respect to the contributions made to us in April 2005 and June 2005. Prior to these contributions, we did not have any assets or operations. NEG was formed in December 2005 to arrange an initial public offering of

AREP’s oil and gas interests. Our management and technical team, many of whom have been with National Energy Group for more than five years, have managed the day-to-day operations of the oil and gas assets of each of NEGO, National Onshore and National Offshore since their acquisitions by affiliates of Mr. Icahn beginning in 2000.
      National Energy Group. In August 2000, National Energy Group emerged from bankruptcy with Arnos and High Coast owning 49.9% of the common stock and $165.0 million principal amount of the 10 3/4% notes. In September 2001, National Energy Group contributed all of its oil and gas properties to NEG Holding LLC in exchange for a membership interest. Gascon Partners also contributed oil and gas assets, cash and a note from National Energy Group to NEG Holding in exchange for the managing membership interest in NEG Holding. NEG Holding formed a subsidiary, NEGO, to which NEG Holding contributed its oil and gas assets. In October 2003, pursuant to a purchase agreement dated as of May 16, 2003, AREP acquired certain debt and equity securities of National Energy Group from Arnos and High Coast for an aggregate consideration of approximately $148.1 million, plus approximately $6.7 million of accrued interest on the debt securities. The securities acquired were $148.6 million in principal amount the 10 3/4% notes, representing all of National Energy Group’s then outstanding debt securities, and 5,584,044 shares of common stock of National Energy Group. As a result of this transaction, the acquisition by AREP of additional shares of common stock of National Energy Group and the subsequent contribution of AREP’s ownership in National Energy Group to us, we currently beneficially own 50.01% of the outstanding common stock of National Energy Group. The remaining shares of common stock of National Energy Group are publicly held. On March 16, 2006, the maturity of the 10 3/4% notes was extended to April 1, 2007. On June 19, 2006, the maturity date of the 10 3/4 % senior notes was further extended to October 31, 2007.
      On June 30, 2005, AREP acquired the managing membership interest in NEG Holding from Gascon Partners in consideration of 11,344,828 AREP depositary units, valued at approximately $320.0 million. The managing membership interest acquired by AREP constituted all of the membership interests of NEG Holding other than the membership interest already owned by National Energy Group. AREP’s interest in NEG Holding was contributed to us on June 30, 2005.
      On December 7, 2005, National Energy Group, NEG, we and AREP, for certain purposes only, entered into an agreement and plan of merger pursuant to which National Energy Group will merge with and into NEG and NEG will be the surviving corporation. The agreement and plan of merger was approved by our written consent, as the holder of a majority of the outstanding common stock of National Energy Group, and is contingent upon the completion of the IPO. We will distribute our interest in National Energy Group to AREP. After the merger, NEG will contribute the assets of National Energy Group, consisting of its membership interest in NEG Holding, to us. As a result, NEG Holding will become our wholly-owned subsidiary. Giving effect to the merger, but without taking into account the issuance of shares in the IPO, AREP, as the 50.01% owner of National Energy Group, will receive a number of shares of NEG common stock such that AREP will own 3.996% of the economic interest in us and the public stockholders of National Energy Group will receive an aggregate number of shares of our common stock such that they will own 3.994% of the economic interest in us. Including AREP’s existing membership interest in us, AREP will own a total of 96.006% of the economic interest in us. As a result of the merger and immediately before the IPO, the former stockholders of National Energy Group, other than AREP, will own 49.9% of NEG common stock and AREP will own the remaining percentage of NEG common stock and one share of Class B common stock. In consideration of NEG’s capital contribution from the gross proceeds of the IPO and of the membership interest of NEG Holding to us, NEG will be our sole managing member and own a not less than 51% membership interest in us.
      TransTexas (National Onshore). In August 2003, Highcrest Investors acquired 89.0% of the equity of TransTexas in connection with its emergence from bankruptcy for consideration of $116.3 million. They acquired an additional 5.7% of the equity of TransTexas in June 2004 for consideration of $2.2 million. In December 2004, TransTexas repurchased the remaining 5.3% of outstanding shares from its stockholders for consideration of $4.1 million and AREP acquired $27.5 million aggregate principal amount, or 100% of the outstanding principal amount, of the TransTexas note, from Thornwood Associates for consideration of approximately $28.2 million, which equaled the principal amount of the TransTexas note plus accrued, but unpaid interest. On April 6, 2005, in consideration of $180.0 million in cash, AREP acquired all of the equity of TransTexas in a merger in which National Onshore LP, a wholly-owned subsidiary of AREP, was the surviving entity. AREP contributed National Onshore and the TransTexas note, but not the accrued but unpaid interest, to us on April 6, 2005.
      Panaco (National Offshore). In November 2004, Highcrest Investors and Arnos acquired 100% of the equity of Panaco and Mid River acquired 100% of the debt of Panaco in connection with its emergence from bankruptcy for aggregate consideration of $91.6 million. On December 6, 2004, AREP purchased from Arnos, High River and Hopper Investments, Mid River, the sole asset of which was $38.0 million aggregate principal amount, or 100% of the outstanding principal amount, of the Panaco note, plus accrued but unpaid interest, for consideration of approximately $38.1 million. The purchase price equaled the outstanding principal amount of the Panaco note, plus accrued but unpaid interest. On June 30, 2005, AREP acquired Panaco for 4,310,345 of its depositary units, valued at approximately $125.0 million, in a merger in which National Offshore LP, a wholly owned subsidiary of AREP was the surviving entity. AREP contributed National Offshore and the Panaco note, but not the accrued but unpaid interest, to us on June 30 2005.
      Other Key Acquisitions. In 2002, NEG Holding acquired interests in producing oil and gas properties in an area of Pecos County, Texas known as the Longfellow Ranch for a total of $48.3 million in cash. Longfellow Ranch is located in the Val Verde Basin, a gas producing area. In March 2005, we purchased an additional interest at Longfellow Ranch for $31.9 million.
      In November 2005, we purchased properties and acreage in the Minden Field near our existing production properties in East Texas for $85.0 million, which was subsequently reduced to $82.3 million after purchase price adjustments. The Minden Field properties that we acquired consist of 3,500 net acres with 17 producing wells and 89 identified drilling locations.
      On July 10, 2006 we acquired an additional interest in our East Breaks 160 offshore block from BP America for approximately $14.1 million which increased our interest in East Breaks to approximately 66%. As a condition to closing the acquisition, we were required to issue a $16 million letter of credit to BP America to collateralize the potential plugging and abandonment liability associated with the offshore block. The purchase price was paid from cash on hand and the letter of credit reduced our availability under our senior secured revolving credit facility to approximately $12.9 million as of July 10, 2006.

Results of Operations
      The following table sets forth selected operating data for the periods indicated. This information should be read together with our audited consolidated financial statements as of December 31, 2004 and 2005 and for the years ended December 31, 2003, 2004 and 2005 and related notes and the unaudited consolidated financial statements as of March 31, 2006 and for the three months ended March 31, 2005 and 2006 and the related notes, all as included elsewhere in this prospectus. Historical results are not necessarily indicative of the results of operations to be expected for future periods, and interim results may not be indicative of results for the remainder of the year:

				Three Months Ended
	Years Ended December 31,			March 31,

	2003	2004	2005	2005	2006

	(in thousands)
Gross oil and gas revenues	$109,086	$161,055	$312,661	$56,263	$81,183
Realized derivative losses	(8,309)	(16,625)	(51,263)	(3,133)	(12,087)
Unrealized derivative (losses) gains	(2,987)	(9,179)	(69,254)	(38,769)	37,252

Oil and gas revenues	97,790	135,251	192,144	14,361	106,348
Plant revenues	2,119	2,737	6,711	1,317	1,944

Total revenues	99,909	137,988	198,855	15,678	108,292
Expenses:
Lease operating	10,715	13,701	27,057	7,269	8,503
Gathering, transportation, plant cost and production taxes	11,631	17,375	24,724	5,143	4,861
Depreciation, depletion and amortization	39,409	60,394	91,100	20,303	24,134
Asset retirement obligation accretion	339	593	3,019	952	681
General and administrative	7,769	13,737	15,433	3,403	5,125

Total operating expenses	69,863	105,800	161,333	37,070	43,304

Income (loss) from operations	30,046	32,188	37,522	(21,392)	64,988
Net interest expense	(17,447)	(18,578)	(17,327)	(6,292)	(5,275)
Other (expense) income	(939)	5,635	4,403	559	837

Income (loss) before income taxes	11,660	19,245	24,598	(27,125)	60,550
Income tax (expense) benefit	12,390	(6,924)	(1,920)	2,168	(3,195)
Cumulative effect of accounting change	1,913	—	—	—	—
Minority interest	(1,741)	(812)	—	—	—

Net income (loss)	$24,222	$11,509	$22,678	$(24,957)	$57,355

      For the years ended December 31, 2003, 2004 and 2005, revenues from natural gas comprised approximately 74%, 70% and 72% of gross oil and gas revenues, respectively.
      For the three months ended March 31, 2005 and 2006, natural gas comprised 63% and 65% of gross oil and gas revenues, respectively.

      The following table sets forth for the periods indicated certain information regarding our historic production volumes, average sales prices and certain expenses associated with the sales of oil and gas for the periods indicated (all amounts are net to our interest). The information set forth below is not necessarily indicative of future results.

				Three Months Ended
	Years Ended December 31,			March 31,

	2003	2004	2005	2005	2006

Production data:
Oil (MBbls)	811	935	1,440	353	368
Natural gas (MMcf)	15,913	18,895	28,107	6,023	7,404
Natural gas liquids (MBbls)	166	549	350	91	101
Natural gas equivalents (MMcfe)	21,772	27,799	38,847	8,683	10,216
Average sales price(1):
Oil average sales price (per Bbl)
Price excluding realized losses or gains on derivative contracts	$30.26	$39.55	$55.72	$50.59	$62.52
Price including realized losses or gains on derivative contracts	27.32	29.89	48.95	48.22	55.54
Natural gas average sales price (per Mcf)
Price excluding realized losses or gains on derivative contracts	5.07	5.73	7.85	5.92	7.34
Price including realized losses or gains on derivative contracts	4.70	5.39	6.38	5.54	6.05
Natural gas liquids sales price (per Bbl)	23.24	26.72	33.46	30.42	38.14
Expense per Mcfe:
Lease operating expenses	$0.49	$0.49	$0.70	$0.84	$0.83
Transportation and gathering	0.07	0.11	0.13	0.10	0.13
Taxes, other than income	0.37	0.39	0.43	0.41	0.25
Depreciation, depletion and amortization	1.81	2.17	2.35	2.34	2.36
General and administrative expenses	0.36	0.49	0.40	0.39	0.50

(1)	Excludes unrealized gains or losses on derivative contracts.
     The financial information for the year ended December 31, 2005 and the three months ended March 31, 2005 and 2006 includes the operations of National Energy Group, National Onshore, NEG Holding and National Offshore. The financial information for the year ended December 31, 2004 includes the operations of National Energy Group, National Onshore and NEG Holding. The acquisition of National Offshore (formerly Panaco) has been recorded as of December 31, 2004. For the year ended December 31, 2003, the operations of National Onshore are included from August 28, 2003, the date of common control. A significant portion of the fluctuations between 2004 and 2005 is due to the addition of National Offshore’s operating results in 2005 and a significant portion of the fluctuations between 2003 and 2004 is due to the addition of National Onshore’s operations in 2003.

Three Months Ended March 31, 2006 Compared to the Three Months Ended March 31, 2005
      Oil and gas revenues. Gross oil and gas revenues for the first quarter of 2006, before realized and unrealized derivative gains and losses, increased $24.9 million, or 44.3%, as compared to the comparable period in 2005. The increase is primarily attributable to (a) the increase in volume ($11.5 million) and (b) the increase in average sales price ($13.4 million). Including the effects of realized and unrealized derivative gains and losses, oil and gas revenues increased 641.0%, to $106.3 million, in the first quarter 2006 from $14.4 million in 2005. Unrealized derivative gains in 2006 were $37.3 million compared to unrealized derivative losses of $38.8 million in 2005. Unrealized derivative gains and losses resulted from mark-to-market adjustments on our unsettled positions at the end of the three months ended March 31, 2006 and 2005.
      During the first quarter of 2006, our average realized price of natural gas, including the effects of realized derivative losses, increased by 9.2%, to $6.05 per Mcf, from $5.54 per Mcf for the first quarter 2005. Our natural gas production volume increased by 1.4 Bcf, or 22.9%, to 7.4 Bcf compared to 6.0 Bcf in the first quarter 2005. Our natural gas production volume increased primarily due to successful drilling activity.
      During the first quarter of 2006, our average realized price of oil, including the effects of realized derivative losses, increased by 15.2% to $55.54 per Bbl from $48.22 per Bbl for the first quarter 2005. Our oil production volume increased by 15 MBbls, or 4.2%, to 368 MBbls compared to 353 MBbls in the first quarter 2005. Our oil production volume increased primarily due to successful drilling activity.
      Lease operating expenses. Lease operating expenses increased $1.2 million, or 17%, to $8.5 million for the first quarter of 2006 compared to $7.3 million for the first quarter of 2005. Lease operating expenses per Mcfe decreased $0.01 compared to the same period in 2005. The increase in oil and gas operating expenses is primarily due to an overall increase in costs in the oil and gas industry combined with an increase in the number of well as a result of our drilling activity.
      Gathering, transportation, plant cost and production taxes. Gathering, transportation, plant cost and production taxes decreased by $0.3 million, or 5.5%, to $4.8 million for the first quarter of 2006 as compared to $5.1 million in the comparable period in 2005. On a per Mcfe basis, gathering, transportation costs and production taxes decreased by $0.13, or 26%, to $0.38 for the first quarter of 2006, from $0.51 in the comparable period in 2005. The decrease was attributable to a $1.8 million severance tax refund we received in 2006 from drilling wells that qualified for severance tax exemptions. Excluding the severance tax refund, gathering, transportation, plant cost and production taxes increased by $1.2 million, or 27%, which was attributable to our 23% increase in natural gas production along with higher natural gas prices which increased production taxes.
      Depletion, depreciation and amortization. Depletion, depreciation and amortization, or DD&A, increased $3.8 million, or 18.9%, to $24.1 million during the first quarter of 2006 as compared to $20.3 million during the first quarter of 2005. DD&A per Mcfe increased $0.02 or 0.8% to 2.36 per Mcfe for the first quarter of 2006 as compared to $2.34 for the first quarter of 2005. On an absolute dollar basis, the 18.9% increase was primarily due to a 17.7% increase in natural gas equivalent production.
      General and administrative expenses. General and administrative expenses, or G&A, increased $1.7 million, or 50.6%, to $5.1 million during the first quarter of 2006 as compared to $3.4 million during the first quarter of 2005. G&A per Mcfe increased $0.11, or 28.2%, to $0.50 for 2006 compared to $0.39 for 2005. The increase in general and administrative expenses was primarily attributable to the payment of employee incentive bonuses and increased personnel in the first quarter of 2006.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004
      Oil and gas revenues. Gross oil and gas revenues for 2005, before realized and unrealized derivative losses, increased by $151.6 million, or 94%, to $312.7 million compared to 2004. The increase was primarily attributable to a $58.9 million increase in average realized price, a $30.5 million increase in volumes and $62.2 million due to the addition of National Offshore operating results effective December 31, 2004. Including the effects of realized and unrealized derivative losses, oil and gas revenues increased 42% to $192.1 million. Unrealized derivative losses were $69.3 million for the year ended December 31, 2005 as compared to unrealized derivative losses of $9.2 million during 2004. In accordance with generally accepted accounting principles, we mark all of our derivative contracts to market at the end of each quarter and recognize the gains or losses as an increase or decrease in revenues. The mark-to-market adjustment is based on the NYMEX quoted price for our derivative contracts as of the end of each period.
      During 2005, our average realized price of natural gas, including the effects of realized derivative losses, increased by $0.99, or 18%, to $6.38 per Mcf compared to $5.39 per Mcf in 2004. Our natural gas volume increased by 9.2 Bcf, or 49%, to 28.1 Bcf, compared to 18.9 Bcf in 2004. Approximately 3.4 Bcf of the increase in gas production was due to the addition of National Offshore. Excluding the effects of the National Offshore acquisition, our gas production increased 5.8 Bcf, or approximately 31%, primarily as a result of our successful drilling activity.
      Our average realized price of oil in 2005, including the effects of realized derivative losses, increased by $19.06, or 64%, to $48.95 per Bbl compared to $29.89 per Bbl in 2004. Oil volume increased by 505 MBbls, or 54%, to 1,440 MBbls, compared to 935 MBbls in 2004. The increase in oil production was primarily attributable to the addition of National Offshore. Excluding the effects of the National Offshore acquisition, our oil production decreased 10%, due primarily to the disposition of our West Delta property in 2005.
      Lease operating expenses. Lease operating expenses increased $13.4 million, or 98%, to $27.1 million during 2005 as compared to $13.7 million in 2004. Lease operating expenses per Mcfe increased $0.21, or 43%, compared to 2004. The increase was primarily attributable to the acquisition of National Offshore which has significantly higher lease operating costs than our other operations. Excluding the effects of the National Offshore acquisition, 2005 lease operating expenses increased $4.7 million, or 34%, to $18.4 million from $13.7 million in 2004, due to rising operating expenses and additional wells drilled.
      Gathering, transportation, plant costs and production taxes. Gathering, transportation, plant costs and production taxes increased by $7.3 million, or 42%, to $24.7 million in 2005 compared to $17.4 million in 2004. On a per Mcfe basis, gathering and transportation costs increased by 18%, to $0.13, while production and ad valorem taxes increased by 10% to $0.43. The increases are primarily attributable to the acquisition of National Offshore and increased production and ad valorem taxes associated with increased production and higher prices of oil and natural gas.
      Depletion, depreciation and amortization expense. Depletion, depreciation and amortization expense increased $30.7 million, or 51%, to $91.1 million in 2005, as compared to $60.4 million in 2004. Depletion, depreciation and amortization expense per Mcfe increased $0.18, or 8%, to $2.35 per Mcfe as compared to $2.17 per Mcfe in 2004. The increase was attributable to the acquisition of National Offshore. Excluding the effects of the National Offshore acquisition, depletion, depreciation and amortization expense increased $9.0 million or 15%, due primarily to increased production.
      General and administrative expenses. General and administrative expenses increased $1.7 million, or 12%, to $15.4 million in 2005 as compared to $13.7 million during 2004. The increase was primarily attributable to the acquisition of National Offshore. General and administrative expenses were $0.49 and $0.40 per Mcfe for the years ended December 31, 2004 and 2005, respectively. The decrease in general and administrative expenses on a per Mcfe basis is attributable to higher production.
      Asset retirement obligation accretion. Asset retirement obligation accretion expense increased by $2.4 million in 2005 to $3.0 million which was primarily attributable to the addition of National Offshore effective December 31, 2004 which has relatively higher asset retirement obligation accretion expense due to its offshore operation.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003
      Oil and gas revenues. Gross oil and gas revenues for 2004 increased $52.0 million, or 48%, to $161.1 million compared to $109.1 million in 2003. This increase was primarily attributable to the addition of operating results of National Onshore effective August 28, 2003, which accounted for approximately $40.0 million of the increase in oil and natural gas revenues. The balance of the increase is primarily due to increased average realized prices in 2004 compared to 2003. Including the effects of realized and unrealized derivative losses, oil and gas revenues increased $37.5 million, or 38%, to $135.3 million for 2004 compared to $97.8 million for 2003.
      Our average realized price of natural gas, including the effects of realized derivative losses, increased by $0.69 per Mcf, or 15%, to $5.39 per Mcf for 2004 compared to $4.70 per Mcf for 2003. Our average realized price of oil, including the effects of realized derivative losses, increased by $2.57 per Bbl, or 9%, to $29.89 per Bbl for 2004 compared to $27.32 per Bbl for 2003. Our natural gas production increased by

3.0 Bcf, or 19%, to 18.9 Bcf for 2004 compared to 15.9 Bcf in 2003. The increase in natural gas production was primarily attributable to the acquisition of National Onshore effective August 28, 2003. Excluding the effects of the acquisition of National Onshore, gas production decreased approximately 3%.
      Our oil production in 2004 increased by 15% to 935 MBbls compared to 2003. The increase in oil production was primarily attributable to the acquisition of National Onshore. Excluding the effects of the acquisition of National Onshore, oil production decreased 10% due to the disposition of an oil producing property in 2004.
      Lease operating expenses. Lease operating expenses in 2004 increased $3.0 million, or 28%, to $13.7 million compared to 2003, of which, $2.3 million was due to the acquisition of National Onshore and the remainder due to rising operating costs. Lease operating expense per Mcfe was unchanged.
      Gathering, transportation, plant costs and production taxes. Gathering, transportation, plant costs and production taxes increased $5.8 million to $17.4 million, or 49%, compared to 2003 at $11.6 million due primarily to the acquisition of National Onshore which accounted for $5.4 million of the total increase. The remaining increase was due to the increase in production taxes. On a per Mcfe basis, gathering and transportation costs increased by 57% to $0.11 due primarily to the acquisition of National Onshore, as its gas transportation costs are higher than our historical costs. Production and ad valorem taxes per Mcfe increased 5% to $0.39 due to increased oil and natural gas prices.
      Depreciation, depletion and amortization. Depreciation, depletion and amortization expense increased $21.0 million, or 53%, to $60.4 million during 2004 as compared to $39.4 million during 2003. The increase was attributable to the acquisition of National Onshore. Excluding the effects of the acquisition of National Onshore, depletion, depreciation and amortization expense decreased $2.1 million, or 9%, due to lower production in 2004 and a lower average depletion rate. Depreciation, depletion and amortization expense per Mcfe increased $0.36, or 20%, to $2.17 per Mcfe as compared to $1.81 per Mcfe in 2003. The increase was largely due to the higher rate of depreciation, depletion and amortization associated with National Onshore operations compared to our historical rate.
      General and administrative expense. General and administrative expense increased $6.0 million, or 77%, to $13.7 million in 2004 as compared to $7.8 million during 2003. General and administrative expense was $0.49 per Mcfe and $0.36 per Mcfe for 2004 and 2003, respectively. The increase was primarily attributable to the acquisition of National Onshore and an increase in personnel and compensation costs.
Liquidity and Capital Resources
      Our primary sources of liquidity are cash generated from operations and the revolving credit facility. As of March 31, 2006, on a pro forma as adjusted basis, after giving effect to the IPO and this offering, we will have approximately $64.7 million in cash and cash equivalents and approximately $160.0 million of availability under our revolving credit facility, which had a borrowing base of $335.0 million at that date. We believe that we will have sufficient funds available from our cash from operations, existing cash position and borrowing availability under the revolving credit facility to meet our recurring operating needs, debt service obligations, planned capital expenditures and contingencies for the next 12 months.
      We use borrowings as needed to supplement our operating cash flows as a financing source for our capital expenditures. Our ability to fund our capital expenditures is dependent on the level of product prices and the success of our acquisition and development program in adding to our available borrowing base. If oil and gas prices decrease from the amounts used in estimating the collateral value of our oil and gas properties, the borrowing base may be reduced, possibly requiring that our borrowings outstanding under the revolving credit facility, or a portion of them, be repaid and reducing funds available for our capital expenditures.
      During the three months ended March 31, 2006, our capital expenditures aggregated $50.9 million. The timing of most of our capital expenditures is discretionary because we have no long-term capital expenditure commitments. We may vary our capital expenditures as circumstances warrant in the future.

      Our operating cash flows may fluctuate significantly due to changes in oil and gas commodity prices, production interruptions and other factors. Substantially all of our cash flow from operating activities is from the production and sale of oil and gas. We use the net cash provided by operations to partially fund our acquisition, exploration and development activities.
      During the three months ended March 31, 2006, cash flows from operations increased $24.6 million from $29.5 million for the three months ended March 31, 2005 to $54.1 million for the three months ended March 31, 2006. The increase was primarily due to:

•	$11.5 million from higher revenues due to increased production;

•	$13.4 million from higher price realizations;

•	Accelerated collections of oil and gas sales which resulted in a $9.0 million decrease in accounts receivable balances;

•	$9.0 million decrease in operating cash flows due to an increase in cash paid to settle derivative contracts; and

•	$0.3 million decrease in other operating cash flow items.
      Cash flow from operations increased $61.7 million from $91.6 million in 2004 to $153.3 million in 2005. The increase was primarily attributable to:

•	$30.5 million from higher revenues due to increased production;

•	58.9 million from higher price realization;

•	$62.2 million from the addition of National Offshore revenues;

•	$16.6 million decrease due to slower collections of accounts receivable;

•	$27.8 million decrease in operating cash flows due to higher cash operating expenses;

•	$34.6 million decrease in operating cash flows due to an increase in cash paid to settle derivative contracts;

•	$3.0 million decrease due to higher cash payments for interest; and

•	$7.9 million decrease in other operating cash flow items.
      For the year ended December 31, 2004, cash flows from operations were $91.6 million compared to $9.1 million for the year ended December 31, 2003. The increase was primarily attributable to the payment of $44.4 million in accrued interest to affiliates in 2003 and the addition of National Onshore effective August 2003.
      The distribution to AREP Debt Holdco, a subsidiary of AREP, of the debt of our subsidiaries and the repayment of that debt with the proceeds of the IPO and this offering will allow AREP to realize a part of its investment in its oil and gas interests. The cancellation of debt distributed to AREP Debt Holdco, to the extent it is not paid with offering proceeds, will reduce our indebtedness. We do not believe our distribution of debt to AREP will materially adversely affect our financial condition.
      Our capital expenditures for the remainder of 2006 currently are forecasted to be approximately $149.5 million. The planned capital expenditures do not include any major acquisitions that we may consider from time to time and for which we may need to obtain additional financing.
      To date, a primary source of our financing has been from AREP. Following completion of this offering, AREP will have no obligation to provide any additional financing to us and we will not have access to the borrowing capacity, cash flow or assets of AREP.

Commitments and Contingencies
      The following table summarizes our aggregate liabilities and commitments as of December 31, 2005 by year of maturity (in thousands):

	Payment Due by Period

		Less Than	One-Three	Four-Five	After Five
	Total	One Year	Years	Years	Years

Revolving credit facility	$300,000	$—	$—	$300,000	$—
Interest payments	96,706	19,426	57,960	19,320	—
Derivative obligations	85,932	68,039	17,893	—	—
Asset retirement obligations	41,228	—	9,218	1,678	30,332
Escrow deposit commitments	24,700	3,200	12,500	7,000	2,000
Operating lease obligations	1,220	610	610	—	—
Advance payable to affiliates	39,800	39,800	—	—	—
Long term debt	2,503	2,503	—	—	—

Total obligations	$592,089	$133,578	$98,181	$327,998	$32,332

NEG Oil & Gas LLC Senior Secured Revolving Credit Facility
      On December 22, 2005, we entered into a credit facility, dated as of December 20, 2005, with Citicorp USA, Inc., as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent, and certain other lender parties.
      Under the revolving credit facility, we will be permitted to borrow up to the lesser of $500.0 million or the borrowing base. Borrowings under the revolving credit facility will be subject to a borrowing base determination based on, among other things, our and our subsidiaries’ oil and gas properties and the reserves and production related to those properties. The initial borrowing base was set at $335.0 million and will be subject to semi-annual redeterminations, based on engineering reports to be provided by us by March 31 and September 30 of each year, beginning March 31, 2006. The borrowing base currently is $335.0 million. Obligations under the revolving credit facility are secured by liens on all of our and our wholly-owned subsidiaries’ assets. The revolving credit facility has a term of five years and all amounts will be due and payable on December 20, 2010. Advances under the revolving credit facility will be in the form of either base rate loans or Eurodollar loans, each as defined in the revolving credit facility documents.
      We used the proceeds of the initial $300.0 million borrowing to (1) purchase the existing obligations of our indirect subsidiary, NEG Operating, from the lenders under NEG Operating’s credit facility with Mizuho Corporate Bank, Ltd., as administrative agent, (2) repay a loan of approximately $85.0 million by AREP to us that we used to purchase properties in the Minden Field, (3) pay a distribution to AREP of $78.0 million, and (4) pay transaction costs.
      The revolving credit facility agreement contains covenants that, among other things, restrict the incurrence of indebtedness by us and our subsidiaries, the creation of liens by them, derivative contracts, mergers and issuances of securities by them, and distributions and investments by us and our subsidiaries. The covenant restricting indebtedness allows, among other things, for the incurrence of up to $200.0 million principal amount of second lien borrowings or high yield debt that satisfy certain conditions specified in the revolving credit facility. The restriction on distributions and investments allows, among other things, for distributions to AREP from the proceeds from the issuance or borrowing of second lien or high yield debt and distributions in connection with an initial equity offering, as defined, quarterly tax distributions to our equityholders, repayment of currently outstanding advances by AREP to our subsidiaries aggregating approximately $40.0 million and other cash distributions to our equityholders not to exceed $8.0 million in any fiscal year.
      The revolving credit facility agreement also requires us to maintain: (1) a ratio of consolidated total debt to consolidated EBITDA (for the four fiscal quarter period ending on the date of the consolidated balance sheet used to determine consolidated total debt), as defined, of not more than 3.5 to 1.0; (2) consolidated tangible net worth, as defined, of not less than $240.0 million, plus 50% of consolidated net income for each fiscal quarter ending after December 31, 2005 for which consolidated net income is positive; and (3) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0. These covenants may have the effect of limiting distributions by us.
      Obligations under the revolving credit facility agreement are immediately due and payable upon the occurrence of certain events of default as defined in the revolving credit facility, including failure to pay any principal component of any obligation when due and payable, failure to comply with any covenant or condition of any loan document or derivative contract, as defined in the revolving credit facility, any change of control or any event of default as defined in the restated NEG Operating credit facility.
Critical Accounting Policies and Estimates
      The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make assumptions and prepare estimates that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and revenues and expenses. We base our estimates on historical experience and various other assumptions that we believe are reasonable; however, actual results may differ. We evaluate our assumptions and estimates on a regular basis.
      Full Cost Accounting. We utilize the full cost method of accounting for our crude oil and natural gas properties. Under the full cost method, all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of crude oil and natural gas reserves are capitalized and amortized on the units-of-production method based upon total proved reserves. The costs of unproven properties are excluded from the amortization calculation until the individual properties are evaluated and a determination is made as to whether reserves exist. Conveyances of properties, including gains or losses on abandonments of properties, are treated as adjustments to the cost of crude oil and natural gas properties, with no gain or loss recognized unless the sale or disposition represents a significant portion of our oil and natural gas reserves.
      Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% per year, or the ceiling limitation, plus the lower of cost or fair value of unevaluated properties, if any. In arriving at estimated future net revenues, estimated lease operating expenses, development costs, abandonment costs, and certain production related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling limitation on a quarterly basis. The excess, if any, of the net book value above the ceiling limitation is required to be written off as a non-cash expense. We did not incur a ceiling writedown in the years ended 2003, 2004 and 2005 or for the three month period ended March 31, 2006. There can be no assurance that there will not be writedowns in future periods under the full cost method of accounting as a result of sustained decreases in oil and natural gas prices or other factors.
      Proved Reserves. Our estimates of proved reserves are based on the quantities of natural gas and oil which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate depends on the quality of available data, production history and engineering and geological interpretation and judgment. Because all reserve estimates are to some degree imprecise, the quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas prices may all differ materially from those assumed in these estimates. In addition, as a result of changing market conditions, commodity prices and future development costs will change from year to year, causing estimates of proved reserves to also change. Thus, such information includes revisions of certain reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent activities, production history of the properties involved and any adjustments in the projected economic life of such properties resulting from changes in product prices. Any future downward revisions could adversely affect our financial condition, our borrowing ability, our future prospects and the value of our common stock. The information regarding present value of the future net cash flows attributable to our proved oil and natural gas reserves are estimates only and should not be construed as the current market value of the estimated oil and natural gas reserves attributable to our properties. The estimates of our proved oil and gas reserves used in preparation of our financial statements were determined by independent petroleum consultants and were prepared in accordance with the rules promulgated by the SEC and the Financial Accounting Standards Board, or the FASB. Estimates of proved reserves are key components of our most significant financial estimates involving our rate for recording depreciation, depletion and amortization and our full cost ceiling limitation.
      Asset Retirement Obligations. Asset retirement obligations represent the estimated future abandonment costs of tangible long-lived assets such as platforms, wells, service assets, pipelines and other facilities. We estimate the fair value of an asset’s retirement obligation in the period in which the liability is incurred, if a reasonable estimate can be made. We employ a present value technique to estimate the fair value of an asset retirement obligation, which reflects certain assumptions, including an inflation rate, our credit-adjusted, risk-free interest rate, the estimated settlement date of the liability and the estimated current cost to settle the liability which we compute from third party quotes. Changes in timing or to the original estimate of cash flows will result in changes to the carrying amount of the liability.
      Derivative Instruments. Under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, we reflect the fair market value of our derivative instruments on our balance sheet and income statement. Our estimates of fair value are determined by obtaining independent market quotes from counterparties.
      In addition to the critical estimates discussed above, estimates are used primarily in accounting and computing depreciation, depletion and amortization, the full cost ceiling, taxes, accruals of operating costs and production revenues, effectiveness of derivative instruments and fair value of stock options and related compensation expense.
Quantitative and Qualitative Disclosures on Market Risks
      The primary objective of the following information is to provide quantitative and qualitative information about our potential exposure to market risks. The term “market risk” refers to the risk of loss arising from adverse changes in oil and natural gas prices, interest rates charged on borrowings and earned on cash equivalent investments.

Commodity Price Risk and Derivative Contracts
      The price of oil and gas remain extremely volatile and sometimes experience large fluctuations as a result of relatively small changes in supply, weather conditions, economic conditions and government actions. From time to time, we enter into derivative financial instruments to manage oil and gas price risk. The following summarizes the valuation losses for the years ended December 31, 2003, 2004 and 2005 and the three months ended March 31, 2005 and 2006:

				Three Months Ended
				March 31,

	2003	2004	2005	2005	2006

Realized loss	$(8,309)	$(16,625)	$(51,263)	$(3,133)	$(12,087)
Unrealized (loss) gain	(2,987)	(9,179)	(69,254)	$(38,769)	$37,252

(Loss) gain on derivatives transactions	$(11,296)	$(25,804)	$(120,517)	$(41,902)	$25,165

      We enter into derivative contracts, primarily costless collars, to achieve more predictable cash flow and reduce our exposure to declines in the market prices of oil and natural gas. We generally hold derivatives until the stated maturity or settlement date. We do not designate any of our derivative positions as accounting hedges and, as a result, we recognize gains or losses for the change in the fair value of our derivative contracts as an increase or reduction of oil and gas revenues. This includes both realized gains or losses from settlement of maturing derivatives and unrealized gains or losses from our unsettled positions. Historically, we have experienced significant volatility in our revenues as a result of including unrealized gains and losses on our derivative positions in oil and gas revenues.
      The following is a summary of our commodity price collar agreements as of March 31, 2006:

Type of Contract	Production Month	Volume per Month	Floor	Ceiling

2006 Oil Production
No cost collars	April-Dec 2006	31,000 Bbls	$41.65	$45.25
No cost collars	April-Dec 2006	16,000 Bbls	41.75	45.40
No cost collars	April-Dec 2006	46,000 Bbls	60.00	68.50	(1)
2007 Oil Production
No cost collars	Jan-Dec 2007	30,000 Bbls	$57.00	$70.50
No cost collars	Jan-Dec 2007	30,000 Bbls	57.50	72.00
2008 Oil Production
No cost collars	Jan-Dec 2008	46,000 Bbls	$55.00	$69.00
2006 Gas Production
No cost collars	April-Dec 2006	570,000 MMBtu	$6.00	$7.25
No cost collars	April-Dec 2006	120,000 MMBtu	6.00	7.28
No cost collars	April-Dec 2006	500,000 MMBtu	4.50	5.00
2007 Gas Production
No cost collars	Jan-Dec 2007	930,000 MMBtu	$8.00	$10.23
2008 Gas Production
No cost collars	Jan-Dec 2008	750,000 MMBtu	$7.00	$10.35

(1)	We participates in price upside above $84.50 on the 46,000 Bbls.

     On April 21, 2006, we entered into the following collar agreements:

Type of Contract	Production Month	Volume per Month	Floor	Ceiling

2007 Oil Production
No cost collars	Jan-Dec 2007	1,000 Bbls	$65.00	$87.40
No cost collars	Jan-Dec 2007	7,000 Bbls	65.00	86.00
2008 Oil Production
No cost collars	Jan-Dec 2008	9,000 Bbls	$65.00	$81.25
2009 Oil Production
No cost collars	Jan-Dec 2009	19,000 Bbls	$65.00	$78.50
No cost collars	Jan-Dec 2009	26,000 Bbls	65.00	77.00
2007 Gas Production
No cost collars	Jan-Dec 2007	330,000 MMBtu	$9.60	$12.10
No cost collars	Jan-Dec 2007	100,000 MMBtu	9.55	12.60
2008 Gas Production
No cost collars	Jan-Dec 2008	70,000 MMBtu	$8.75	$11.90
No cost collars	Jan-Dec 2008	270,000 MMBtu	8.80	11.45
2009 Gas Production
No cost collars	Jan-Dec 2009	330,000 MMBtu	$7.90	$10.80
No cost collars	Jan-Dec 2009	580,000 MMBtu	7.90	11.00
      While the use of derivative contracts can limit the downside risk of adverse price movements, it may also limit future gains from favorable movements. We address market risk by selecting instruments with value fluctuations that correlate closely with the underlying commodity. Credit risk related to derivative activities is managed by requiring minimum credit standards for counterparties, periodic settlements and mark to market valuations.

Interest Rate Risk
      As of March 31, 2006, our exposure to interest rate risk relates primarily to borrowings under our revolving credit facility. Borrowings under this agreement bear interest at a rate based upon either the prime rate or the LIBOR plus, in each case, an applicable margin that in the case of prime rate loans can fluctuate from 0.0% to .75% per annum and in the case of LIBOR can fluctuate from 1.0% to 1.75% per annum. Any increase in interest rates can have an adverse impact on our results of operations and cash flow. Historically, we have not used any derivatives to manage interest rate risk.
Off-Balance Sheet Arrangements
      We have no off-balance sheet financing arrangements.
Recent Accounting Pronouncements
      On December 16, 2004, the FASB issued SFAS 123 (revised 2004), “Share-Based Payment,” which will require compensation costs related to share-based payment transactions (e.g., issuance of stock options and restricted stock) to be recognized in an entity’s financial statements. With limited exceptions, the amount of compensation cost will be measured based on fair value as of the grant date of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) revises SFAS 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” For us, SFAS 123(R), as amended by SEC Release 34-51558, is effective for our first fiscal year beginning after June 15, 2005 (January 1, 2006). Entities that use the fair-value-based method for either recognition or disclosure under SFAS 123 are required to apply SFAS 123(R) using a modified version of prospective application. Under this method, an entity records compensation expense for all awards it grants after the date of adoption. In addition, the entity is required to record compensation expense for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, entities may elect to adopt SFAS 123(R) using a modified retrospective method whereby previously issued financial statements are restated based on the expense previously calculated and reported in their pro forma footnote disclosures. As of December 31, 2005, we have no share-based payments subject to this standard and currently we do not anticipate that we will have any share based payments.
      On March 30, 2005, FASB issued FASB Interpretation No. (FIN) 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term conditional asset retirement obligation as used in SFAS 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 was effective as of December 31, 2005 for us. The adoption of FIN 47 did not have a material impact on our financial statements.
      In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS No. 154”). SFAS No. 154 requires retrospective application to prior period financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS No. 154 will become effective for the Company’s fiscal year beginning January 1, 2006. The impact of SFAS No. 154 will depend on the nature and extent of any voluntary accounting changes and correction of errors after the effective date, but management does not currently expect SFAS No. 154 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.
      On February 16, 2006, the FASB issued Statement 155, “Accounting for Certain Hybrid Instruments — an amendment of FASB Statements No. 133 and 140.” The statement amends Statement 133 to permit fair value measurement for certain hybrid financial instruments that contain an embedded derivative, provides additional guidance on the applicability of Statement 133 and 140 to certain financial instruments and subordinated concentrations of credit risk. The new standard is effective for the first fiscal year that begins after September 15, 2006 (January 1, 2007 for the Company). We have no hybrid instruments subject to this standard.
      In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” of being sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, we record the largest amount of tax benefit that is greater than 50 percent likely of being recognized upon ultimate settlement with the taxing authority. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact of adopting FIN 48 on our financial statements.

BUSINESS AND PROPERTIES
Our Company
      We are a holding company formed in December 2004. Substantially all of the oil and gas properties that we own were acquired in a series of transactions by affiliates of Carl C. Icahn beginning in August 2000 and were subsequently acquired by AREP or us. We were formed in December 2004 to hold AREP’s oil and gas investments. These investments include companies acquired by AREP and contributed to us in April 2005 and June 2005. Prior to these contributions by AREP, we had no assets or operations.
      Upon completion of the IPO, the merger and related transactions, substantially all of our assets will consist of our 100% ownership of each of NEG Holding, National Onshore and National Offshore. NEG will be our not less than 51% managing member, and will control all of our business affairs. AREP will own the remaining membership interest in us, which will not exceed 49%.
      As our managing member, NEG will have the general power to manage us, including the power to:

•	have developed and prepared a business plan each year which will set forth our operating goals and plans;

•	execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents in the ordinary course of business on our behalf;

•	employ, retain, consult with and dismiss personnel;

•	establish and enforce limits of authority and internal controls with respect to all personnel and functions;

•	engage attorneys, consultants and accountants for us; and

•	develop or cause to be developed accounting procedures for the maintenance of our books of account.
      Our management and operation will be undertaken by NEG pursuant to a management agreement. We will not have any employees and NEG’s employees will conduct all of the day to day operations of our oil and natural gas properties.
      Immediately following the IPO, approximately           % of the voting power of all shares of NEG voting stock will be owned by AREP, a publicly traded, diversified holding company engaged in a variety of businesses. AREP’s aggregate voting power in NEG will be proportionate to its total economic interest in NEG and us. Following the completion of this offering, AREP will own approximately      % of the outstanding common stock of NEG. Through its not more than 49% membership interest in us and its      % economic interest in NEG, AREP will own a      % economic interest in us. All of the outstanding stock of the general partner of AREP and approximately 90.0% of its depositary units and 86.5% of its preferred units are owned by affiliates of Carl C. Icahn.
      We are an independent oil and gas exploration, development and production company based in Dallas, Texas. Our core areas of operations are the Val Verde and Permian Basins of West Texas, the Cotton Valley Trend in East Texas, the Gulf Coast and the Gulf of Mexico. We also own oil and gas properties in the Anadarko and Arkoma Basins of Oklahoma and Arkansas. Based on reserve reports prepared as of December 31, 2005 by Netherland, Sewell & Associates, Inc. and DeGolyer and MacNaughton, our independent petroleum consultants, our estimated proved reserves were 500.5 Bcfe, had a PV-10 of $1,803.3 million, were 86% natural gas, 14% oil and 50% proved developed. We are a long reserve life company. Based on our production of 38.8 Bcfe for the year ended December 31, 2005 and our proved reserves as of that date, our reserve life was 13 years. For the month of December 2005, our net production averaged 113 MMcfe per day and was approximately 74% natural gas. For the year ended December 31, 2005 and the three months ended March 31, 2006, our Adjusted EBITDA was $205.3 million and $52.5 million, respectively.

      Since we typically drill in areas relatively close to existing production, we have experienced a 91% drilling success rate. During the three year period ended December 31, 2005, of the 279 wells that we drilled or in which we participated, we completed 254 as producing wells. For those years, we have added estimated reserves from all sources equal to 506% of our production during those years. For the period from 2002 to 2005, we increased our net production from 11.6 Bcfe to 38.8 Bcfe per year, representing a 49.6% compound annual growth rate.
      We have built our reserve base through a combination of acquisitions and drilling activities. We typically seek to acquire properties where we believe there is significant undeveloped potential either on the existing acreage or in the surrounding area, where we potentially could expand. We believe this strategy has allowed us to build a substantial inventory of identified drilling locations, achieve high drilling success rates, and grow production and reserves efficiently. As of December 31, 2005, we had identified 1,828 potential drilling locations on our existing acreage, 570 of which are considered proved undeveloped locations. As of that date, approximately 97% of our identified potential drilling locations were located in our core operating areas of West Texas (which includes the Longfellow Ranch property), East Texas and the Gulf Coast. Based on our currently planned 2006 drilling schedule of 149 gross wells, which represents an approximate 52% increase from our 2005 total, we have over a 12 year inventory of drilling locations. We believe future development of these assets will drive our reserve and production growth.
Our Business Strategy
      Our objective is to maximize value by investing in oil and gas projects with attractive rates of return on capital employed and by growing reserves, production and cash flow. We intend to achieve this objective by executing our strategy as highlighted below:

•	Maintain and Exploit our Multi-Year Drilling Inventory. We seek to maximize the value of our asset base by balancing drilling risk with production and reserve growth potential. We intend to concentrate on developing our multi-year inventory of drilling locations and expect to generate long-term reserve and production growth predominantly through drilling activities on these properties.

•	Maintain a Focused Strategy. We intend to concentrate our efforts in West Texas, East Texas, the Gulf Coast and the Gulf of Mexico. We believe this strategy allows us to better capitalize on our technical experience, operational presence and strategic understanding of these areas. Approximately 93% of the pre-tax PV-10 value of our proved reserves is associated with properties in our core areas. We actively seek to increase our presence in our core geographic areas through acquisitions and joint ventures with other operators. However, we also may consider establishing operations outside our core areas as opportunities present themselves.

•	Seek Acquisitions that Fit our Strategic and Financial Objectives. We seek acquisitions that have significant undeveloped potential. We employ a disciplined acquisition process to identify acquisitions that we believe fit with our strategic and financial objectives. We typically target properties that allow us to build our inventory of drilling locations and enhance our growth potential. We review a large number of acquisition opportunities which allows us to be selective and to focus on properties that we believe have the most potential for property value enhancement and growth. In 2005, we acquired additional interests in Longfellow Ranch and properties in the Minden Field near our existing properties in East Texas.

•	Actively Manage our Asset Base and Control Costs. We seek to control operations in our core areas, which allows us to better manage the timing and scope of development activity and field level operating costs. As of December 31, 2005, we were the operator of properties representing approximately 59% of the pre-tax PV-10 of our proved reserves.

•	Grow Through Selective Exploration. We conduct an active exploration program designed to complement our lower risk development efforts. While we typically seek to maintain a high percentage ownership in essentially all of our development drilling and in the majority of our exploration drilling, for properties where there is both significant drilling risk and a larger capital commitment, we may sell an interest to an industry partner in order to decrease our financial risk.

Our Competitive Strengths
      We have a number of strengths that we believe will help us successfully execute our strategy, including:

•	Extensive, Multi-Year Portfolio of Drilling Locations. As of December 31, 2005, we had an established asset base of over 137,200 gross (44,200 net) undeveloped acres and have identified a total of 1,828 potential drilling locations, 570 of which are classified as proved undeveloped locations. As of that date, approximately 97% of our 1,828 identified potential drilling locations are in our core areas of East Texas, West Texas and the Gulf Coast. Based on our currently planned 2006 drilling schedule of 149 gross wells, which represents a 52% increase from our 2005 total, we had more than a 12 year inventory of drilling locations.

•	Experienced Management Team and Technical Staff. We believe our management team has successfully demonstrated its ability to create value both through the development of our existing assets and strategic acquisitions. Our top nine officers all have been employed by us for at least five years and average nearly 30 years of industry experience. They have extensive experience with our properties and, in most cases, performed the original evaluations of our assets when they were acquired by us or our affiliates from their prior owners. Our engineering and geo-science professionals average approximately 27 years of industry experience.

•	Diversified Operations. Our core operating areas provide us with operational diversification. Each of our core areas is in a different producing basin and generally would not be impacted by an operating or other disruption to another basin. We are sufficiently diversified, with no one well representing more than 3.7% of our total proved reserves by volume. Additionally, our reserve base is diverse, consisting of both long-lived reserves in East and West Texas and higher rate, shorter-lived reserves in the Gulf Coast and in the Gulf of Mexico.
Our Challenges and Risks
      The implementation of our business strategy, maintenance of our strengths and our future operating results and financial condition are subject to a number of challenges, risks and uncertainties. These challenges and risks include the following:

•	Oil and natural gas prices are volatile, and a decline in oil and natural gas prices could significantly affect our financial condition, access to capital, cash flows and results of operations. In addition, as of December 31, 2005, 86% of our proved reserves were natural gas. We are particularly exposed to volatility in natural gas prices.

•	Our commodity price risk management strategy is designed to protect a portion of our expected cash flow that we will use to fund our expected capital expenditures and service our debt. From time to time, we also may engage in transactions that are designed to lock-in what we believe are attractive commodity prices. These activities may limit future revenues from price increases and result in financial losses or reduce our net income.

•	Shortages of oil field equipment, services and qualified personnel could reduce our cash flow and adversely affect results of operations.

•	We may experience difficulty finding and acquiring additional reserves and may not be able to compensate for the depletion of our proved reserves.

•	We face significant risks associated with the operation of our business, including difficulty in extracting commercially viable quantities of oil and natural gas, natural and other disasters occurring at our wells, pressure or irregularities in formations, equipment failures or accidents, weather conditions and shortages, delays in the delivery of equipment or other factors.

•	Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions could materially affect the quantities and value of our reserves.

•	We may not be able to compete successfully in the future with respect to acquiring prospective reserves, developing reserves, marketing our production, attracting and retaining quality personnel, implementing new technologies and raising additional capital.
Our Operating Areas
      The following tables and descriptions set forth summary information attributable to our operating areas. The information contained in these tables is presented as of December 31, 2005, except as otherwise indicated:
Reserve and production data

					December 2005
	Proved Reserves				Average Net
				Pre-Tax	Daily Production
Areas	Bcfe(1)	% Gas	% Developed	PV-10(1)(2)	(MMcfe/d)	Reserve Life(3)

						(in years)
	($ in millions)
West Texas	222.2	90%	37%	$708	26	25
East Texas	124.9	97	41	424	21	22
Gulf Coast	80.2	72	80	351	42	5
Gulf of Mexico	40.1	49	51	201	17	6
Other	33.1	92	97	119	7	11

Total	500.5	86%	50%	$1,803	113	13

Drilling inventory and acreage data

			2006 Drilling Budget		Acreage(5)

	Identified Drilling	2005 Drilling	Gross	Capital	Total	Total
Areas	Locations(4)	Success %	Wells	Expenditures	Gross	Net

	($ in millions)
West Texas	1,549	92%	95	$58.2	140,100	42,300
East Texas	180	100	27	54.6	21,500	19,400
Gulf Coast	43	82	20	75.2	53,600	29,800
Gulf of Mexico	49	67	1	2.9	53,600	28,900
Other	7	91	6	2.5	70,500	36,900

Total	1,828	92%	149	$193.4	339,300	157,300

(1)	The total proved reserves and pre-tax PV-10 used in this table were derived from reserve information prepared by Netherland, Sewell & Associates, Inc. and DeGolyer and MacNaughton, our independent petroleum consultants.

(2)	See “Non-GAAP Financial Measures and Reconciliations.”

(3)	Based on proved reserves and annual production volumes for the year ended December 31, 2005.

(4)	Identified drilling locations represent total gross drilling locations identified and scheduled by our management as an estimate of our multi-year drilling activities on existing acreage. Of the total locations shown in the table, 570 are classified as proved undeveloped. Our actual drilling activities may change depending on the availability of capital, regulatory approvals, seasonal restrictions, oil and natural gas prices, costs, drilling results and other factors.

(5)	Includes 13,260, 7,333 and 8,050 net acres with leases expiring during 2006, 2007 and 2008, respectively.
     West Texas area. The West Texas area consists of properties located on Longfellow Ranch and Goldsmith Adobe Unit.

      Longfellow Ranch. Our Longfellow Ranch area and associated fields cover over 300,000 surface acres in the Val Verde Basin, a gas producing area. Of the 300,000 acres, 234,800 are undeveloped and subject to a Joint Exploration and Development Agreement with Riata Energy Inc., under which we have the option to acquire additional oil and gas leases. The remaining 65,200 acres are currently subject to developed oil and gas leases. Our net interest in the developed leases is 17,100 acres. Longfellow Ranch is a highly productive, gas prone, geologically complex, multi-pay area. Drilling includes both infill and field expansion development, as well as significant exploration activities. Longfellow Ranch Field (Piñon Field) was discovered in 1983 by Fina Oil and Gas, but was not extensively developed due to lack of necessary pipeline and associated facilities. Riata Energy Inc. acquired the field in 1996 and began an extensive development program. The primary producing horizons in the field are the Caballos Novaculites of Devonian age located at depths ranging from 4,500 feet to 10,000 feet. Additional producing horizons include the lower Pennsylvanian Dimple and upper Mississippian Tesnus formations located at depths ranging from 2,000 feet to 4,500 feet. Other objectives include a normal stratigraphic section of Devonian, Silurian and Ordovician. We believe this field is in the early stages of development and it has potential to be a major contributor to our reserve and production growth. As of December 31, 2005, we have identified 1,488 drilling locations in this area, 401 of which are classified as proved undeveloped. In addition to our identified locations, approximately 105,500 gross acres are yet to be fully evaluated and we have not assigned any drilling locations to this acreage. For 2006, we have budgeted 88 gross wells with associated capital expenditures of $52.9 million.
      Goldsmith Adobe Unit. Goldsmith Adobe Unit, or GAU, and its surrounding areas are located in the Permian Basin of West Texas. We now own a 99.9% working interest in GAU. Typically, wells drilled at GAU produce from the Upper Clearfork formation at an average depth of 6,100 feet. This field consists of 10,440 gross acres on which we have identified 61 drilling locations, 49 of which are classified as proved undeveloped locations. For 2006, we have budgeted 7 gross wells with associated capital expenditures of $5.3 million.
      East Texas area. Our East Texas area is part of the Cotton Valley Trend which covers parts of East Texas and Northern Louisiana and is largely gas prone. We are targeting the tight sand reservoirs of the Cotton Valley, Pettit and Travis Peak formations at depths of 6,500 to 10,500 feet. These sands are typically distributed over a large area, leading to high drilling success rates. Due to the tight nature of the reservoirs, significant hydraulic fracture stimulation is required to obtain commercial production rates and efficiently drain the reservoir. Production in this area is generally characterized as long-lived, with wells having a high initial production and decline rates that stabilize at lower levels after several years. Moreover, area operators continue to focus on infill development drilling as many areas have been down spaced to 80 acres per well, with some areas down spaced to as little as 40 acres per well.
      Our East Texas operations are focused in Texas counties of Harrison and Rusk. Our primary fields are Blocker, Minden and Oak Hill. These fields consists of 21,500 gross acres on which we have identified 180 drilling locations, 86 of which are classified as proved undeveloped locations. We continue to seek acquisitions and joint ventures in East Texas, such as our recent Minden Field acquisition, to further grow our inventory of drilling locations.
      Gulf Coast area. Our Gulf Coast area encompasses the large coastal plain from the southernmost tip of Texas through the Southern portion of Louisiana. This is a predominantly gas prone, multi-pay, geologically complex area where 3-D seismic and other advanced exploration technologies are critical to our efforts. This area is comprised of sediments ranging from the Cretaceous through the Tertiary ages and is productive from very shallow depths of several thousand feet to depths in excess 18,000 feet. This is a geologically complex area with significant faulting and compartmentalized reservoirs. We target shallower formations such as the Frio and the Miocene, as well as deeper horizons such as Wilcox and Vicksburg. Operations in this area are generally characterized as being comparatively higher risk and higher potential than in our other core areas, with successful wells typically having higher initial production rates with steeper declines and shorter production lives. Drilling cost per well also tend to be significantly higher than in our other areas due to the increased depth and complexity of wellbore conditions.

      We have an inventory of 18 identified prospects in this area containing 43 identified drilling locations, 14 of which are classified as proved undeveloped. In 2006, we intend to drill in Wharton County, Texas and Galveston Bay.
      Gulf of Mexico area. In the Gulf of Mexico, our focus is in State and Federal waters of Texas and Louisiana. The water depth ranges from 30 feet to 1,100 feet and activity extends from the coast to more than 100 miles offshore. The Gulf of Mexico is one of the premier producing basins in the United States and is an area where we have achieved value-added growth through exploitation and exploration. Our production ranges in depth from several thousand feet to in excess of 17,000 feet. The reservoir rocks range in age from the Plio-Pleistocene through the Oligocene. Typical Gulf of Mexico reservoirs have high porosity and permeability and wells historically flow at prolific rates. Overall, the Gulf of Mexico is known as an area of high quality 3-D seismic acquisition. Integration of 3-D seismic with subsurface well control has allowed us to develop high-impact development and exploratory opportunities in this important basin.
      Our major areas of activity include the blocks in East Breaks and High Island areas that are located off the Texas coast, and the East Cameron area located off the Louisiana coast. In most cases in this area we own non-operating interests with larger companies such as Chevron, BP and Apache. We have an inventory of seven identified prospects in this area containing 49 identified drilling locations, 13 of which are classified as proved undeveloped.
      Other areas. Our other oil and gas properties are located in the Mid-Continent area in Oklahoma and West Arkansas. These areas are characterized by multiple producing horizons and long-lived reserves and are primarily gas producing.
      Anadarko Basin. The Anadarko Basin properties are located throughout central and west Oklahoma. Anadarko Basin is among the most historically petroliferous basins of the continental United States. The Anadarko Basin is considered a mature oil and natural gas province characterized by multiple producing horizons and long-lived and predictable reserves with low cost operations. Most Anadarko Basin reserves are produced from formations at depths ranging from approximately 5,000 to 15,000 feet.
      Arkoma Basin. The Arkoma Basin properties are located in southeast Oklahoma and northwest Arkansas. The Arkoma Basin is considered a mature natural gas province characterized by multiple producing horizons and long-lived and predictable reserves with low cost operations. Most Arkoma Basin reserves are produced from formations at depths ranging from approximately 3,000 to 8,000 feet. The principal productive formations are Atokan and, to a lesser extent, Morrowan sandstones.
Oil and Gas Reserves
      Our reserves are located in the continental United States. Our reserve reports were prepared using constant prices and costs in accordance with the published guidelines of the SEC. The net weighted average prices used in our reserve report as of December 31, 2005 were $57.28 per barrel of oil and $9.59 per Mcf of natural gas. As of December 31, 2005, our total proved reserves were 429.1 Bcf of natural gas and 11,904 MBbls of condensate and oil. The estimation of reserves and future net revenues can be materially affected by the oil and gas prices used in preparing the reserve report.
      The following table sets forth certain information for our total proved reserves of oil and gas and the pre-tax PV-10 of estimated future net revenues from such reserves as of December 31, 2005.

			Natural Gas	Pre-Tax
	Oil	Natural Gas	Equivalent	PV-10
	(MBbls)	(MMcf)	(MMcfe)	(in thousands)(1)

Proved Developed Reserves	8,340	200,520	250,560	$1,090,549
Proved Undeveloped Reserves	3,564	228,530	249,915	712,730

Total Proved Reserves	11,904	429,050	500,475	$1,803,279

(1)	See “Non-GAAP Financial Measures and Reconciliations.”

Oil and Gas Production and Unit Economics
      The following table shows the approximate net production attributable to our oil and gas interests, the average sales price per barrel of oil and Mcf of natural gas produced, and the average unit economics per Mcfe, or thousand cubic feet gas equivalent, related to our oil and gas production for the periods indicated. Information relating to properties acquired or sold is reflected in this table only since or up to the closing date of their respective acquisition or sale.

				Three Months Ended
	Years Ended December 31,			March 31,

	2003	2004	2005	2005	2006

Production data:
Oil (MBbls)	811	935	1,440	353	368
Natural gas (MMcf)	15,913	18,895	28,107	6,023	7,404
Natural gas liquids (MBbls)	166	549	350	91	101
Natural gas equivalents (MMcfe)	21,772	27,799	38,847	8,683	10,216
Average sales price(1):
Oil average sales price (per Bbl)
Price excluding realized gains or losses on derivative contracts	$30.26	$39.55	$55.72	$50.59	$62.52
Price including realized gains or losses on derivative contracts	27.32	29.89	48.95	48.22	55.54
Natural gas average sales price (per Mcf)
Price excluding realized gains or losses on derivative contracts	5.07	5.73	7.85	5.92	7.34
Price including realized gains or losses on derivative contracts	4.70	5.39	6.38	5.54	6.05
Natural gas liquids (per Bbl)	23.24	26.72	33.46	30.42	38.14
Expense per Mcfe:
Lease operating expenses	$0.49	$0.49	$0.70	$0.84	$0.83
Transportation and gathering	0.07	0.11	0.13	0.10	0.13
Taxes, other than income	0.37	0.39	0.43	0.41	0.25
Depreciation, depletion and amortization	1.81	2.17	2.35	2.34	2.36
General and administrative expenses	0.36	0.49	0.40	0.39	0.50

(1)	Excludes the effect of unrealized gains and losses on derivative contracts.
Productive Wells
      The following table sets forth our interests in productive wells, by principal area of operation, as of December 31, 2005.

	Oil		Natural Gas		Total

	Gross	Net	Gross	Net	Gross	Net

Area:
West Texas	164	159.6	174	67.1	338	226.7
East Texas	3	2.7	104	100.3	107	103.0
Gulf Coast	31	20.2	98	68.7	129	88.9
Gulf of Mexico	28	15.7	27	8.7	55	24.4
Other	39	12.5	210	97.2	249	109.7

Total	265	210.7	613	342.0	878	552.7

Leasehold Acreage
      The following table shows the approximate gross and net acres in which we had a leasehold interest, by principal area of operation, as of December 31, 2005.

	Developed Acreage		Undeveloped Acreage

	Gross	Net	Gross	Net

Area:
West Texas	31,200	15,900	108,900	26,400
East Texas	14,500	13,800	7,000	5,600
Gulf Coast	32,300	17,600	21,300	12,200
Gulf of Mexico	53,600	28,900	—	—
Other	70,500	36,900	—	—

Total	202,100	113,100	137,200	44,200

      We acquire a leasehold interest in the properties we explore. The leases grant the lessee the right to explore for and extract oil and gas from a specified area. Lease rentals usually consist of a fixed annual charge made prior to obtaining production. Once production has been established, a royalty is paid to the lessor based upon the gross proceeds from the sale of oil and gas. Once wells are drilled, a lease generally continues as long as production of oil and gas continues. In some cases, leases may be acquired in exchange for a commitment to drill or finance the drilling of a specified number of wells to predetermined depths.
      Substantially all of our producing oil and gas properties are located on leases held by us for an indeterminate number of years as long as production is maintained. All of our non-producing acreage is held under leases from mineral owners or a government entity which expire at varying dates. We are obligated to pay annual delay rentals to the lessors of certain properties in order to prevent the leases from terminating.
Drilling Activity
      The following table sets forth our exploration and development drilling results for the years ended December 31, 2003, 2004 and 2005.

	Year Ended December 31,

	2003		2004		2005

	Gross	Net	Gross	Net	Gross	Net

Exploratory Wells(1):
Productive(2)	29	8.0	57	22.0	45	21.2
Non-productive	2	0.2	14	4.1	7	2.5

Total	31	8.2	71	26.1	52	23.7

Development Wells(1):
Productive(2)	38	27.4	40	20.0	45	30.2
Non-productive	1	0.4	—	—	1	0.2

Total	39	27.8	40	20.0	46	30.4

Combined Total	70	36.0	111	46.1	98	54.1

(1)	The number of net wells is the sum of the fractional working interests owned in gross wells.

(2)	Productive wells consist of wells that are completed or capable of production. Wells that are completed in more than one producing zone are counted as one well.
Production and Sales Prices
      We produce oil and gas solely in the continental United States. We currently sell a significant portion of oil pursuant to a contract with Plains Marketing and Transportation. We have no obligations to provide a fixed and determinable quantity of oil and/or natural gas in the future under existing contracts or agreements. We do not refine or process the oil and gas we produce, but sell the production to unaffiliated oil and gas purchasing companies in the area in which it is produced. We expect to sell crude oil on a market price basis and to sell natural gas under contracts to both interstate and intrastate natural gas pipeline companies.
Control Over Production Activities
      We operated 527 of the 878 producing wells in which we owned an interest as of December 31, 2005. The non-operated properties are operated by unrelated third parties pursuant to operating agreements which are generally standard in the industry. Significant decisions about operations regarding non-operated properties may be determined by the outside operator rather than by us. If we decline to participate in additional activities proposed by the outside operator under certain operating agreements, we will not receive revenues from, and/or will lose our interest in, the activity in which we declined to participate.
Markets and Customers
      A large percentage of our oil and gas sales are made to a small number of purchasers. Additionally, some of our oil and natural gas production attributable to non-operated properties is sold to other third party purchasers by the operator of such properties, which then remits our proportionate share of the proceeds to us. Riata is the largest single seller of oil and natural gas from our non-operated properties pursuant to such arrangement. For the year ended December 31, 2005, approximately 69% of our oil and natural gas revenues were generated from the following purchasers in the following percentages: Riata, 17%; Duke Energy Field Services, 14%; Plains Marketing, 13%; Seminole Energy Services 9%; Louis Dreyfus, 9% and Crosstex Energy Services, 7%. We do not believe that the loss of any purchaser would have a material adverse effect on our business because, under prevailing market conditions, other purchasers are readily available.
      The agreement with Plains, entered into in 1993, provides for Plains to purchase our oil pursuant to West Texas Intermediate posted prices plus a premium. A portion of our natural gas production is sold pursuant to long-term netback contracts. Under netback contracts, gas purchasers buy gas from a number of producers, process the gas for natural gas liquids, and sell liquids and residue gas. Each producer receives a fixed portion of the proceeds from the sale of the liquids and residue gas. The gas purchasers pay for transportation, processing and marketing of the gas and liquids, and assume the risk of contracting pipelines and processing plants in return for a portion of the proceeds of the sale of the gas and liquids. Generally, because the purchasers are marketing large volumes of hydrocarbons gathered from multiple producers, higher prices may be obtained for the gas and liquids. The remainder of our natural gas is sold on the spot market under short-term contracts.
Regulatory Environment
      Our oil and natural gas exploration, production and transportation activities are subject to extensive regulation at the federal, state and local levels. These regulations relate to, among other things, environmental and land use matters, conservation, safety, pipeline use, the drilling and spacing of wells, well stimulation, transportation, and forced pooling and protection of correlative rights among interest owners. The following is a summary discussion of some key regulations that affect our operations.

Environmental and Land Use Laws and Regulation
      A variety of federal, state and local environmental and land use laws and regulations apply to companies engaged in the exploration, production and sale of petroleum hydrocarbons. Some of these laws and regulations have been revised frequently in the past, and in some cases these changes have imposed more stringent requirements that increased operating costs and/or required capital expenditures to attain compliance with the heightened level of regulation. We believe that our business operations are in substantial compliance with current environmental laws and regulations. We understand that failure to comply with these requirements could result in civil and/or criminal fines and penalties as well as potential loss of permits or authorizations required for our business. We also understand that attaining and maintaining compliance at an increased or heightened level could result in an increase in expenditures. A discussion of some of the major federal law and regulations follows in order of the type of media with the potential to be impacted.

      Discharges to Waters. The Federal Water Pollution Control Act of 1972, as amended, also known as the Clean Water Act, and comparable state statutes impose restrictions and limits on the discharge of pollutants into regulated waters and wetlands. These laws prohibit the discharge of produced waters and sand, drilling fluids, drill cuttings and other substances related to the oil and natural gas industry into onshore, coastal and offshore waters without appropriate permits. Some of the pollutant limitations have become more restrictive over the years and additional restrictions and limitations may be imposed in the future.
      The Clean Water Act also regulates stormwater discharges from industrial and construction activities. Regulations promulgated by the U.S. Environmental Protection Agency, or EPA, require industries engaged in certain industrial or construction activities to acquire permits and implement stormwater management plans and best management practices, to conduct periodic monitoring and reporting of discharges, and to train employees. Further, the EPA regulations require certain oil and natural gas exploration and production facilities to obtain permits for stormwater discharges. There may be costs associated with each of these regulatory requirements.
      The Clean Water Act provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants to regulated waters. It also provides for substantial liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or its derivatives, or other hazardous substances, into regulated waters.
      Oil Spill Regulations. Oil spills are regulated at the federal, state and local levels. The Clean Water Act and ensuing EPA regulations place restrictions and controls on certain regulated oil and gas activities that could pose the potential to spill oil to waters of the U.S. To prevent oil spills, EPA requires owners or operators of certain oil storage facilities to prepare and implement Spill Prevention, Control and Countermeasure (or SPCC) Plans that detail the facility’s spill prevention and control measures.
      The Oil Pollution Act of 1990, as amended, also known as OPA ’90, amends and augments the Clean Water Act relating to oil spills, imposing potentially unlimited liability on responsible parties, without regard to fault, for the costs of cleanup and other damages resulting from an oil spill in “waters of the United States.” EPA and the Courts have interpreted the term “waters of the United States” very broadly. OPA ’90 regulations that affect certain oil and gas activities have been promulgated by the Department of Transportation, the EPA, the U.S. Coast Guard and the Department of the Interior Minerals Management Service (or MMS). These agencies regulate transportation and non-transportation activities and have promulgated regulations that require affected oil and gas operators to develop, implement and maintain facility response plans, to provide annual spill training to certain employees and to provide varying degrees of financial assurance. Responsible parties regulated under OPA ’90 include (1) owners and operators of onshore and coastal facilities and pipelines and (2) owners, operators and lessees of offshore oil and gas facilities, including pipelines. OPA ’90 also requires parties responsible for offshore facilities to provide financial assurance in the amounts ranging from $35-$150 million to cover potential OPA liabilities. Such responsible parties are also required to provide evidence of (1) ownership of spill response capability in the form of response vessels, clean-up equipment and trained response personnel or (2) membership in an oil spill clean-up cooperative with such capability. We demonstrate compliance with OPA ’90 by providing for annual employee training, conducting quarterly and annual spill drills, through the development and maintenance of area-wide response plans, bonds in evidence of financial responsibility, and membership in Clean Gulf Associates, as affiliated with the Marine Spill Response Corporation. In Texas, spills of oil to state waters are regulated by the Texas General Land Office, or TXGLO. The lead agency for spills of oil on land resulting from oil and gas operations is the Railroad Commission of Texas. The TXGLO requires that owners and operators of regulated facilities prepare and maintain response plans, conduct annual spill training and conduct annual spill drills. The TXGLO also performs yearly inspections of all regulated oil and gas facilities and has a policy to visually inspect all oil spills to state waters.
      Air Emissions. Our operations are subject to local, state and federal regulations governing emissions of air pollution, including the federal Clean Air Act. Significant sources of air emissions are subject to permitting and emission control requirements. Major sources of air pollutants, as defined and compared to minor sources, are subject to more stringent standards. Areas of the country that have not attained the standards for air quality established under the Clean Air Act have been designated as non-attainment areas by the EPA. Conversely, those that do attain the air quality standards are designated as attainment areas. Certain air emission requirements are stricter for oil and gas operations in non-attainment areas. Some of our producing wells and production and pipeline facilities are in designated non-attainment areas and are subject to more stringent emission limitations and permitting requirements. Failure to comply with air pollution regulations or permits are generally resolved through administrative enforcement actions that can result in orders to correct any identified deficiencies and to pay monetary fines and penalties. Alternatively, civil and criminal enforcement actions can be brought judicially. In addition to administrative and judicial penalty exposure, regulatory agencies can seek injunctive relief such as requiring us to forego construction, modification or operation of certain air emission sources or compelling us to install air pollution controls to minimize emissions. Air emissions from oil and natural gas operations are also regulated by oil and natural gas permitting agencies, including the MMS, the State Lands Commission and other local agencies. As we plan for and develop new facilities, potential air emissions are calculated for each regulated air pollutant and permits are sought and acquired as necessary. We believe that our well sites and other facilities are in material compliance with applicable federal, state and local air emission laws and regulations.
      Contaminated Site Remediation/ Superfund. The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, also known as CERCLA, and comparable state statutes (together with CERCLA, commonly known as Superfund laws) impose liability for releases of “hazardous substances” into the environment. Such liability typically covers the costs of investigation and remediation of contaminated soil and groundwater and can include assessments for natural resource damages. CERCLA liability is joint, several and retroactive, i.e., it can be imposed without regard to fault or the legality of the original conduct. In practice, clean-up costs are usually allocated among classes of persons, the potentially responsible parties or PRPs, who include the current and certain past owners and operators of a facility where there has been a release or threat of release of a hazardous substance and persons who disposed of or arranged for the disposal of the hazardous substances found at a site. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the cost of such action from the PRPs. Liability can arise from conditions on properties where operations are conducted and/or from conditions at third party disposal facilities where wastes from operations were sent.
      CERCLA currently excludes petroleum (including crude oil or any fraction thereof) from the definition of hazardous substance. Although this exclusion means that we are generally not subject to liability under CERCLA for releases of petroleum, we cannot assure you that all of the substances that we produce or handle will fall within the petroleum exclusion. CERCLA’s petroleum exclusion has been narrowly interpreted and may not apply to all of the hazardous substances that may have been released by our operations. We also cannot assure you that the CERCLA petroleum exclusion will be preserved in any future amendments of the act. Such amendments, if adopted, could have a significant impact on our costs or operations. In addition, some state Superfund statutes that are applicable to our operations, for example Oklahoma, do not contain a petroleum exclusion.
      We currently own or lease a number of properties that have been used for production of oil and natural gas for many years, some of which were previously owned or leased by other owners or operators. If the prior owners and/or operators of these properties utilized accepted standard industry practices that predated the promulgation of environmental laws, hydrocarbons or other hazardous and non-hazardous wastes may have been disposed or released on or under these properties. Additionally, our operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA and similar state statutes at a future date. Accordingly, although we believe our current operations materially comply with the current State and federal laws applicable to oil and natural gas wastes and properties, we cannot assure you that we will not become liable for the remediation of contaminated properties in the future. Furthermore, although we conduct due diligence reviews on properties that we acquire and routinely inspect properties we operate, we cannot assure you that all contamination (in excess of current regulatory standards) has been discovered. We have no knowledge of existing contamination on our properties that requires any material cleanup under CERCLA or similar state laws. However, if future investigations identify any such contamination, or if more stringent laws are promulgated in the future, we could be liable for costs of investigation and remediation or payment of natural resource damages for property, including groundwater, impacted by wastes disposed of or released by our operations or by prior owners or operators, or required to perform remedial well plugging operations to prevent future, or mitigate existing, contamination. To our knowledge, neither we nor our predecessors have been designated as a PRP by the EPA under CERCLA at any site. We also do not know of any prior owners or operators of our properties that are named as PRPs related to their ownership or operation of such properties.
      Waste Disposal. Our operations are regulated by the federal Resource Conservation and Recovery Act, also known as RCRA, and other comparable state statutes with respect to the treatment, storage and disposal of regulated waste. The EPA has limited the disposal options for certain wastes that are designated as hazardous and extremely hazardous, as defined under RCRA, and has imposed remedial obligations on facilities where such wastes are treated, stored or disposed. State and federal oil and natural gas regulations also provide guidelines for the storage and disposal of solid wastes resulting from the production of oil and natural gas, both onshore and offshore, but generally follow the federal RCRA requirements and exemptions. Under RCRA, however, certain oil and natural gas exploration and production wastes are exempt from regulation. In the past, some parties have proposed that these currently RCRA-exempt wastes (including wastes generated during pipeline, drilling and production operations) be designated as hazardous wastes, and therefore subject to more rigorous and costly operating, disposal and clean-up requirements. Although we are not presently aware of any such regulatory proposals, any future decision by either EPA or the States to subject currently exempt oil and gas production wastes to more stringent regulation could have a significant impact on our operating costs and results of operations.
      Although we believe we have utilized generally accepted waste disposal practices and have operated in material compliance with applicable waste disposal regulations, it cannot be discounted that wastes may have been disposed of or released, either by us, third parties or other owners/operators, on or under the properties currently owned, managed or leased by us. It also cannot be discounted that wastes generated by our operations, and disposed of either by acceptable practice or in material compliance with current law, may have become contaminated and/or mixed with other more highly-regulated wastes from other owners and operators and improperly disposed of by them in landfills or other regulated disposal sites we have used. As discussed above, we could become liable for the cost of remediating such properties.
      Underground Injection. Underground injection is the subsurface placement of fluid through a well, such as the re-injection of brine produced and separated from oil and natural gas production. The Safe Drinking Water Act of 1974, as amended, establishes a regulatory framework for underground injection, with the main goal being the protection of usable-quality aquifers. The primary objective of injection well operating requirements is to ensure the mechanical integrity of the injection apparatus and to prevent migration of fluids from the injection zone into underground sources of drinking water. Hazardous-waste injection well operations are strictly controlled and certain wastes, absent an exemption, cannot be injected into underground wells. Injection wells most associated with oil and gas production operations involve the re-injection of produced waters. No underground injection may take place except as authorized by permit or rule. Typically, such regulations are promulgated and enforced through state agencies. We currently own and operate many underground injection operations and are subject to the state permit requirements. Failure to abide by these permits could subject us to civil and/or criminal enforcement resulting in imposition of fines or injunctive relief, such as compliance orders or revocation of permits. We believe that we are in material compliance in all material respects with the requirements of applicable state underground injection control programs and related permits.
      Disclosure of Hazardous Materials. The Occupational Safety and Health Administration, also known as OSHA, hazard communication standard, the EPA community right-to-know regulations under the Title III of CERCLA and similar state statutes require that we organize and/or disclose information about hazardous materials used or produced in our operations. We believe that we are in material compliance with these applicable requirements and with other OSHA and comparable requirements.
      Animal and Plant Species; Coastal Resources. Executive Order 13158, issued on May 26, 2000, directs federal agencies to safeguard existing Marine Protected Areas, or MPAs, in the United States and establish new MPAs. The order requires federal agencies to avoid harm to MPAs to the extent permitted by law and to the maximum extent practicable. It also directs the EPA to propose new regulations under the Clean Water Act to ensure appropriate levels of protection for the marine environment. This order has the potential to adversely affect our operations by restricting areas in which we may carry out future development and exploration projects and/or causing us to incur increased operating expenses.
      Federal Lease Stipulations address the reduction of potential taking of protected marine species (sea turtles, marine mammals, gulf sturgeon and other listed marine species). MMS permit approvals will be conditioned on collection and removal of debris resulting from activities related to exploration, development and production of offshore leases. MMS has issued Notices to Lessees and Operators, or NTL, 2003-G06 advising of requirements for posting of signs in prominent places on all vessels and structures.
      Certain flora and fauna that have officially been classified as “threatened” or “endangered” are protected by the Endangered Species Act. This law prohibits any activities that could “take” a protected plant or animal or reduce or degrade its habitat area. If endangered species are located in an area we wish to develop, the work could be prohibited or delayed or expensive mitigation might be required.
      There are various federal and state programs that regulate the conservation and development of coastal resources. The federal Coastal Zone Management Act, also known as the CZMA, was passed in 1972 to preserve and, where possible, restore the natural resources of the nation’s coastal zone. The CZMA provides for federal grants for state management programs that regulate land use, water use and coastal development. States, such as Texas, also have coastal management programs, which provide for, among other things, the coordination among local and state authorities to protect coastal resources through regulating land use, water, and coastal development. Coastal management programs also may provide for the review of state and federal agency rules and agency actions for consistency with the goals and policies of the state coastal management plan. In the event our activities trigger these programs, this review may impact agency permitting and review activities and add an additional layer of review to certain activities undertaken by us.
      Other statutes that provide protection to animal and plant species and which may apply to our operations include, but are not necessarily limited to, the National Environmental Policy Act, the Oil Pollution Act, the Emergency Planning and Community Right-to-Know Act, the Marine Mammal Protection Act, the Marine Protection, Research and Sanctuaries Act, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences and may limit or prohibit construction, drilling and other activities on certain lands lying within wilderness or wetlands and other protected areas and impose substantial liabilities for pollution resulting from our operations. The permits required for our various operations are subject to revocation, modification and renewal by issuing authorities.
      Well Plugging and Abandonment, Facility Decommissioning and Site Reclamation Requirements. Federal, state and local regulations provide detailed requirements for the abandonment of wells, closure or decommissioning of production facilities and pipelines and for the site restoration in areas where we operate. MMS regulations require that owners and operators plug and abandon wells and decommission and remove our offshore facilities located in federal offshore leases in a prescribed manner. The MMS requires federal leaseholders to post performance bonds or otherwise provide necessary financial assurances to provide for such abandonment, decommissioning and removal. The Railroad Commission of Texas has financial responsibility requirements for owners and operators of facilities in state waters to provide for similar assurances. The U.S. Army Corps of Engineers (or ACE) and many other state and local municipalities have regulations for plugging and abandonment, decommissioning and site restoration. Although the ACE does not require bonds or other financial assurances, some other state agencies and municipalities do have such requirements. We believe we are in material compliance with the federal offshore and all other state and local requirements for plugging, abandonment, closure, decommissioning and site reclamation for the areas in which we conduct our oil and gas operations. We are not aware of, nor have we received any notice of, any allegation that we are not in material compliance with such requirements.

Potential Material Costs Associated with Environmental Regulation of Our Oil and Natural Gas Operations
      We will incur significant plugging, abandonment and dismantlement costs in the future related to environmental and land use regulations associated with our existing properties and operations and those that we may acquire in the future. As is customary in the industry, we may also contractually assume plugging, abandonment and dismantlement, clean up and other obligations in connection with our acquisition of operating interests in the fields. These costs can be significant.
      As of March 31, 2006, we had approximately $26.6 million held in various escrow accounts relating to the asset retirement obligations for certain offshore properties located in federal waters. The total estimated expected future costs to fulfill our future plugging, abandoning, dismantlement and structure removal obligations on these properties as of March 31, 2006 was approximately $41.9 million. This obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation.
      We do not maintain monetary reserves related to such asset retirement obligations for onshore properties and those located in state waters. The cost to plug, abandon, dismantle and remove wells and associated equipment on these properties is proportionately shared with other working interest owners and are typically incurred at the time the assets are retired. It is our experience that wells may be sold to third parties prior to the need to incur plugging and abandonment expenses, and when this occurs, the costs for plugging and abandonment are typically assumed by the third party. When they are not sold to third parties, we have found that the plugging and abandonment liability of onshore properties is substantially offset by the value of the equipment salvaged.
      Other potential, material costs may be incurred for wells in federal waters that exhibit a phenomenon known as sustained casing pressure. We have identified nine of our wells that exhibit sustained casing pressure. At the present time, we have incurred no costs, other than well head monitoring costs, nor are there any legal requirements to incur any costs to repair sustained casing pressure in these wells.
      However, the MMS is currently working on rules and regulations that may require us to repair or plug offshore wells with sustained casing pressure. Because the rules and regulation have not been developed, we cannot reasonably estimate the cost, if any, that we may be required to incur to repair the sustained casing pressure of these nine wells. Until such a time that new rules are promulgated and become effective, the Company maintains compliance with current MMS rules by routinely monitoring and reporting the condition of these wells to the MMS.
      We believe that our operations are in material compliance with all applicable current oil and natural gas, safety, environmental and land use laws and regulations, and we work diligently to ensure continuing compliance. We are not aware of, nor have we received any notice of, any allegation that we are not in material compliance with such requirements. However, on occasion spills occur or we receive notices of non-compliance with certain requirements from federal, state, or local regulatory agencies. These notices are typically administrative in nature resulting in an infraction of operating procedure and require resolving the matter in a prescribed fashion and timeframe. Administrative fines are generally waived or are minimal in degree, usually in payment of agency costs for time and materials associated with inspections. However, we could face more serious enforcement depending on the nature of the spill or non-compliance and/or the media impacted by the spill or non-compliance. We may incur significant costs for: (1) clean-up and damages due to spills or other releases; and (2) civil penalties imposed for spills, releases or non-compliance with applicable laws and regulations. If substantial liabilities to third parties or governmental entities are incurred, the payment of such claims may reduce or eliminate the funds available for project investment or result in loss of our properties. Although we maintain insurance coverage we consider to be customary in the industry, we are not fully insured against all of these risks, either because insurance is not available or because of high premiums. Accordingly, we may be subject to liability or may lose substantial portions of properties due to hazards that cannot be insured against or have not been insured against due to prohibitive premiums or for other reasons.

      We do not anticipate that we will be required in the near future to expend amounts that are material in relation to our total capital expenditures program to comply with environmental laws and regulations, but inasmuch as these laws and regulations are frequently changed and are subject to interpretation, we are unable to predict with any certainty the ultimate cost of compliance or the extent of liability risks. We are also unable to assure you that more stringent laws and regulations protecting the environment will not be adopted and that we will not incur material expenses in complying with environmental laws and regulations in the future. At any time, we may be forced to incur significant costs to install controls or make operational changes to comply with existing, new and evolving environmental compliance requirements. The imposition of any of these liabilities or compliance obligations on us may have a material adverse effect on our financial condition and results of operations.
Other Regulation
      Transportation of Oil and Natural Gas. The Hazardous Liquids Pipeline Safety Act of 1979, as amended, also known as HLPSA, and the Pipeline Safety Act of 1992, also known as the Pipeline Safety Act, govern and set standards for the design, installation, testing, construction, operation, replacement and management of pipeline facilities. Where applicable, the HLPSA requires pipeline operators to comply with regulations issued pursuant to HLPSA that are designed to permit access to and allow copying of records and to make certain reports available and provide information as required by the Secretary of Transportation.
      The Pipeline Safety Act amends the HLPSA in several important respects. The Pipeline Safety Act requires the Research and Special Programs Administration of DOT, or RSPA, to consider environmental impacts, as well as its traditional public safety mandate, when developing pipeline safety regulations. In addition, the Pipeline Safety Act mandates the establishment by DOT of pipeline operator qualification rules requiring minimum training requirements for operators and requires that pipeline operators provide maps and records to RSPA. It also authorizes RSPA to require certain pipeline modifications as well as operational and maintenance changes.
      Currently, none of the lines that we operate are subject to regulation by the U.S. Department of Transportation, or DOT. However, certain of the requirements of the above Acts are included by reference into certain state and local pipeline regulations. The MMS also has jurisdiction over lines in federal offshore leases and have requirements for their operation, maintenance and abandonment. We believe our pipelines are in material compliance with existing pipeline regulations and comparable state laws and regulations. However, we could incur significant expenses if new or additional safety measures are required on existing lines or if our operations expand in scope and manner that would cause them to be otherwise regulated.
      The rates, terms and conditions applicable to the interstate transportation of natural gas by pipelines are regulated by the Federal Energy Regulatory Commission or FERC, under the Natural Gas Act, as well as the Natural Gas Policy Act. Since 1985, FERC has implemented regulations intended to increase competition within the natural gas industry by making natural gas transportation more accessible to natural gas buyers and sellers on an open-access, non-discriminatory basis. As a result of initiatives like FERC Order No. 636, issued in April 1992, the interstate natural gas transportation and marketing system has been substantially restructured to remove various barriers and practices that historically limited non-pipeline natural gas sellers, including producers, from effectively competing with interstate pipelines for sales to local distribution companies and large industrial and commercial customers. The most significant provisions of Order No. 636 require that interstate pipelines provide firm and interruptible transportation service on an open access basis that is equal for all natural gas supplies. In many instances, the results of Order No. 636 and related initiatives have been to substantially reduce or eliminate the interstate pipelines’ traditional role as wholesalers of natural gas in favor of providing only storage and transportation services.
      Similarly, the Railroad Commission of Texas has been changing its regulations governing transportation and gathering services provided by intrastate pipelines and gatherers. While the changes by these federal and state regulators affect us only indirectly, they are intended to further enhance competition in natural gas markets. We cannot predict what further action the FERC or state regulators will take on these matters. However, we do not believe that we will be affected by any action taken materially differently than other natural gas producers with which we compete.

      The rates, terms, and conditions applicable to the interstate transportation of oil by pipelines are also regulated by FERC under the Interstate Commerce Act. FERC has implemented a simplified and generally applicable ratemaking methodology for interstate oil pipelines to fulfill the requirements of Title VIII of the Energy Policy Act of 1992, comprised of an indexing system to establish ceilings on interstate oil pipeline rates. FERC has announced several important transportation-related policy statements and rule changes, including a statement of policy and final rule issued February 25, 2000 concerning alternatives to its traditional cost-of-service rate-making methodology to establish the rates interstate pipelines may charge for their services. The final rule revises FERC’s pricing policy and current regulatory framework to improve the efficiency of the market and further enhance competition in natural gas markets.
      With respect to transportation of natural gas on the Outer Continental Shelf, or OCS, FERC requires, as a part of its regulation under the Outer Continental Shelf Lands Act, or OCSLA, that all pipelines provide open and non-discriminatory access to both owner and non-owner shippers. One of FERC’s principal goals in carrying out OCSLA’s mandate is to increase transparency in the market to provide producers and shippers on the OCS with greater assurance of open access service on pipelines located on the OCS and non-discriminatory rates and conditions of service on such pipelines.
      Federal Leases. As described above, certain of our operations are located on federal oil and natural gas leases, which are administered by the MMS pursuant to the OCSLA. These leases were issued through competitive bidding and contain relatively standardized terms. These leases require compliance with detailed MMS regulations and orders that are subject to interpretation and change by the MMS.
      For offshore operations, lessees must obtain MMS approval for exploration, development and production plans prior to the commencement of such operations. Lessees must also obtain permits from the MMS prior to the commencement of drilling. The cost of obtaining such approvals and permits is not significant, but may result in delays in our exploration, development or production plans. The MMS has promulgated regulations requiring offshore production facilities located on the OCS, to meet stringent engineering and construction specifications. The MMS also has regulations restricting the flaring or venting of natural gas, and has proposed to amend such regulations to prohibit the flaring of liquid hydrocarbons and oil without prior authorization. Similarly, the MMS has promulgated other regulations governing the plugging and abandonment of wells located offshore and the installation and removal of all production facilities.
      To cover the various obligations of lessees on the OCS, the MMS generally requires that lessees have substantial net worth or post bonds or other acceptable assurances that such obligations will be satisfied. The cost of these bonds or assurances can be substantial, and there is no assurance that they can be obtained in all cases. We are currently subject to supplemental bonding requirements by the MMS. As of December 31, 2005, our annual cost of obtaining the required bonds was approximately $0.2 million per year. Material deviation from MMS regulations could result in the MMS suspending or terminating an operator’s or lessee’s offshore operations. Any such suspension or termination could materially adversely affect our financial condition and results of operations.
      The MMS also administers the collection of royalties under the terms of the OCSLA and the oil and natural gas leases issued thereunder. The amount of royalties due is based upon the terms of the oil and natural gas leases as well as the regulations promulgated by the MMS and is approximately 16 2/3 % of gross revenues on our leases. The MMS regulations governing the calculation of royalties and the valuation of crude oil produced from federal leases currently rely on arm’s-length sales prices and spot market prices as indicators of value. On August 20, 2003, the MMS issued a proposed rule that would change certain components of its valuation procedures for the calculation of royalties owed for crude oil sales. The proposal would change the valuation basis for transactions not at arm’s-length from spot to the New York Mercantile Exchange prices adjusted for locality and quality differentials and would clarify the treatment of transactions under a joint operating agreement. Final comments on the proposed rule were due on November 10, 2003. We cannot predict whether this proposed rule will take effect as written, nor can we predict whether the proposed rule, if it takes effect, will be challenged in federal court and whether it will withstand such a challenge. We believe this rule, as proposed, will not have a material impact on our financial condition, liquidity or results of operations.

      U.S. federal taxation. The federal government may propose tax initiatives that affect us. We are unable to determine what effect, if any, future proposals would have on product demand or our results of operations.
      State Regulation of Exploration and Production. Each of the states in which we operate regulate the exploration, drilling, and development and marketing of oil, natural gas, and natural gas condensate. Such regulations have been developed to conserve minerals and for the protection of correlative rights. These regulations include requirements for obtaining drilling permits, for developing new fields, for insuring proper well spacing and density and for insuring sound well operation and proper plugging and abandonment. The rate at which wells may be produced and also be regulated and the maximum daily production allowable from both oil and gas wells may be established on a market demand or conservation basis or both.
Operating Hazards and Insurance
      The oil and natural gas business involves a variety of operating risks, such as those described under “Risk Factors — Risks Related to Our Business and the Oil and Natural Gas Industry — Our business involves significant operating risks.” In accordance with industry practice, we maintain insurance against some, but not all, potential risks and losses. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect us.
Title to Properties
      We believe that we have satisfactory title to all of our material assets. Although title to our properties is subject to encumbrances in some cases, such as customary interests generally retained in connection with acquisition of real property, customary royalty interests and contract terms and restrictions, liens under operating agreements, liens related to environmental liabilities associated with historical operations, liens for current taxes and other burdens, easements, restrictions and minor encumbrances customary in the oil and natural gas industry, we believe that none of these liens, restrictions, easements, burdens and encumbrances will materially detract from the value of these properties or from our interest in these properties or will materially interfere with our use in the operation of our business. In addition, our revolving credit facility is secured by a first priority lien on substantially all of our oil and natural gas properties and other assets. In addition, we believe that we have obtained sufficient right-of-way grants and permits from public authorities and private parties for us to operate our business in all material respects as described in this prospectus.
Competition
      The oil and natural gas industry is highly competitive. We encounter strong competition from other independent operators and from major oil companies in acquiring properties, contracting for drilling equipment and securing trained personnel. Many of our competitors have financial and technical resources and staffs substantially larger than ours. As a result, our competitors may be able to pay more for desirable leases, or to evaluate, bid for and purchase a greater number of properties or prospects than our financial or personnel resources will permit.
      We are also affected by competition for drilling rigs and the availability of related equipment. In the past, the oil and natural gas industry has experienced shortages of drilling rigs, equipment, pipe and personnel, which has delayed development drilling and other exploitation activities and has caused significant price increases. We are unable to predict when, or if, such shortages may again occur or how they would affect our development and exploration activities.
      Competition is also strong for attractive oil and natural gas producing properties, undeveloped leases and drilling rights, and we cannot assure you that we will be able to compete satisfactorily. Many large oil companies have been actively marketing some of their existing producing properties for sale to independent producers. Although we regularly evaluate acquisition opportunities and submit bids as part of our growth strategy, we do not have any current agreements, understandings or arrangements with respect to any material acquisition.

Employees
      We do not have any employees. Upon completion of the merger, all of National Energy Group’s employees will become employees of NEG and NEG will be our managing member. As of March 31, 2006, National Energy Group employed 94 people. None of National Energy Group’s employees are covered by collective bargaining agreements.
Legal Proceedings
      We are from time to time parties to various legal proceedings arising out of our businesses. We believe, however, that there are no proceedings pending or threatened against us which, if determined adversely, would have a material adverse effect on our business, financial condition, results of operations or liquidity.

MANAGEMENT
Directors and Executive Officers
      The following table sets forth information, as of June 1, 2006, about the directors and executive officers of NEG, our managing member.

Name	Age	Principal Position

Bob G. Alexander	73	President, Chief Executive Officer and Chairman of the Board
Keith A. Meister	32	Director
F. Wayne Campbell	55	Vice President, Exploration
Randall D. Cooley	52	Vice President, Chief Financial Officer and Treasurer
Philip D. Devlin	62	Vice President, General Counsel and Secretary
Rick L. Kirby	52	Vice President, Drilling and Production
R. Kent Lueders	49	Vice President, Engineering and Corporate Development
Lori K. Mauk	45	Vice President, Marketing
David V. Rigsby	54	Vice President, Land
Jenny V. Robins	53	Vice President, Non-Operational Properties
Directors
      Bob G. Alexander. Mr. Alexander has served as NEG’s President and Chief Executive Officer since January 2006 and our Chairman of the Board since February 2006. Mr. Alexander, a founder of Alexander Energy Corporation, was appointed to the Board of Directors of National Energy Group when Alexander Energy Corporation merged into National Energy Group on August 29, 1996. He was appointed President and Chief Executive Officer of National Energy Group on November 23, 1998. From 1980 until the merger, he served as Chairman of the Board, President and Chief Executive Officer of Alexander Energy Corporation. From 1976 to 1980, he served as Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corp., subsidiaries of Reserve Oil and Gas Company. Mr. Alexander earned a Bachelor of Science degree in Geological Engineering from the University of Oklahoma.
      Keith A. Meister. Mr. Meister has served as a director since December 2005. Since March 2006, Mr. Meister has served as Principal Executive Officer and Vice Chairman of the Board of American Property Investors, Inc., or API, the General Partner of AREP. He also serves as a senior investment analyst of High River Limited Partnership, a company owned and controlled by Mr. Icahn, a position he has held since June 2002. Mr. Meister is also a Senior Investment Analyst of Icahn Management LP. He is also a director of Icahn Fund Ltd., which is the feeder fund of Icahn Partners Master Fund LP. Icahn Partners LP and Icahn Partners Master Fund LP are private investment funds controlled by Mr. Icahn. Mr. Meister served as President of API from August 2003 until July 2005. Mr. Meister served as Chief Executive Officer of API from August 2003 until March 2006. From March 2000 through 2001, Mr. Meister served as co-president of J Net Ventures, a venture capital fund that he co-founded, focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic real estate investment partnership. Prior to Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. He also serves on the Boards of Directors of the following companies: XO Communications, Inc., a telecommunications company that is majority-owned by various entities controlled by Mr. Icahn, BKF Capital Group, Inc., a NYSE-listed investment management firm, and ADVENTRX Pharmaceuticals, Inc., an AMEX-listed biopharmaceutical company. Since December 2003, Mr. Meister has served as a director of American Entertainment Properties Corp., which is an indirect subsidiary of AREP which is engaged in the gaming industry. Mr. Meister received an A.B. in government, cum laude, from Harvard College in 1995.

Executive Officers
      The following biographies describe NEG’s executive officers who are not also directors:
      F. Wayne Campbell. Mr. Campbell has served as NEG’s Vice President, Exploration since February 2006. Mr. Campbell was appointed Vice President, Exploration for National Energy Group in October 2001. Effective with the August 1996 merger with Alexander Energy Corporation, he was appointed Chief Geologist of National Energy Group. Previously, from 1980 until the merger, he was Chief Geologist for Alexander Energy Corporation. From 1976 until 1980, he served as Senior Geologist for the Northern Division of Reserve Oil, Inc. Mr. Campbell earned his Bachelor of Science degree in Geology from Oklahoma State University. He is certified as a petroleum geologist by the American Association of Petroleum Geologists and the States of Arkansas and Texas.
      Randall D. Cooley. Mr. Cooley has served as NEG’s Vice President and Chief Financial Officer since January 2006 and our Treasurer since February 2006. Mr. Cooley joined National Energy Group in April 2001 as Vice President and Chief Accounting Officer and in March 2003, was appointed Vice President and Chief Financial Officer of National Energy Group. From 1989 until 2001, Mr. Cooley was Vice President, Controller and Chief Financial Officer for Shana Petroleum Company. He began his career in 1978 with Pennzoil Oil Company in Houston. From 1980 until 1984, he worked in public accounting and from 1984 until 1989, he was controller for Rebel Drilling Company and Wildcat Well Service. Mr. Cooley earned a Bachelor of Science in Business Administration, with a major in Accounting, from the University of Southern Mississippi and is a Certified Public Accountant in the State of Mississippi.
      Philip D. Devlin. Mr. Devlin has served as NEG’s Vice President, General Counsel and Secretary since February 2006. Mr. Devlin joined National Energy Group in March 1997 as Vice President, General Counsel and Secretary. From October 1994 through February 1997, he served as President and Chief Executive Officer of Sunrise Energy Services, Inc., a publicly-held natural gas marketing company. From September 1984 through October 1994, he served as Executive Vice President, General Counsel and Secretary of Sunrise Energy Services, Inc. He is licensed by the State Bar of Texas, admitted to practice before the Supreme Court of the United States and is a past President and Director of the Natural Gas and Electric Power Association of North Texas. Mr. Devlin earned a Bachelor of Arts degree and a Master of Arts degree from the University of California, and a Juris Doctor degree with honors from California Western School of Law, San Diego, California.
      Rick L. Kirby. Mr. Kirby has served as NEG’s Vice President, Drilling and Production since February 2006. Mr. Kirby was appointed Vice President, Drilling and Production for National Energy Group in September 2000. From 1998 until September 2000, he served as Director of Operations for National Energy Group. He joined National Energy Group in November 1996 as Group Manager of Offshore Operations. From 1991 to 1996, he served as a Senior Offshore Engineer for Enserch Exploration, Inc. and PG&E Resources. From 1977 to 1991, he held various engineering and management positions with Louisiana Land and Exploration, C&K Petroleum and Amoco Production Company. Mr. Kirby earned a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma in 1977.
      R. Kent Lueders. Mr. Lueders has served as NEG’s Vice President, Corporate Development since February 2006. Mr. Lueders joined National Energy Group as Director of Corporate Development in April 1998 and was appointed to Vice President of National Energy Group in September 1998. He was Manager of Acquisitions for Merit Energy from 1996 until he joined National Energy Group in April 1998. He also worked as a consulting evaluation engineer for RK Engineering from 1994 through 1996. Prior to this, he was the Product Line Manager with Munro Garrett International from 1993 to 1994. From 1982 to 1993, he was Manager of Engineering Services for Pacific Enterprises Oil Company (USA) where he managed the reserves, budget and engineering systems. He began his career with Amoco Production Company in 1979 as an engineer working East and West Texas. Mr. Lueders earned a Bachelor of Science degree in Petroleum Engineering from the University of Missouri at Rolla in 1979.
      Lori K. Mauk. Ms. Mauk has served as NEG’s Vice President, Marketing since February 2006. Ms. Mauk was appointed Vice President, Marketing for National Energy Group in September 2000. From

1997 until her appointment to Vice President, she served as Marketing Manager for National Energy Group. Effective with the August 1996 merger of Alexander Energy Corporation into the Company, she became Coordinator of Marketing. From 1992 to August 1996, she was Marketing Manager for Alexander Energy Corporation. From 1980 to 1996, she served as Marketing Manager and Assistant Supervisor of Revenue for Petroleum Investments, Ltd. and its parent company Bradmar Petroleum Corporation. Ms. Mauk studied Mathematics and Engineering at Rose State College.
      David V. Rigsby. Mr. Rigsby has served as NEG’s Vice President, Land since February 2006. Mr. Rigsby joined National Energy Group in June 1998 as District Landman and in September 2000 was appointed Vice President, Land. Mr. Rigsby has 32 years of experience working in the energy industry including the areas of exploration, production, acquisitions and divestitures. From 1996 until he joined National Energy Group in 1998, he served as Senior Staff Landman for Lyco Energy Corporation. Previously, he worked as an independent land consultant for Hunt Oil Corporation from 1993 to 1996. He also held various landman and land manager positions for Pacific Enterprises Oil Company (USA) from 1977 through 1993. He began his career with Texaco, Inc. in 1974 as an associate landman. He earned a Bachelor of Science degree in Business Administration from the University of Tulsa in 1974.
      Jenny V. Robins. Ms. Robins has served as NEG’s Vice President, Non-Operational Properties since February 2006. Ms. Robins joined National Energy Group in May 2001 as Manager, Reservoir Engineering and in June 2004, was appointed Vice President, Non-Operational Properties and Manager of Reservoir Engineering. From 1997 until 2000, Ms. Robins was Director of Capital Budgeting for Pioneer Natural Resources, Inc. From 1995 to 1997 she was Manager of Reservoir Engineering for Pioneer Natural Resources, Inc. and Mesa Petroleum. From 1983 to 1995, she held various engineering and management positions with Arco Oil and Gas and Vastar Resources. Ms. Robins earned a Bachelor of Science degree in Petroleum Engineering from Texas A&M University in 1983.
Composition of NEG Board of Directors; Election and Removal of Directors
      Upon completion of the IPO, NEG’s board of directors will consist of                     members. Following the phase-in period permitted under NYSE rules, NEG intends to rely initially upon the controlled company exemption from rules that would otherwise require that a majority of the members of its board be independent directors. Following the phase-in period, NEG’s board of directors will consist of                     members,                     of which will be independent.
      In accordance with NEG’s bylaws, the number of directors comprising its board of directors will be determined from time to time by its board of directors. Each director is to hold office until his or her successor is duly elected and qualified. Directors will be elected for a term that will expire at the annual meeting of stockholders immediately succeeding their election. Directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of NEG’s capital stock that are entitled to vote generally in the election of our directors.
      NEG’s bylaws provide that in the case of any vacancies among the directors such vacancy will be filled with a candidate approved by the vote of a majority of the remaining directors. The ability of the remaining directors to fill vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of NEG. At any meeting of its board of directors, a majority of the total number of directors then in office will constitute a quorum for all purposes.
Board Committees
      NEG expects to be a “controlled company” following the IPO. It intends to use exemptions available to it under the corporate governance listing standards of the NYSE. In that circumstance, NEG expects that it would have an audit committee but it would not have a compensation committee and a nominating/ governance committee.
      Audit Committee. NEG’s audit committee’s primary function is to oversee its and our accounting and financial reporting processes and our systems of internal accounting and financial controls, select and retain its and our independent auditors and facilitate communication among the independent auditors, management and its board of directors. Among other things, the audit committee:

•	is responsible for the appointment, compensation and retention of NEG’s and our independent auditors and reviews and evaluates the auditors’ qualifications, independence and performance;

•	oversees the auditor’s audit work and reviews and pre-approves all audit and non-audit services to be performed by the auditors;

•	reviews and approves the planned scope of NEG’s and our annual audit; and

•	reviews NEG’s and our financial statements and discusses with management and the independent auditors the results of the annual audit and the review of NEG’s and our quarterly financial statements.
      NEG’s audit committee is comprised of Messrs.                     (chair),                     and                     . NEG’s board of directors has determined that Mr.                     qualifies as an “audit committee financial expert” as defined under the rules of the SEC.
Compensation Committee Interlocks and Insider Participation
      None of NEG’s executive officers serves as a member of the board of directors or compensation committee of any entity of which an executive officer serves as a member of NEG’s board of directors.
Code of Ethics
      NEG has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Code of Ethics for all executive officers.
Director Compensation
      Directors who are not employees of NEG are entitled to receive an attendance fee of $          in respect of each board meeting attended in person, $          in respect of each committee meeting attended in person and $          in respect of each meeting attended by phone. Directors also receive an annual fee of $     . Non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the board of directors. In addition, non-employee directors are entitled to receive options to acquire shares of our common stock under our stock option plan based on our performance. The chair of the audit committee also receives an annual fee of $          .

Executive Compensation
      The following tables set forth the cash compensation paid by National Energy Group to NEG’s Chief Executive Officer and each of its next four most highly compensated executive officers whose cash compensation exceeded $100,000 for the fiscal year ended December 31, 2005 and whose base salary plus bonus equaled or exceeded $100,000.
Summary Compensation Table

		Annual Compensation(1)		Long Term Compensation* Awards

			Awards	Restricted Stock	Securities	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Underlying Options	Compensation

Bob G. Alexander	2005	$350,000	$250,000	—	—	$9,000	(2)
Chairman of the Board,	2004	300,000	175,000	—	—	8,000	(2)
President and Chief	2003	300,000	150,000	—	—	6,000	(2)
Executive Officer
F. Wayne Campbell	2005	$152,083	$45,000	—	—	$7,604	(3)
Vice President,	2004	110,000	45,000	—	—	5,500	(3)
Exploration	2003	101,250	15,000	—	—	5,062	(3)
Randall D. Cooley	2005	$184,000	$70,000	—	—	$8,512	(4)
Vice President, Chief	2004	154,000	55,000			7,700	(4)
Financial Officer and Treasurer	2003	135,083	24,000	—	—	6,000	(4)
Philip D. Devlin	2005	$200,000	$80,000	—	—	$9,000	(5)
Vice President, General	2004	200,000	70,000			8,000	(5)
Counsel and Secretary	2003	186,000	25,000	—	—	6,708	(5)
Rick L. Kirby	2005	$156,800	$56,000	—	—	$7,840	(6)
Vice President, Drilling	2004	135,300	56,000	—	—	6,765	(6)
and Production	2003	124,538	15,000	—	—	6,000	(6)

*	NEG has no Long Term Compensation awards to report for 2003, 2004 or 2005.

(1)	Excludes the aggregate, incremental cost to us of perquisites and other personal benefits, securities or property, the aggregate amount of which, with respect to the named individual, does not equal or exceed the lesser of $50,000 or 10% of reported annual salary and bonus for such person.

(2)	Mr. Alexander received $6,000, $8,000 and $9,000 in matching funds contributed by us to the 401(k) plan during 2003, 2004 and 2005, respectively.

(3)	Mr. Campbell received $5,062, $5,500 and $7,604 in matching funds contributed by us to the 401(k) plan during 2003, 2004 and 2005 respectively.

(4)	Mr. Cooley received $6,000, $7,700 and $8,512 in matching funds contributed by us to the 401(k) plan during 2003, 2004 and 2005, respectively.

(5)	Mr. Devlin received $6,708, $8,000 and $9,000 in matching funds contributed by us to the 401(k) plan during 2003, 2004 and 2005, respectively.

(6)	Mr. Kirby received $6,000, $6,765 and $7,840 in matching funds contributed by us to the 401(k) plan during 2003, 2004 and 2005, respectively.
Equity Incentive Plan
      Prior to the consummation of the IPO, NEG plans to adopt the 2006 NEG, Inc. Equity Incentive Plan, which we refer to as the equity incentive plan. The purpose of the equity incentive plan is to promote NEG’s long-term growth and profitability by providing its people with incentives to improve stockholder value and contribute to its growth and financial success. NEG believes the plan will assist it in attracting, retaining and rewarding the best available people.

      Awards. The equity incentive plan will provide for the following types of awards to our employees, officers, directors and consultants:

•	incentive and nonstatutory stock options;

•	stock appreciation rights;

•	phantom stock awards;

•	performance awards; and

•	other stock-based awards.
      Shares Subject to the Equity Incentive Plan. Subject to adjustment as provided below, no more than an aggregate of                      shares of NEG’s common stock, plus the number of any shares surrendered to it in connection with any award, may be issued under the equity incentive plan. In addition, no person may receive awards for more than                      shares of common stock in any one year. In the event of future stock dividends, spin-offs, split-ups, recapitalizations, mergers, consolidations, business combinations, exchanges of shares and the like (other than a cash dividend), NEG’s board of directors, in its discretion, will be able to make such substitution or adjustment as it deems equitable as to (1) the number or kind of shares or other securities issued or reserved for issuance pursuant to the equity incentive plan or pursuant to outstanding awards, (2) the option price or exercise price of any stock appreciation right, and/or (3) any other affected terms of such awards.
      Eligibility. Any of NEG’s employees, officers, directors, or consultants or those of any of its affiliates will be eligible to participate in the equity incentive plan. In each case, the board of directors will select the actual grantees.
      Limitations. No award may be granted under the equity incentive plan after the 10th anniversary of its commencement. Awards granted prior to the termination may extend beyond the termination date of the equity incentive plan.
      Plan Administration. The equity incentive plan will be administered by NEG’s board of directors. Any decision in respect of the interpretation and administration of the equity incentive plan will lie within the sole and absolute discretion of the board of directors. The board may also appoint a committee to exercise all or some of its authority under the equity incentive plan.
      The following is a summary of the types of awards that we may grant under our equity incentive plan.
      The board of directors may grant options to purchase shares of our common stock intended to qualify as incentive stock options under the Internal Revenue Code and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the board of directors, but the exercise price of any incentive stock option may not be less than the fair market value of NEG’s common stock on the date of grant.
      The term of each option will be fixed by the board of directors, but the term of any incentive stock option may not exceed 10 years from the date of grant as indicated above. The board of directors will determine the vesting of each option and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may vest in installments. The vesting of options may be accelerated by the board of directors.
      To exercise an option, the optionee must pay the exercise price in full either in cash or cash equivalents or by delivery of shares of common stock already owned by the optionee. The exercise price may also be paid in a broker-assisted-cashless exercise.
      The board of directors may grant a right to receive the appreciation of a number of shares over a period of time specified by the board of directors. This appreciation will be paid either in equity, cash or a combination of equity and cash. The board of directors may grant these stock appreciation rights alone or in connection with stock options. Upon exercise of a stock appreciation right that is related to a stock option, the holder will surrender the option for the number of shares as to which the stock appreciation right is exercised and will receive payment of an amount computed as described in the stock appreciation right award. A stock appreciation right granted in connection with a stock option will usually be exercisable at the time or times, and only to the extent that, the related stock option is exercisable and will not be transferable except to the extent the related option is transferable.
      The board of directors may also award shares of our common stock to participants. These stock awards may be conditioned on the achievement of performance goals and/or continued employment with us through a specified restriction period. If the performance goals and any other restrictions are not attained, the holder will forfeit his or her restricted shares. The board of directors may also grant shares of common stock that are free from any restrictions under the equity incentive plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or in lieu of cash compensation. The purchase price, if any, for shares of our common stock under stock awards will be determined by the board of directors.
      The board of directors may also grant phantom stock awards to participants. These awards are contractual rights that are equivalent in value to, but not actual shares of, our common stock. Phantom stock awards may be conditioned on the achievement of performance goals and/or continued employment with us through a specified date. The board of directors will determine the time or times when a participant will be paid the value of the phantom stock award, and the payment may be in cash, in shares of our common stock or in a combination of cash and common stock. Because phantom stock awards are not actual shares of our common stock, they do not have any voting rights.
      The board of directors may also grant performance stock awards to receive shares of our common stock upon achievement of performance goals and other conditions determined by the board of directors.
      The board of directors is authorized to grant to participants other awards that may be based on or related to our common stock or other securities. These could include: convertible or exchangeable debt securities; other rights convertible or exchangeable into shares; purchase rights for shares or other securities; and incentive awards with value and payment contingent upon performance.
      The board of directors will determine whether other stock-based awards will be paid in our common stock, other securities, cash or a combination of these mediums.
      Transferability. Unless otherwise determined by the board of directors, awards granted under the equity incentive plan are not transferable other than by will or by laws of descent or distribution.
      Amendment and Termination. The board of directors may amend, alter or terminate the equity incentive plan in any respect at any time, but no amendment may (i) increase the number of shares available under the plan without the approval of NEG stockholders (except for adjustments in such amounts in connection with stock splits, reorganizations, mergers and similar transactions) or (ii) diminish any of the rights of a participant under any awards previously granted, without his or her consent.
Indemnification
      NEG maintains directors’ and officers’ liability insurance. Our amended and restated limited liability company agreement and NEG’s certificate of incorporation and bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
NEG Oil & Gas Operating Agreement
      Immediately following this offering, there will be                      of our membership units issued and outstanding,                     % of which will be beneficially owned by NEG and                     % of which will be beneficially owned by AREP.
      Prior to this offering and the IPO, AREP was our sole member. After the IPO, NEG will contribute to us the gross proceeds of the IPO in exchange for the managing membership interest in us. The capital contribution made by AREP will be deemed to be equal to the our valuation, after deductions for debt and distributions made to AREP with the gross proceeds from the IPO contributed by NEG and the net proceeds of this offering. The membership interests of each member will be represented by units. Each unit owned by AREP will be exchangeable, at its option solely, from time to time and at any time for one share of NEG common stock.
      Generally, allocations of profits and losses will be in accordance with a member’s percentage interest, which will equal a member’s aggregate economic percentage interest in us, determined by dividing the number of membership units owned by a member by the number of all membership units owned by all members.
      Our operating agreement generally provides that, to the extent cash is available, distributions will be made as follows:

•	First, distributions are required to be made to each of AREP and NEG in an amount calculated generally to allow each party to pay its taxes on income from our operations (based on certain assumptions). We call these tax distributions. The assumptions used in calculating the amount of tax distributions may not result in each of NEG and AREP receiving an amount which precisely matches the amount needed to pay actual tax liabilities. Because of the manner in which these distributions are calculated, they may be other than in proportion to each party’s percentage interest.

•	Second, if tax distributions were made other than in proportion to the members’ percentage interests, distributions are required to be made to any member which received less than its pro rata share based upon its percentage interest so as to make up the shortfall plus a cumulative return of the interest rate payable on the credit agreement.

•	Third, distributions are required to be made to the members, pro rata in proportion to their percentage interests, in an amount such that our share of the distributions gives us enough money to pay amounts that we owe AREP under the tax receivable agreement and the tax benefit note.

•	Fourth, NEG may, but is not required, to cause us to pay additional distributions to the members. Any such additional distributions would be made pro rata in proportion to the members’ percentage interest.
      Our business, property and affairs will be managed under the direction of the managing member.
      The managing member will have the general power to manage or cause the management of us, including the following powers:

•	to have developed and prepared a business plan each year which will set forth the operating goals and plans for us;

•	to execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents in the ordinary course of business on behalf of us;

•	to employ, retain, consult with and dismiss personnel;

•	to establish and enforce limits of authority and internal controls with respect to all personnel and functions;

•	to engage attorneys, consultants and accountants for us; and

•	to develop or cause to be developed accounting procedures for the maintenance of our books of account.
      The audit committee of the managing member will choose our auditors.
      The members will vote in accordance with their respective percentage interests. However, AREP’s approval will be required for any vote relating to: (1) our dissolution or liquidation; (2) issuance of any equity instrument or interest in us; (3) changes in the economic rights of the members; (4) allocations of profit and loss, taxes or distributions of cash; and (5) except as permitted by the operating agreement, the making of additional capital contributions.
Merger of National Energy Group with and into NEG
      On December 7, 2005, National Energy Group, NEG, we and, for certain purposes only, AREP, entered into an agreement and plan of merger, pursuant to which National Energy Group will merge with and into NEG and NEG will be the surviving corporation. The merger is conditioned upon, and will close substantially concurrent with, the closing of the IPO.
      In the merger, the outstanding shares of National Energy Group common stock, including those held by AREP, will be converted into fully-paid and non-assessable shares of NEG common stock based upon an exchange ratio. The exchange ratio is subject to adjustment and is currently calculated based upon the assumption that the combined or combined entities will have net indebtedness of approximately $500.0 million at the time of the merger and will be subject to adjustment to the extent that the actual amount of net indebtedness at such time is less than or greater than $500.0 million. Cash in lieu of fractional shares will be paid.
      Giving effect to the merger, but without taking into account the issuance of shares in the IPO or the exchange by AREP of a           % membership interest in us, or assets of ours, for shares of NEG common stock, AREP, as the 50.01% owner of National Energy Group, will receive a number of shares of NEG common stock such that AREP will own 3.996% of the economic interest of us and the public stockholders of National Energy Group will receive an aggregate number of shares of NEG common stock such that they will own 3.994% of the economic interest of us. Including AREP’s existing membership interest in us, AREP will own a total of 96.006% of the economic interest in us. As a result of the merger and immediately before the IPO, the former stockholders of National Energy Group, other than AREP, will own 49.9% of NEG common stock and AREP will own the remaining percentage of NEG common stock and one share of Class B common stock. As a result of the merger, NEG will become the owner of the membership interest in NEG Holding which is currently owned by National Energy Group. NEG will contribute the membership interest in NEG Holding to us, which, together with the interest in NEG Holding which is already owned by us, will result in our becoming the sole owner of NEG Holding.
Acquisitions
      National Energy Group. In October 2003, pursuant to a purchase agreement dated as of May 16, 2003, AREP acquired certain debt and equity securities of National Energy Group from Arnos and High Coast, for an aggregate consideration of approximately $148.1 million, plus approximately $6.7 million of accrued interest on the debt securities. The securities acquired were $148.6 million in principal amount of the 10 3/4 % notes, representing all of National Energy Group’s then outstanding debt securities, and 5,584,044 shares of common stock of National Energy Group. As a result of this transaction, the acquisition by AREP of additional shares of common stock of National Energy Group and the subsequent contribution of AREP’s interest in National Energy Group to us, we currently beneficially own 50.01% of the outstanding common stock of National Energy Group. The remaining shares of common stock of National Energy Group are publicly held.
      TransTexas Gas Corporation. On December 6, 2004, AREP purchased from Thornwood Associates, an affiliate of Mr. Icahn, $27.5 million aggregate principal amount of term notes issued by TransTexas, representing 100% of the debt of TransTexas. The purchase price for the term notes was approximately $28.2 million, which equals the principal amount of the notes plus accrued but unpaid interest.
      On April 6, 2005, AREP acquired, for $180.0 million in cash, TransTexas in a merger in which National Onshore LP, a wholly owned subsidiary of AREP, was the surviving entity. TransTexas was owned by Highcrest Investors, an affiliate of Mr. Icahn.
      AREP contributed National Onshore and the TransTexas note, but not the accrued but unpaid interest, to us on June 30, 2005.
      Panaco, Inc. On December 6, 2004, AREP, pursuant to a membership interest purchase agreement and related assignment and assumption agreement by and among AREP Oil & Gas, as purchaser, and Arnos, High River and Hopper Investments, each an affiliate of Mr. Icahn, as sellers, purchased all of the membership interests of Mid River. The assets of Mid River consisted of $38.0 million principal amount of term loans of Panaco, representing 100% of the outstanding debt of Panaco. The purchase price for all of the membership interests of Mid River was approximately $38.1 million, which equaled the then outstanding principal amount of the notes plus accrued but unpaid interest.
      On June 30, 2005, AREP acquired Panaco for 4,310,345 of its depositary units, valued at approximately $125.0 million, in a merger in which National Offshore LP, a wholly owned subsidiary of AREP was the surviving entity. The equity of Panaco was owned by Highcrest Investors and Arnos. AREP contributed National Offshore and the Panaco note, but not the accrued but unpaid interest, to us on June 30, 2005.
      NEG Holding LLC. On June 30, 2005, AREP acquired the managing membership interest in NEG Holding from Gascon Partners, an affiliate of Mr. Icahn, in consideration of 11,344,828 depositary units of AREP, valued at approximately $320.0 million. The managing membership interest acquired by AREP constituted all of the membership interests other than the membership interest owned by National Energy Group, AREP’s interest in NEG Holding was contributed to us on June 30, 2005.
      Each of the purchases of TransTexas, Panaco and NEG Holding was separately approved by AREP’s audit committee. AREP’s audit committee was advised as to each transaction by independent financial advisors and legal counsel.
NEG Oil & Gas Revolving Credit Facility
      On December 22, 2005, we entered into a revolving credit facility, dated as of December 20, 2005, with Citicorp USA, Inc., as Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and certain other lender parties.
      Under the revolving credit facility, we will be permitted to borrow up to the lesser of $500.0 million or the borrowing base. Borrowings under the revolving credit facility will be subject to a borrowing base determination based on our and our subsidiaries’ oil and gas properties and its subsidiaries and the reserves and production related to those properties. The initial borrowing base was set at $335.0 million and is subject to semi-annual redeterminations, based on engineering reports to be provided by us by March 31 and September 30 of each year, beginning March 31, 2006. The borrowing base currently is $335.0 million. Obligations under the revolving credit facility are secured by liens on all of our and our subsidiaries’ assets. The revolving credit facility has a term of five years and all amounts will be due and payable on December 20, 2010. Advances under the revolving credit facility will be in the form of either base rate loans or Eurodollar loans, each as defined.

      We used the proceeds of the initial $300.0 million borrowing to (1) purchase the existing obligations of our indirect subsidiary, NEG Operating, from the lenders under NEG Operating’s credit facility with Mizuho Corporate Bank, Ltd., as administrative agent, (2) repay a loan of approximately $85.0 million by AREP used to purchase Minden Fields; (3) pay a distribution to AREP of $78.0 million, and (4) pay transaction costs.
NEG Operating Credit Facility
      On December 22, 2005, we purchased the outstanding credit facility among Mizuho Corporate Bank Ltd, as Administrative Agent for the lenders, Bank of Texas, N.A. and the Bank of Nova Scotia, as co-agents for the lenders, and Bank of Texas, as collateral agent, and NEG Operating, or the Mizuho Facility. NEG Operating entered into an Amended and Restated Credit Agreement, dated as of December 20, 2005, with us as the successor to the lenders under the Mizuho Facility and Citicorp USA, Inc. as collateral agent, or the NEG Operating credit facility. By purchasing the Mizuho Credit Facility, we are the successor in interest to pledge agreements and irrevocable proxies dated as of December 29, 2003 signed by each of NEG Holding, NEG Operating and National Energy Group in favor of the lenders under the Mizuho Facility, or the pledge agreements, providing for pledges of the equity interest in NEG Holding, in the case of National Energy Group, the equity interest in NEG Operating, in the case of NEG Holding, and the oil and natural gas properties, equipment, inventory, contracts, fixtures and proceeds related to its oil and natural gas business of NEG Operating. We pledged all of our rights under the NEG Operating credit facility, including the collateral securing NEG Operating’s obligations under that facility, to the lenders under our revolving credit facility.
      The NEG Operating credit facility provides for a loan commitment amount of up to $180 million, including a letter of credit commitment of up to $1.0 million, subject to certain borrowing base and other limitations thereunder. At December 22, 2005, NEG Operating owed approximately $131.0 million under the NEG Operating credit facility and had no outstanding letters of credit issued thereunder. We expect that the NEG Operating credit facility will be terminated upon completion of the merger of National Energy Group with and into NEG and borrowings under it will be consolidated under our revolving credit facility.
National Energy Group Credit Facility
      Effective December 22, 1998, National Energy Group’s then existing credit facility and related $25.0 million outstanding balance was assigned jointly by Bank One Texas, N.A. and Credit Lyonnais New York Branch Bank to Arnos, an affiliate of Mr. Icahn. In January 2001, National Energy Group paid the $25 million outstanding balance owed under the credit facility, but in August 2001 borrowed $10.9 million which was used to redeem a portion of National Energy Group’s 10 3/4 % senior notes and related interest in the amount of $21.2 million. On March 26, 2003, NEG Holding distributed the $10.9 million note outstanding under the existing credit facility to National Energy Group as a priority amount distribution. Also, on March 26, 2003 National Energy Group, Arnos and NEG Operating entered into an agreement to assign the existing credit facility to NEG Operating, thereby canceling all outstanding balances due under the credit facility. Effective with this assignment, Arnos amended the credit facility to increase the revolving commitment to $150.0 million, increase the borrowing base to $75.0 million and extend the revolving due date until June 30, 2004. Concurrently, Arnos extended a $42.8 million loan to NEG Operating under the amended credit facility. NEG Operating then distributed $42.8 million to NEG Holding which, thereafter, made a $40.5 million priority amount distribution and a $2.3 million guaranteed payment to National Energy Group. National Energy Group utilized these funds to pay the entire amount of the reinstated interest and interest accrued thereon outstanding on March 27, 2003.
Investor Rights Agreement
      NEG will agree that, for so long as AREP owns more than 20% of the voting power of NEG’s outstanding stock (or is required to account for its investment in NEG and in NEG Oil & Gas on a consolidated basis or under the equity method of accounting), NEG will provide AREP with quarterly and annual historical financial information needed by AREP to issue its own earnings releases and public filings.

NEG further agrees that, for so long as AREP owns more than 20% of the voting power of NEG’s outstanding stock (or is required to account for its investment in NEG and in NEG Oil & Gas on a consolidated basis or under the equity method of accounting), NEG will not, unless required by law, select, without AREP’s prior written consent, an accounting firm to serve as NEG’s independent registered accounting firm different than AREP’s independent registered accounting firm. NEG also will agree to use commercially reasonable efforts to enable its independent registered accountants to complete their audit such that they will date their opinion with respect to NEG’s annual financial statements on the same date that AREP’s independent registered accountants date their opinion on AREP’s audited annual financial statements and enable it to meet its timetable for filing and public dissemination of annual reports required by the rules and regulations of the SEC, the NYSE, or such other exchange or automated quotation system on which AREP’s securities are listed or by other requirements to which AREP is subject, including indentures governing its debt securities. NEG will provide AREP with information requested by AREP in connection with its press releases and public filings and advance notice of all meetings to be held by NEG with financial analysts. NEG also will agree to issue its quarterly and annual earnings releases and file its quarterly and annual reports with the SEC immediately following the time that AREP issues its quarterly and annual earnings releases and files its quarterly and annual reports with the SEC. For so long as AREP owns more than 20% of the voting power of NEG’s outstanding stock (or is required to account for its investment in NEG and us on a consolidated basis or under the equity method of accounting), in addition to the items described above, NEG will agree to provide AREP with monthly historical financial information, access to its books and records so that it may conduct audits of NEG’s financial statements, notice of any proposed material changes in its accounting estimates or discretionary accounting principles, a quarterly representation of NEG’s chief executive officer and our chief financial or accounting officer as to the accuracy and completeness of its financial and accounting records and copies of correspondence with and reports submitted by its accountants.
      NEG also will agree, for so long as AREP owns more than 20% of the voting power of its outstanding stock (or is required to account for its investment in NEG and us on a consolidated basis or under the equity method of accounting), to conduct our strategic and operational review process on the same schedule on which AREP conducts its strategic and operational review process.
      AREP will have the option, or a “top off right,” to purchase units from us, or from NEG, shares of NEG common stock or securities exchangeable for or convertible into NEG common stock on the same terms as it is being issued to third parties. The option will be exercisable upon issuance by NEG of additional shares of common stock or securities exchangeable for or convertible into NEG common stock and will be for such number of our membership units, shares of common stock or other securities such that the total percentage voting power of AREP in NEG (including votes attributable to the class B common stock) upon completion of the issuances is not less than AREP’s voting power immediately preceding any such issuance.
      Pursuant to this agreement, AREP will have the right to demand that NEG register for resale some or all of its                      shares of NEG common stock, including shares that it may acquire upon exchange of all or any part of its membership interests in us, under the Securities Act, and will have the right to include some or all of its shares in registration statements NEG files, subject to certain customary conditions, including the right of the underwriters to limit the number of shares included in any offering by NEG that is underwritten. AREP will not be entitled to exercise its rights under the registration rights agreement prior to the expiration of the lock-up period.
      NEG and AREP also will agree with respect to the mutual sharing of information between NEG and AREP in order to comply with reporting, filing, audit or tax requirements, for use in judicial proceedings, and in order to comply with their respective obligations after the completion of the IPO. NEG will also agree to provide mutual access to historical records relating to businesses that may be in our possession.
      NEG and AREP are entering into this agreement because, upon completion of the merger and IPO, NEG will be a consolidated subsidiary of AREP. NEG’s agreement to share financial and other information arises solely as a result of its relationship with AREP. NEG believes such arrangements are common in a subsidiary-parent relationship.

Management Agreement between NEG Oil & Gas and NEG
      Our management and operation will be undertaken by NEG pursuant to a management agreement. We will not have any employees and NEG’s employees will conduct all of the day to day operations of our oil and natural gas properties. NEG also will serve as our managing member and will control the strategic direction of our oil and natural gas business, including drilling and capital investments, acquisitions and dispositions and capital raising activities. The management agreement will provide for us to advance to or reimburse NEG for all of its cash expenses. These may include, without limitation, in addition to the expenses associated with employees, fees and other compensation to be paid to NEG’s directors, insurance premiums, legal and accounting fees and expenses, and SEC and NYSE fees, including all such expenses or fees incurred in connection with issuances of securities or other transactions. The purpose of this agreement is to allow NEG to pay its operating costs and expenses since it has no operations or assets other than its not less than 51% managing membership interest in us. The management agreement provides for no mark-up or profit and reimburses NEG for all cash expenses incurred. Consequently, the terms of the management agreement may not be equivalent to the terms of a management agreement entered into with an unaffiliated third party.
Management Agreements between National Energy Group and each of NEG Operating, National Onshore and National Offshore
      National Energy Group has managed the operations of each of NEG, National Onshore and National Offshore pursuant to management agreements.
      National Energy Group entered into the management agreement with NEG Operating on May 1, 2001. Pursuant to the NEG Operating management agreement, it conducts the day-to-day operations of NEG Operating’s oil and gas assets and business, for which it receives a monthly management fee equal to 115% of the actual direct and indirect administrative and reasonable overhead costs that it incurs in operating NEG Operating’s oil and natural gas properties. The NEG Operating management agreement terminates on the earlier of November 1, 2006 or such time as NEG Operating no longer owns any of the managed oil and gas properties.
      National Energy Group entered into the management agreement with National Onshore on August 28, 2003. Pursuant to the National Onshore management agreement, it receives a monthly fee of $312,500 plus the direct cost of any related field personnel in exchange for conducting the day-to-day management of National Onshore’s business. The National Onshore management agreement is terminable (1) upon 30 days written notice by National Onshore; (2) upon 90 days written notice by National Energy Group; or (3) as otherwise determined by the bankruptcy court.
      National Energy Group entered into the management agreement with National Offshore on November 16, 2004. Pursuant to the National Offshore management agreement, National Energy Group conducts the day-to-day operations of National Offshore for which it receives a monthly fee of 115% of the actual direct and indirect administrative overhead costs that we incur in operating and administering the National Offshore properties. The National Offshore management agreement is terminable (1) upon 30 days written notice by National Offshore; (2) upon 90 days written notice by National Energy Group; or (3) as otherwise determined by the bankruptcy court.
      The management agreements between National Energy Group and each of NEGO, National Onshore and National Offshore will be terminated upon the completion of the merger and this offering.
Distributions
      In connection with the IPO, the merger and the related transactions, we have distributed to AREP Debt HoldCo, a subsidiary of AREP, debt owed to us by our subsidiaries, including the TransTexas note, the Panaco note and the 10 3/4 % note. We have also distributed to a subsidiary of AREP the shares of National Energy Group that we own.

PRINCIPAL EQUITYHOLDERS
      The following table sets forth information as of  2006, as to the beneficial ownership of the units of our membership interests, after giving retroactive effect to NEG’s merger with National Energy Group and its IPO, in each case, by:

•	each person (or group of affiliated persons) known to us to beneficially own more than 5% of our membership interests;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.
      Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o NEG, Inc., 1400 One Energy Square, 4925 Greenville Avenue, Dallas, Texas 75206.
      As of                     2006, AREP was the sole owner of our membership interests.
      The number of units beneficially owned by each member is determined under rules promulgated by the SEC and generally includes voting or investment power over the units. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all units of membership interests that they beneficially own.
      Under SEC rules, the number of units of membership interests deemed outstanding includes units issuable upon conversion or exchange of other securities, as well as the exercise of options held by the respective person or group that may be exercised within 60 days after                     2006. For purposes of calculating each person’s or group’s percentage ownership, units of membership interests issuable pursuant to options exercisable, or securities exchangeable, within 60 days after                     2006 are included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Number of
Units of
	Membership	Percentage
Name and Address of Beneficial Owner	Interests	of Units

NEG, Inc.
American Real Estate Partners, L.P.(1)
Bob G. Alexander
Keith A. Meister
F. Wayne Campbell
Randall D. Cooley
Philip D. Devlin
Rick L. Kirby
All current directors and executive officers as a group (10 persons)

*	Less than one percent (1%)

(1)	AREP indirectly owns these units and may be deemed to be the beneficial owner thereof. All of the outstanding stock of the general partner of AREP and approximately 90.0% of its depositary units and 86.5% of its preferred units are owned by affiliates of Carl C. Icahn. Mr. Icahn, by virtue of his relationship to AREP, may be deemed to “beneficially own” (as that term is defined in Rule 13d-3 under the Exchange Act) these shares. Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. AREP’s business address is 445 Hamilton Avenue, Suite 1210, White Plains Plaza, White Plains, NY 10601. Mr. Icahn’s business address is 767 Fifth Avenue, 47th Floor, New York, NY 10153.

      The following table sets forth information as of June 12, 2006, as to the beneficial ownership of shares of NEG common stock, after giving retroactive effect to NEG’s merger with National Energy Group, Inc. and its IPO, in each case, by:

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.
      The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and generally includes voting or investment power over the shares. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own.
      Under SEC rules, the number of shares of common stock deemed outstanding includes shares issuable upon conversion or exchange of other securities, as well as the exercise of options held by the respective person or group that may be exercised within 60 days after June 12, 2006. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to stock options exercisable within 60 days after June 12, 2006 are included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The table below assumes the underwriters do not exercise their option to purchase additional shares in the IPO.

Shares of Common Stock and Class B Common Stock
Beneficially Owned After the Merger and the IPO

	Number of	Percentage	Number of	Percentage	Percentage
	Shares of	of	Class B Shares	of	Total
	Common	Common	Exchange for	Class B	Voting
Name and Address of Beneficial Owner	Stock	Stock	Into Common Stock	Shares	Power(1)

Bob G. Alexander				—
Keith A. Meister				—
F. Wayne Campbell				—
Randall D. Cooley				—
Philip D. Devlin				—
Rick L. Kirby				—
All current directors and executive officers as a group (10 persons)				—

* Less than one percent (1%)

(1)	Holders of NEG’s common stock and class B common stock will vote together as a single class on all matters. Each holder of NEG’s common stock will be entitled to one vote per share and AREP, as the holder of the only share of NEG’s class B common stock, will be entitled to the number of votes equal to the total number of shares of common stock issuable upon exchange of AREP’s membership interest in us. The class B common stock is exchangeable at any time by AREP.
    None of our directors or executive officers owns any depository units or preferred units of AREP.

DESCRIPTION OF NOTES
      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, “NEG Oil & Gas” refers only to NEG Oil & Gas LLC and not to any of its subsidiaries.
      NEG Oil & Gas will issue the notes under an indenture among itself, the Guarantors and [                    ], as trustee. The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
      The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. A form of the indenture has been filed with the registration statement of which this prospectus is a part. Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.
      The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Brief Description of the Notes and the Note Guarantees

The Notes
      The notes:

•	will be general unsecured obligations of NEG Oil & Gas;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of NEG Oil & Gas;

•	will be senior in right of payment to any future subordinated Indebtedness of NEG Oil & Gas; and

•	will be unconditionally guaranteed by the Guarantors.
However, the notes will be effectively subordinated to all borrowings under the senior credit facility, which is secured by substantially all of the assets of NEG Oil & Gas and the Guarantors. See “Risk Factors — Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors.”

The Note Guarantees
      The notes will be guaranteed by all of NEG Oil & Gas’ Domestic Subsidiaries.
      Each guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.
      However, the guarantees will be effectively subordinated to all borrowings under the senior credit facility, which is secured by substantially all of the assets of NEG Oil & Gas and the Guarantors. As of the date of the indenture, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest
      NEG Oil & Gas will issue $200.0 million in aggregate principal amount of notes in this offering. NEG Oil & Gas may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. NEG Oil & Gas will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on                     , 2014.
      Interest on the notes will accrue at the rate of      % per annum and will be payable semi-annually in arrears on                     and                     , commencing on                     , 2006. Interest on overdue principal and interest, if any, will accrue at a rate that is 2% higher than the then applicable interest rate on the notes. NEG Oil & Gas will make each interest payment to the holders of record on the immediately preceding                     and                     .
      Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
      A holder of at least $2.0 million aggregate principal amount of the notes may give wire transfer instructions to NEG Oil & Gas, and NEG Oil & Gas will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless NEG Oil & Gas elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
      The trustee will initially act as paying agent and registrar. NEG Oil & Gas may change the paying agent or registrar without prior notice to the holders of the notes, and NEG Oil & Gas or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
      A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. NEG Oil & Gas will not be required to transfer or exchange any note selected for redemption. Also, NEG Oil & Gas will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Note Guarantees
      The notes will be guaranteed by each of NEG Oil & Gas’ current and future Domestic Subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantors.”

      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than NEG Oil & Gas or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition (including a disposition by way of consolidation or merger) are applied in accordance with the applicable provisions of the indenture.
      The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if NEG Oil & Gas designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”
      See “— Repurchase at the Option of Holders — Asset Sales.”
Optional Redemption
      At any time prior to                     , 2009, NEG Oil & Gas may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of      % of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by NEG Oil & Gas and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 45 days of the date of the closing of such Equity Offering.
      Except pursuant to the preceding paragraph, the notes will not be redeemable at NEG Oil & Gas’ option prior to                     , 2009.
      On or after                     , 2010, NEG Oil & Gas may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if

redeemed during the 12-month period beginning on                     of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2010		%
2011
2012 and thereafter	100.000
      Unless NEG Oil & Gas defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.
Mandatory Redemption
      NEG Oil & Gas is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Repurchase at the Option of Holders

Change of Control
      If a Change of Control occurs, each holder of notes will have the right to require NEG Oil & Gas to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, NEG Oil & Gas will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, NEG Oil & Gas will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 60 days and no later than 90 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. NEG Oil & Gas will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, NEG Oil & Gas will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.
      On the Change of Control Payment Date, NEG Oil & Gas will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by NEG Oil & Gas.
      The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. NEG Oil & Gas will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The provisions described above that require NEG Oil & Gas to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that NEG Oil & Gas repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
      NEG Oil & Gas will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by NEG Oil & Gas and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

Asset Sales
      NEG Oil & Gas will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) NEG Oil & Gas (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by NEG Oil & Gas or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision (but not for the purposes of any other provision), each of the following will be deemed to be cash:

(a) any liabilities, as shown on NEG Oil & Gas’ most recent consolidated balance sheet, of NEG Oil & Gas or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases NEG Oil & Gas or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by NEG Oil & Gas or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by NEG Oil & Gas or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.
      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, NEG Oil & Gas (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to repay Indebtedness and other Obligations under Credit Facilities;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Person that is engaged primarily in the Oil & Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of NEG Oil & Gas;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil & Gas Business.
      Pending the final application of any Net Proceeds, NEG Oil & Gas may temporarily reduce revolving credit borrowings, if any, or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.
      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds

$15.0 million, within 30 days thereof, NEG Oil & Gas will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, NEG Oil & Gas may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
      NEG Oil & Gas will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, NEG Oil & Gas will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.
      The agreements governing NEG Oil & Gas’ other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require NEG Oil & Gas to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on NEG Oil & Gas. In the event a Change of Control or Asset Sale occurs at a time when NEG Oil & Gas is prohibited from purchasing notes, NEG Oil & Gas could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If NEG Oil & Gas does not obtain a consent or repay those borrowings, NEG Oil & Gas will remain prohibited from purchasing notes. In that case, NEG Oil & Gas’ failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, NEG Oil & Gas’ ability to pay cash to the holders of notes upon a repurchase may be limited by NEG Oil & Gas’ then existing financial resources. See “Risk Factors — We may not have sufficient funds necessary to finance the change of control offer required by the indenture.”
Selection and Notice
      If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.
      No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.
      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments
      NEG Oil & Gas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of NEG Oil & Gas’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving NEG Oil & Gas or any of its Restricted Subsidiaries) or to the direct or indirect holders of NEG Oil & Gas’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of NEG Oil & Gas and other than dividends or distributions payable to NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving NEG Oil & Gas) any Equity Interests of NEG Oil & Gas or any direct or indirect parent of NEG Oil & Gas;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of NEG Oil & Gas or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among NEG Oil & Gas and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) NEG Oil & Gas would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by NEG Oil & Gas and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6) and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of NEG Oil & Gas for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of NEG Oil & Gas’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds received by NEG Oil & Gas since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of NEG Oil & Gas (other than Disqualified Stock and any issue or sale in connection with the initial public offering of the Managing Member) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of NEG Oil & Gas that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of NEG Oil & Gas); plus

(c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d) to the extent that any Unrestricted Subsidiary of NEG Oil & Gas designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of NEG Oil & Gas’ Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(e) any dividends received by NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of NEG Oil & Gas, to the extent that such dividends were not otherwise included in the Consolidated Net Income of NEG Oil & Gas for such period.
      So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice or upon becoming irrevocably obligated to make such payment, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of NEG Oil & Gas) of, Equity Interests of NEG Oil & Gas (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to NEG Oil & Gas; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of NEG Oil & Gas or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the declaration or payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of NEG Oil & Gas to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of NEG Oil & Gas or any Restricted Subsidiary of NEG Oil & Gas (and/or dividends or distributions to Managing Member to permit Managing Member to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of Managing Member) held by any current or former officer, director or employee of NEG Oil & Gas or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests (and all dividends or distributions to Managing Member for such purpose) may not exceed $2.0 million in any 12-month period (with unused amounts in any 12-month period being permitted to be carried over to succeeding 12-month periods);

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of NEG Oil & Gas or any Restricted Subsidiary of NEG Oil & Gas issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8) the payment of fees and related expenses under the Management Agreement as in effect on the date of the indenture;

(9) other Restricted Payments in an aggregate amount not to exceed $30.0 million since the date of the indenture;

(10) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or made in connection with the consummation of the Transactions as described in this prospectus; and

(11) with respect to any period during which NEG Oil & Gas is a pass-through entity or disregarded entity for federal income tax purposes, NEG Oil & Gas and its Restricted Subsidiaries may make quarterly cash distributions to each equity holder of NEG Oil & Gas for the U.S. federal, state and local income taxes, including estimated taxes (“Taxes”), payable by such equity holder for such quarter that are attributable to the taxable income of NEG Oil & Gas (“NEG Taxable Income”) allocated to such equity holder, calculated by assuming that such equity holder is taxed as a corporation for federal income tax purposes and has no income or losses other than its share of NEG Oil & Gas’s income or losses (taking into account for any period (i) any loss carry-forwards of such equity holder attributable to losses allocated to such equity holder from NEG Oil & Gas for prior periods that have not previously been offset by NEG Taxable Income, and (ii) any adjustments for previously estimated taxes). For purposes of calculating “Taxes,” (i) the effect of any adjustments pursuant to Section 743(b) of the Code shall not be taken into account, and (ii) items of income, gain, deductions or loss which are computed separately by an equity holder (or, in the case of an equity holder which is a partnership for tax purposes, which would have been so computed if it were a corporation) including but not limited to the allowance for depletion, gain or loss on disposition of an oil & gas property, and amortization of intangible drilling costs, under Section 59(e) of the Code, shall be taken into account in determining the NEG Taxable Income allocated to such equity holder, provided, however, that, for purposes of the deduction under Section 59(e) of the Code in the case of an equity holder which is treated as a partnership for tax purposes such equity holder shall be treated as having made an election under Section 59(e) of the Code to the extent its income is allocated to direct or indirect partners who made such an election. Each such distribution shall be made no earlier than 20 days prior to the due date for any such Taxes (or the date that quarterly estimated taxes are required to be paid) that would apply to NEG Oil & Gas if it were a Delaware corporation. Within thirty (30) days after (i) the filing by NEG Oil & Gas of its annual federal partnership tax return, and (ii) final resolution of any audit or other adjustment to any federal, state, local or other tax return filed by NEG Oil & Gas, NEG Oil & Gas shall determine each equity holder’s True-up Amount, based on NEG Oil and Gas’s federal income tax returns. If an equity holder’s True-up Amount is negative, NEG Oil & Gas shall be permitted to increase the amount distributable under this clause (11) to such equity holder by an amount equal to the True-up Amount. If an equity holder’s True-up Amount is positive, such amount shall be applied to reduce the amounts distributable under this clause (11) until such True-up Amount is entirely applied.
      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by NEG Oil & Gas or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of NEG Oil & Gas whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock
      NEG Oil & Gas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and NEG Oil & Gas will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that NEG Oil & Gas and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for NEG Oil & Gas’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by NEG Oil & Gas and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of NEG Oil & Gas and its Restricted Subsidiaries thereunder) not to exceed the greater of (A) 25% of NEG Oil & Gas’ Adjusted Consolidated Net Tangible Assets or (B) $500.0 million provided that $500.0 million shall be reduced by the aggregate amount of all Net Proceeds of Asset Sales applied by NEG Oil & Gas or any of its Restricted Subsidiaries since the date of the indenture to repay any Indebtedness under a Credit Facility pursuant to the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(2) the incurrence by NEG Oil & Gas and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by NEG Oil & Gas and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture;

(4) the incurrence by NEG Oil & Gas or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of NEG Oil & Gas or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $25.0 million at any time outstanding;

(5) the incurrence by NEG Oil & Gas or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (12) or (15) of this paragraph;

(6) the incurrence by NEG Oil & Gas or any of its Restricted Subsidiaries of intercompany Indebtedness between or among NEG Oil & Gas and any of its Restricted Subsidiaries; provided, however, that:

(a) if NEG Oil & Gas or any Guarantor is the obligor on such Indebtedness and the payee is not NEG Oil & Gas or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of NEG Oil & Gas, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by NEG Oil & Gas or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of NEG Oil & Gas’ Restricted Subsidiaries to NEG Oil & Gas or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by NEG Oil & Gas or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee by NEG Oil & Gas or any of the Guarantors of Indebtedness of NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by NEG Oil & Gas or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11) the incurrence by NEG Oil & Gas or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; and

(12) the incurrence by NEG Oil & Gas or any of its Restricted Subsidiaries of Non-Recourse Financing used to finance the construction, purchase or lease of personal or real property used in the business of NEG Oil & Gas or such Restricted Subsidiary; provided that the Indebtedness incurred pursuant to this clause (12), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), shall not exceed $20.0 million outstanding at any time;

(13) Indebtedness arising from any agreement entered into by NEG Oil & Gas or any of its Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an Asset Sale;

(14) the incurrence by NEG Oil & Gas or any Restricted Subsidiary of Permitted Affiliate Subordinated Indebtedness;

(15) the incurrence by NEG Oil & Gas of additional notes used for the Oil & Gas Business, in an aggregate principal amount not to exceed 2.0 times the net cash proceeds received by NEG Oil & Gas from Equity Offerings and the issuance of Permitted Affiliated Subordinated Debt, the net cash proceeds of which Equity Offerings and the issuance of Permitted Affiliate Subordinated Debt are also used in the Oil & Gas Business; and

(16) the incurrence by NEG Oil & Gas or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or, if less, accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $20.0 million.
      NEG Oil & Gas will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of NEG

Oil & Gas or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of NEG Oil & Gas solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, NEG Oil & Gas, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of NEG Oil & Gas as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that NEG Oil & Gas or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
      The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens
      NEG Oil & Gas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries
      NEG Oil & Gas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to NEG Oil & Gas or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to NEG Oil & Gas or any of its Restricted Subsidiaries;

(2) make loans or advances to NEG Oil & Gas or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to NEG Oil & Gas or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by NEG Oil & Gas or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business or with the approval of NEG Oil & Gas’ Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12) customary encumbrances or restrictions pursuant to any agreement referred to in the definition of “Permitted Business Investments” so long as such encumbrances and restrictions do not constitute Indebtedness in respect of borrowed money.

Merger, Consolidation or Sale of Assets
      NEG Oil & Gas will not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not NEG Oil & Gas is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of NEG Oil & Gas and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either (a) NEG Oil & Gas is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than NEG Oil & Gas) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company, limited partnership or other entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than NEG Oil & Gas) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of NEG Oil & Gas under the notes and the indenture;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) NEG Oil & Gas or the Person formed by or surviving any such consolidation or merger (if other than NEG Oil & Gas), or to which such sale, assignment, transfer, conveyance or other disposition has been made would have, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, a Fixed Charge Coverage Ratio not less than the Fixed Charge Coverage Ratio immediately preceding such transactions.
      In addition, NEG Oil & Gas will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
      This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of NEG Oil & Gas with an Affiliate solely for the purpose of reorganizing NEG Oil & Gas in another jurisdiction or changing the form of entity of NEG Oil & Gas; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among NEG Oil & Gas and its Restricted Subsidiaries or between NEG Oil & Gas and the Managing Member.

Transactions with Affiliates
      NEG Oil & Gas will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of NEG Oil & Gas (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to NEG Oil & Gas or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by NEG Oil & Gas or such Restricted Subsidiary with an unrelated Person; and

(2) NEG Oil & Gas delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of NEG Oil & Gas set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested directors of the Board of Directors of NEG Oil & Gas, provided that, for purposes of this covenant, with respect to any Affiliate Transaction with the Managing Member, so long as the Board of Directors of the Managing Member functions as the Board of Directors of NEG Oil & Gas, the members of the Board of Directors of the Managing Members who are not officers or employees of Managing Member shall be deemed to be disinterested directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to NEG Oil & Gas or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by NEG Oil & Gas or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among NEG Oil & Gas and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of NEG Oil & Gas) that is an Affiliate of NEG Oil & Gas solely because NEG Oil & Gas owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of NEG Oil & Gas;

(5) any issuance of Equity Interests (other than Disqualified Stock) of NEG Oil & Gas to Affiliates of NEG Oil & Gas;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “— Restricted Payments”;

(7) the payment of fees and related expenses under the Management Agreement as in effect on the date of the indenture;

(8) the performance of obligations arising out of and pursuant to the Investor Rights Agreement;

(9) Permitted Affiliate Subordinated Indebtedness; and

(10) transactions between NEG Oil & Gas and/or any of its Restricted Subsidiaries, on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business by such other Affiliates; provided that such other Affiliate is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to NEG Oil & Gas and/or its Restricted Subsidiaries than the terms and pricing upon which such goods and services are provided to unaffiliated third parties.

Additional Note Guarantees
      If NEG Oil & Gas or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries
      The Board of Directors of NEG Oil & Gas may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by NEG Oil & Gas and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by NEG Oil & Gas. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of NEG Oil & Gas may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
      Any designation of a Subsidiary of NEG Oil & Gas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of NEG Oil & Gas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” NEG Oil & Gas will be in default of such covenant. The Board of Directors of NEG Oil & Gas may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of NEG Oil & Gas; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of NEG Oil & Gas of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent
      NEG Oil & Gas will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Reports
      Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, NEG Oil & Gas will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if NEG Oil & Gas were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if NEG Oil & Gas were required to file such reports.
      All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on NEG Oil & Gas’ consolidated financial statements by NEG Oil & Gas’ certified independent accountants. In addition, NEG Oil & Gas will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.
      If, at any time, NEG Oil & Gas is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, NEG Oil & Gas will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. NEG Oil & Gas will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept NEG Oil & Gas’ filings for any reason, NEG Oil & Gas will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if NEG Oil & Gas were required to file those reports with the SEC.
      If NEG Oil & Gas has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of NEG Oil & Gas and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of NEG Oil & Gas.
      In addition, NEG Oil & Gas and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Events of Default and Remedies
      Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by NEG Oil & Gas or any Guarantor to call for redemption or to purchase any notes, in each case when required under the indenture;

(4) failure by NEG Oil & Gas or any Guarantor for 30 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions “— Restricted Payments” or “— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(5) failure by NEG Oil & Gas or any of its Restricted Subsidiaries for 60 days after notice to NEG Oil & Gas by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by NEG Oil & Gas or any of its Restricted Subsidiaries (or the payment of which is guaranteed by NEG Oil & Gas or any of its Restricted Subsidiaries) other than the Credit Agreement, whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(7) default under the Credit Agreement if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness that is due on its Stated Maturity; or

(b) results in the acceleration of such Indebtedness prior to its express maturity.

(8) failure by NEG Oil & Gas or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of more than 60 days after such judgment becomes a final judgment;

(9) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(10) certain events of bankruptcy or insolvency described in the indenture with respect to NEG Oil & Gas or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to NEG Oil & Gas, any Restricted Subsidiary of NEG Oil & Gas that is a Significant Subsidiary or any group of Restricted Subsidiaries of NEG Oil & Gas that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.
      Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.
      Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.
      The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.
      NEG Oil & Gas is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, NEG Oil & Gas is required to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officer, employee, incorporator, stockholder, member or partner of NEG Oil & Gas, any Guarantor or any of its Affiliates, as such, will have any liability for any obligations of NEG Oil & Gas or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
      NEG Oil & Gas may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2) NEG Oil & Gas’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and NEG Oil & Gas’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.
      In addition, NEG Oil & Gas may, at its option and at any time, elect to have the obligations of NEG Oil & Gas and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.
      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) NEG Oil & Gas must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and NEG Oil & Gas must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, NEG Oil & Gas must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) NEG Oil & Gas has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, NEG Oil & Gas must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which NEG Oil & Gas or any Guarantor is a party or by which NEG Oil & Gas or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which NEG Oil & Gas or any of its Subsidiaries is a party or by which NEG Oil & Gas or any of its Subsidiaries is bound;

(6) NEG Oil & Gas must deliver to the trustee an officers’ certificate stating that the deposit was not made by NEG Oil & Gas with the intent of preferring the holders of notes over the other creditors of NEG Oil & Gas with the intent of defeating, hindering, delaying or defrauding any creditors of NEG Oil & Gas or others; and

(7) NEG Oil & Gas must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Amendment, Supplement and Waiver
      Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
      Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.
      Notwithstanding the preceding, without the consent of any holder of notes, NEG Oil & Gas, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of NEG Oil & Gas’ or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of NEG Oil & Gas’ or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.
Satisfaction and Discharge
      The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to NEG Oil & Gas, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and NEG Oil & Gas or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which NEG Oil & Gas or any Guarantor is a party or by which NEG Oil & Gas or any Guarantor is bound;

(3) NEG Oil & Gas or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) NEG Oil & Gas has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.
      In addition, NEG Oil & Gas must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
      If the trustee becomes a creditor of NEG Oil & Gas or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.
      The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Book-Entry, Delivery and Form
      The notes initially will be represented by one or more notes in registered, global form without interest coupons (the “Global Notes”). Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes will be issued at the closing of this offering only against payment in immediately available funds. The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.
      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
Depository Procedures
      The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. NEG Oil & Gas takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.
      DTC has advised NEG Oil & Gas that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
      DTC has also advised NEG Oil & Gas that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
      Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
      Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
      Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, NEG Oil & Gas and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither NEG Oil & Gas, the trustee nor any agent of NEG Oil & Gas or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
      DTC has advised NEG Oil & Gas that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or NEG Oil & Gas. Neither NEG Oil & Gas nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and NEG Oil & Gas and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
      Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

      DTC has advised NEG Oil & Gas that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes in certificated form and to distribute such notes to its Participants.
      Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of NEG Oil & Gas, the trustee and any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
      A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies NEG Oil & Gas that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, NEG Oil & Gas fails to appoint a successor depositary;

(2) NEG Oil & Gas, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.
      In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same Day Settlement and Payment
      NEG Oil & Gas will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. NEG Oil & Gas will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. NEG Oil & Gas expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Certain Definitions
      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
      “Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination:

(1) The sum of:

(a) discounted future net revenue from crude oil and gas reserves of NEG Oil & Gas and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in one or more reserve reports prepared as of a date that is no earlier than the last day of NEG Oil & Gas’ most recently completed fiscal year, which reserve reports are prepared or reviewed at least annually by independent petroleum engineers, as increased by, as of the date of determination, the estimated discounted future net revenue of:

(i) estimated proved oil and gas reserves of NEG Oil & Gas and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

(ii) estimated oil and natural gas reserves of NEG Oil & Gas and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved oil and gas reserves (including giving effect to previously estimated development costs incurred during the period and the accretion of discount since the date utilized in such reserve report) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report, in each case calculated in accordance with SEC guidelines utilizing the price utilized in the most recent reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

(iii) estimated proved oil and gas reserves of NEG Oil & Gas and its Restricted Subsidiaries reflected in the most recent reserve report produced or disposed of since the date of such reserve report and

(iv) reductions in the estimated oil and gas reserves of NEG Oil & Gas and its Restricted Subsidiaries reflected in the most recent reserve report since the date of such reserve report attributable to downward determinations of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report, in each case, calculated in accordance with SEC guidelines (utilizing the price utilized in such reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by NEG Oil & Gas’ engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change which is an increase, then the determination made pursuant to each of clauses (i) through (iv) shall be confirmed in writing by an independent petroleum engineer;

(b) the capitalized costs that are attributable to crude oil and natural gas properties of NEG Oil & Gas and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributed, based on NEG Oil & Gas’ books and records as of a date no earlier than the date of NEG Oil & Gas’ most recent reserve report;

(c) the Net Working Capital on a date no earlier than the date of NEG Oil & Gas’ most recent reserve report; and

(d) the greater of (i) the net book value on a date no earlier than the date of NEG Oil & Gas’ most recent reserve report; and (ii) the appraised value, as estimated by independent appraisers, of other tangible assets and the marked to market value of all Hedging Obligations of NEG Oil & Gas and its Restricted Subsidiaries as of a date no earlier than the date of NEG Oil & Gas’ most recent reserve report (provided that NEG Oil & Gas shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

(2) to the extent not otherwise taken into account in the immediately preceding clause (1), the sum, without duplication, of:

(a) Minority Interests;

(b) any net gas balancing liabilities of NEG Oil & Gas and its Restricted Subsidiaries reflected in NEG Oil & Gas’ internal financial statements for its most recently ended fiscal quarter for which such statements are available;

(c) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same price utilized in NEG Oil & Gas’ most recent reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in NEG Oil & Gas’ reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of NEG Oil & Gas and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(i) (utilizing the same prices utilized in NEG Oil & Gas’ most recent reserve report), would be necessary to satisfy fully the obligations of NEG Oil & Gas and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
      “Asset Sale” means:

(1) the sale, lease (other than an operating lease entered into in the ordinary course of the Oil & Gas Business), conveyance or other disposition of any assets or rights; provided that, if, in connection with the sale, lease, conveyance or other disposition of all or substantially all of the assets of NEG Oil & Gas and its Restricted Subsidiaries taken as a whole, NEG Oil & Gas or another Person makes a Change of Control Offer or an equivalent offer to the holders of the notes, such sale, lease, conveyance or other disposition will only be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of NEG Oil & Gas’ Restricted Subsidiaries to any entity other than NEG Oil & Gas or any of its Restricted Subsidiaries or the sale by NEG Oil & Gas or any of its Restricted Subsidiaries of Equity Interests in any of NEG Oil & Gas’ Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

(2) a transfer of assets between or among NEG Oil & Gas and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of NEG Oil & Gas to NEG Oil & Gas or to a Restricted Subsidiary of NEG Oil & Gas;

(4) the sale or lease of products (including hydrocarbons), services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) the sale or transfer (whether or not in the ordinary course of business) of oil and gas properties or direct or indirect interests in real property, provided that at the time of such sale or transfer such properties do not have associated with them any proved reserves;

(7) the abandonment, farm-out, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business;

(8) the trade or exchange by NEG Oil & Gas or any Subsidiary of NEG Oil & Gas of any oil and gas property owned or held by NEG Oil & Gas or such Subsidiary for any oil and gas property owned or held by another Person;

(9) a Restricted Payment that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;

(10) dispositions in connection with the foreclosure of an asset secured by a Permitted Lien; and

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings exclusive of factoring or similar arrangements.

(12) Volumetric Production Payments customary in the Oil and Gas Business that are created, incurred, issued, assumed or guaranteed after the date of the indenture in connection with the financing of, and within 30 days after the acquisition of, the property that is subject thereto; and

(13) Volumetric Production Payments in respect of property acquired after the date of the indenture that are assumed or guaranteed pursuant to a pre-existing arrangement providing for such payments on the property that is subject thereto.
      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.
      “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
      “Change of Control” means the occurrence of any event or series of events pursuant to which at any time, any Person or two or more Persons acting as a group (within the meaning of Rule 13d-3 of the Exchange Act) shall own, directly or indirectly, more of the economic interests and voting power of the Capital Stock of NEG Oil & Gas than the Icahn Group.
      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus,without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), accretion expense or impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period (including, without limitation, in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets”) to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, plus

(6) exploration expenses, but only to the extent such expenses were recorded on a “Successful Efforts” or equivalent basis at the time of their incurrence.
in each case, on a consolidated basis and determined in accordance with GAAP.
      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(5) any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded;

(6) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133) will be excluded;

(7) any non-cash charges relating to employee equity-based compensation will be excluded.
      “Credit Agreement” means that certain Credit Agreement, dated as of December 20, 2005, by and among NEG Oil & Gas and Citicorp USA, Inc., as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent, and the financial institutions party thereto as lenders from time to time, providing for up to $500.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
      “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require NEG Oil & Gas to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that NEG Oil & Gas may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that NEG Oil & Gas and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
      “Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
      “Domestic Subsidiary” means any Restricted Subsidiary of NEG Oil & Gas that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of NEG Oil & Gas.
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
      “Equity Offerings” means an offer and sale of Capital Stock (other than Disqualified Stock) of NEG Oil & Gas (other than an offer and sale relating to equity securities issuable under any employee benefit plan) or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of NEG Oil & Gas.
      “Existing Indebtedness” means up to $[          ].0 million in aggregate principal amount of Indebtedness of NEG Oil & Gas and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.
      “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of NEG Oil & Gas (unless otherwise provided in the indenture).
      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest expense, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of NEG Oil & Gas (other than Disqualified Stock) or to NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
      “Guarantors” means each of:

(1) Galveston Bay Pipeline Company, Galveston Bay Processing Corp., Mid River LLC, National Offshore LP, National Onshore LP, NEG Holding LLC, NEG Operating LLC, NGX Energy Limited Partnership, NGX GP of Delaware LLC, NGX LP of Delaware LLC, Onshore LP, LLC, Onshore GP, LLC, Offshore LP, LLC, Offshore GP, LLC, Shana National LLC; and

(2) any other Subsidiary of NEG Oil & Gas that executes a Note Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.
      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
      “Icahn Group” means:

(1) Carl C. Icahn, any spouse and any child, stepchild, sibling or descendant of Carl C. Icahn;

(2) any estate of Carl C. Icahn or any Person under clause (1);

(3) any Person who receives a beneficial interest in any estate under clause (2) to the extent of such interest;

(4) any executor, personal administrator or trustee who holds such beneficial interest for the benefit of, or as a fiduciary for, any person under clauses (1), (2), or (3) to the extent of such interest; and

(5) any corporation, partnership, limited liability company, trust, or similar entity, directly or indirectly owned or Controlled by Carl C. Icahn or any other Person or Persons identified in clauses (1), (2) or (3).

      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If NEG Oil & Gas or any Subsidiary of NEG Oil & Gas sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of NEG Oil & Gas such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of NEG Oil & Gas, NEG Oil & Gas will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of NEG Oil & Gas’ Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by NEG Oil & Gas or any Subsidiary of NEG Oil & Gas of a Person that holds an Investment in a third Person will be deemed to be an Investment by NEG Oil & Gas or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
      “Investor Rights Agreement” means that certain Investor Rights Agreement dated as of [          ], 2006, by and among American Real Estate Partners, L.P., Managing Member and NEG Oil & Gas.
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
      “Management Agreement” means that certain Management Agreement dated as of [          ], 2006, by and between Managing Member and NEG Oil & Gas.
      “Managing Member” means NEG, Inc., a Delaware corporation.
      “Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than [25]% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of NEG Oil & Gas and its Restricted Subsidiaries, calculated in accordance with clause (1)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

(1) estimated discounted future net revenues of oil and gas reserves, attributable to acquisitions during the most recent fiscal quarter, that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

(2) estimated discounted future net revenues attributable to any properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the provisions described under the caption “— Repurchase at the Option of Holders — Asset Sales.”
      “Moody’s” means Moody’s Investors Service, Inc.
      “Minority Interest” means the percentage interest represented by any shares of any class of Capital Stock of any Restricted Subsidiary that are not owned by NEG Oil & Gas or a Restricted Subsidiary.
      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
      “Net Proceeds” means the aggregate cash proceeds received by NEG Oil & Gas or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
      “Net Working Capital” means

(1) all current assets of NEG Oil & Gas and its Restricted Subsidiaries except current assets from commodity price risk management activity arising in the ordinary course of the Oil & Gas Business; minus

(2) all current liabilities of NEG Oil & Gas and its Restricted Subsidiaries, except current liabilities included in Indebtedness and current liabilities from commodity price risk management activity arising in the ordinary course of the Oil & Gas Business;
in each case, determined in accordance with GAAP.
      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither NEG Oil & Gas nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of NEG Oil & Gas or any of its Restricted

Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of NEG Oil & Gas or any of its Restricted Subsidiaries.

      “Non-Recourse Financing” means Indebtedness incurred in connection with the construction, purchase or lease of personal or real property or equipment (1) as to which the lender upon default may seek recourse or payment against NEG Oil & Gas or any Restricted Subsidiary only through the return or foreclosure or sale of the property or equipment so constructed, purchased or leased and to any proceeds of such property and Indebtedness and the related collateral account in which such proceeds are held and (2) may not otherwise assert a valid claim for payment on such Indebtedness against NEG Oil & Gas or any Restricted Subsidiary or any other property of NEG Oil & Gas or any Restricted Subsidiary except in each case in the case of fraud and other customary non-recourse exceptions.
      “Note Guarantee” means the Guarantee by each Guarantor of NEG Oil & Gas’ obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.
      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
      “Oil & Gas Business” means:

(1) the acquisition, exploration, exploitation, development, operation or disposition of interests in, or obtaining production from, oil, natural gas or other hydrocarbon properties;

(2) the gathering, marketing, treating, processing, storage, selling or transporting of any production from such interests or properties; or

(3) any activity that is relating to, arising from or ancillary, necessary or appropriate to facilitate, or that is incidental to, the activities described in clauses (1) and (2) of this definition.
      “Permitted Affiliate Subordinated Indebtedness” means any Indebtedness of NEG Oil & Gas or any of the Restricted Subsidiaries to an Affiliate of NEG Oil & Gas other than a Subsidiary of NEG Oil & Gas (1) for which no installment of principal or installment of interest may be made if a Default or Event of Default exists or is continuing (except that interest may accrue on Permitted Affiliate Subordinated Indebtedness or be paid in the form of additional Permitted Affiliate Subordinated Indebtedness or Capital Stock of NEG Oil & Gas that is not Disqualified Stock), (2) for which no installment of principal matures earlier than the date that is three months after the final maturity date of the notes, (3) for which the payment of principal and interest is subordinated in right of payment to the notes or any note at least to the extent set forth in [Appendix A-2 to the Indenture] and (4) under which no interest, premium or penalty is due or payable (other than interest, premium and penalty payable in the form of additional Permitted Affiliate Subordinated Indebtedness or Capital Stock of NEG Oil & Gas that is not Disqualified Stock and except that interest may accrue on Permitted Affiliate Subordinated Indebtedness) unless such amount may be paid as a Restricted Payment.
      “Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil & Gas Business, including investments or expenditures for exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil &Gas Business jointly with third parties, including without limitation:

(1) ownership interests in oil and gas properties or gathering systems;

(2) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties; and

(3) direct or indirect ownership in drilling rigs and related equipment, including, without limitation, transportation equipment;

provided, however that a “Permitted Business Investment” shall not include Investments in entities that are not classified as pass-through entities for U.S. federal, state and local and foreign income tax purposes.
      “Permitted Investments” means:

(1) any Investment in NEG Oil & Gas or in a Restricted Subsidiary of NEG Oil & Gas;

(2) any Investment in Cash Equivalents;

(3) any Investment by NEG Oil & Gas or any Restricted Subsidiary of NEG Oil & Gas in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of NEG Oil & Gas; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NEG Oil & Gas or a Restricted Subsidiary of NEG Oil & Gas;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of NEG Oil & Gas;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of NEG Oil & Gas or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of NEG Oil & Gas or any Restricted Subsidiary of NEG Oil & Gas in an aggregate principal amount not to exceed $[1].0 million at any one time outstanding;

(9) repurchases of the notes;

(10) Permitted Business Investments; and

(11) other Investments, including joint ventures, in any Person other than an Affiliate of NEG Oil & Gas having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11), not to exceed $20.0 million at any one time outstanding.
      “Permitted Liens” means:

(1) Liens on assets of NEG Oil & Gas or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was incurred pursuant to clause (1) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto;

(2) Liens in favor of NEG Oil & Gas or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with NEG Oil & Gas or any Subsidiary of NEG Oil & Gas; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with NEG Oil & Gas or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by NEG Oil & Gas or any Subsidiary of NEG Oil & Gas; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of bids, trade, contracts, leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of the indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) landlords’, carriers’, warehousemen’s, repairmen’s, mechanics’, materialmen’s, or other like Liens, as well as Liens under operating agreements, unit agreements, mineral leases, oil and gas leases, processing agreements, transportation agreements, gas balancing agreements, and other agreements for the handling of oil and gas production, provided that none of the foregoing Liens secure Indebtedness, and in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(13) licenses of patents, trademarks and other intellectual property rights granted by NEG Oil & Gas or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of NEG Oil & Gas or such Restricted Subsidiary;

(14) any judgment attachment or judgment Lien not constituting an Event of Default;

(15) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(16) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, trade contracts performance and return of money bonds and other obligation of a like nature incurred in the ordinary course;

(17) Liens arising from filing financing statements or other instruments or documents relating to leases;

(18) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(19) Liens on the assets of NEG Oil & Gas or any of the Restricted Subsidiaries incidental to the conduct of their respective businesses or the ownership of their respective properties which were not created in connection with the incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value or saleability of their respective properties or materially impair the use thereof in the operation of their respective businesses;

(20) Liens incurred in the ordinary course of business of NEG Oil & Gas or any Subsidiary of NEG Oil & Gas with respect to obligations that do not exceed $10.0 million at any one time outstanding.
      “Permitted Refinancing Indebtedness” means any Indebtedness of NEG Oil & Gas or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of NEG Oil & Gas or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by NEG Oil & Gas or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
      “Restricted Investment” means an Investment other than a Permitted Investment.
      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
      “S&P” means Standard & Poor’s Ratings Group.
      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
      “Tax Amount” means, with respect to any equity holder for any taxable year, an amount equal to the Taxes payable by such equity holder for such year that are attributable to NEG Taxable Income allocated to such equity holder, calculated based on the partnership tax returns filed by NEG Oil & Gas for such year, and applying the methodology and assumptions set forth in the first two sentences of clause (11) under the caption “— Certain Covenants — Restricted Payments.”
      “Transactions” means the use of proceeds from Managing Member’s contribution to NEG Oil & Gas of the gross proceeds of the initial public offering of Managing Member (the “IPO”) and the net proceeds from the offering of the notes to repay a portion of NEG Oil & Gas’ borrowings under its revolving credit facility, to repay debt owed to American Real Estate Partners, L.P. (“AREP”) and to pay a $               distribution to AREP.
      “True-up Amount” means, in respect of an equity holder of NEG Oil & Gas for a particular taxable year, an amount, which may be positive or negative, equal to (1) the aggregate quarterly tax distributions actually made to such equity holder in respect of such taxable year, without taking into account any adjustments to such distributions made with respect to any other taxable year (including any adjustment to take into account a True-up Amount for the immediately preceding taxable year) minus (2) the Tax Amount of such equity holder in respect of such taxable year; provided, however, that if there is an audit or other adjustment with respect to a return filed by NEG Oil & Gas (including a filing of an amended return), upon a final determination or resolution of such audit or other adjustment, the True-up Amount shall be redetermined for the relevant tax year, and the difference (positive or negative, as the case may be) shall be treated as an additional True-up Amount which shall be applied as provided in clause (11) under the caption “— Certain Covenants — Restricted Payments.”
      “Unrestricted Subsidiary” means any Subsidiary of NEG Oil & Gas that is designated by the Board of Directors of NEG Oil & Gas as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with NEG Oil & Gas or any Restricted Subsidiary of NEG Oil & Gas unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to NEG Oil & Gas or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of NEG Oil & Gas;

(3) is a Person with respect to which neither NEG Oil & Gas nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of NEG Oil & Gas or any of its Restricted Subsidiaries.

      “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
      “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
      The following general discussion summarizes certain material United States federal income tax consequences that apply to beneficial owners of the notes who acquire the notes at their original issue price for cash and hold the notes as a “capital asset” (generally, for investment) as defined in the Internal Revenue Code of 1986, as amended, or, the Code. This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the notes. For example, special rules not discussed here may apply to you if you are:

•	A broker-dealer, a dealer in securities or a financial institution;

•	An S corporation;

•	A bank;

•	A thrift;

•	An insurance company;

•	A tax-exempt organization;

•	A partnership or other pass-through entity;

•	Subject to the alternative minimum tax provisions of the Code;

•	Holding the notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;

•	A person with “functional currency” other than the U.S. dollar; or

•	A United States expatriate.
      If you are a partner in a partnership which holds the notes, you should consult your own tax advisor regarding special rules that may apply.
      This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.
      Each holder is urged to consult his tax advisor regarding the specific federal, state, local, and foreign income and other tax considerations of acquiring and holding the notes.
United States Holders
      If you are a “United States Holder,” as defined below, this section applies to you. Otherwise, the section “Non-United States Holders” applies to you.

Definition of United States Holder
      You are a “United States Holder” if you are the beneficial owner of a note and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation organized under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust, if a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a U.S. person

Taxation of Stated Interest
      Generally, you must include the interest on the notes in income as ordinary income:

•	when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

•	when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

Sale or Other Taxable Disposition of the Notes
      You will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note, and your adjusted tax basis in the note. Your tax basis in the note generally will equal the price you paid for the note.
      Your gain or loss will generally be long-term capital gain or loss if you have held the note for more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Otherwise, it will be short-term capital gain or loss. Long-term capital gains recognized in years beginning on or before December 31, 2010 by certain non-corporate holders are generally taxed at a maximum rate of 15%. The use of capital losses is subject to limitations. Payment attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

Information Reporting and Backup Withholding
      We will report to certain non-corporate holders of the notes and to the IRS the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. You may be subject to a backup withholding tax when you receive interest payments on a note or proceeds upon the sale or other disposition of the note. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. In addition, the backup withholding tax will not apply to you if you provide to us or our paying agent your correct social security or other taxpayer identification number, or TIN, in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the TIN you provided is incorrect;

•	you underreport interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required; or

•	you fail to certify under penalties of perjury that you are not subject to backup withholding.
      The backup withholding tax rate is currently 28%.
      Any amounts withheld from a payment to you under the backup withholding rules may be credited against your United States federal income tax liability, and may entitle you to a refund.
      You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining such exemption.

Non-United States Holders
      The following general discussion is limited to the United States federal income tax consequences relevant to a “Non-United States Holder.” A “Non-United States Holder” is any beneficial owner of a note if such owner is, for United States federal income tax purposes, a nonresident alien, or a corporation, estate, or trust that is not a United States Holder.

Interest
      Portfolio Interest Exemption. You will generally not be subject to United States federal income tax or withholding tax on interest paid or accrued on the notes if all of the following conditions are satisfied:

•	You do not own, actually or constructively, 10% or more of our capital or profits. In applying this rule, Non-United States Holders who also own stock of NEG, Inc. or Units in American Real Estate Partners will be deemed to own their pro rata share of the portion of our capital and profits which is owned (or deemed owned) by NEG, Inc. or American Real Estate Partners, respectively. Non-United States Holders who also own stock of NEG, Inc. or Units in American Real Estate Partners should consult their own tax advisors with respect to the application of these constructive ownership rules to them.

•	You are not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 861(d)(4) of the Code.

•	You are not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

•	Such interest is not effectively connected with the conduct by you of a trade or business in the United States.

•	Either (i) you represent that you are a not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury, or (ii) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W-8BEN (or a suitable substitute form) to us or our paying agent.
      United States Federal Income or Withholding Tax If Interest Is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption described above, you may be subject to a 30% withholding tax on the gross amount of interest payments, unless reduced or eliminated by an applicable income tax treaty.
      However, income from payments or accruals of interest that is effectively connected with the conduct by you of a trade or business in the United States will be subject to United States federal income tax on a net basis at a rate applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a 30% branch profits tax). If payments are subject to United States federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to Untied States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form W-8ECI.
      Non-United States Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form W-8BEN.

Sale or Other Disposition of Notes
      You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a note unless such gain is effectively connected with the conduct by you of a trade or business within the United States. Any gain that is effectively connected with the conduct by you of a trade or business within the United States will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally.

Backup Withholding and Information Reporting
      Payments From United States Office. If you receive payment of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, you may be subject to both backup withholding and information reporting.
      With respect to interest payments made on the notes, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8BEN (or Form W-8ECI) or suitable substitute form, that you are not a United States person in the manner described above under the heading “— Non-United States Holders — Interest.”
      Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8BEN (or Form W-8ECI) or a suitable substitute form, a statement that you are an “exempt foreign person” for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a note, as described above under the heading “— Non-United States Holders — Sale or Other Disposition of Notes,” you will generally qualify as an “exempt foreign person” for purposes of the broker reporting rules.
      Payments From Foreign Office. If you receive the proceeds of the sale of a note through a foreign office of a “broker,” as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a United States person. You will also be subject to information reporting, but not backup withholding, if such proceeds are paid by a foreign office of a custodian, nominee, agent or broker that has certain relationships to the United States unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.
      Refunds. Any amounts withheld from a payment to you under the backup withholding rules may be credited against your United States federal income tax liability, and may entitle you to a refund.
      The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting interest and withholding also may be made available to the tax authorities in the country in which a Non-United States Holder is a resident under the provisions of an applicable income tax treaty or other agreement.
      The summary does not completely describe the withholding regulations. Please consult your tax advisor to determine how the withholding regulations apply to your particular circumstances.

UNDERWRITING
      Subject to the terms and conditions set forth in the underwriting agreement, dated [                    ], 2006, by and among us, the guarantors, and Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc., we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of notes set forth opposite its name below:

Aggregate Principal
Underwriter	Amount of Notes

Bear, Stearns & Co. Inc.	$
Citigroup Global Markets Inc.	$
Total	$200,000,000
      The underwriters have agreed to purchase all of the notes being offered if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
      The following table summarizes the compensation and estimated expenses we will pay:

	Per Note		Total

Underwriting discounts and commissions paid by us		%	$
Expenses payable by us		%	$
      The underwriters are offering the notes, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
      Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any notes sold by the underwriters to securities dealers may be sold at a discount of up to      % of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount of up to      % of the principal amount of notes. If all the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.
      The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop.
      We, NEG and AREP and their respective officers and directors have agreed that, during the period beginning on the date of this prospectus and continuing until the date [          ] days after the date of this prospectus, and subject to limited exceptions, we will not offer, sell, contract to sell or otherwise dispose of any of our debt securities without the prior written consent of the underwriters.
      In connection with the offering of the notes, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
      The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
      These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
European Economic Area
      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:
      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
      (c) by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc. for any such offer; or
      (d) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
      For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.
      Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
      The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

      The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
      This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
      Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
      You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with the purchases of securities.
      We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions and related fees, will be approximately $                    . Other than the underwriting discount and commissions and related fees, none of the expenses payable by us will be directed to any of the underwriters or their affiliates.
      We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
      Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Citicorp USA, Inc., an affiliate of Citigroup Global Markets Inc., is a lender and the administrative agent and Bear Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., is a lender and the syndication agent under our revolving credit facility, and each will receive their proportionate share of the amount under the revolving credit facility that will be repaid with a portion of the proceeds from this offering and the concurrent public equity offering by NEG, Inc. Citicorp USA, Inc. is also the administrative agent under the NEG Operating LLC credit agreement. In addition, we anticipate that Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc. will act as underwriters in connection with the public equity offering.
      Because affiliates of each of Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc. are lenders under the revolving credit facility and will receive more than 10% of the net proceeds of this offering when we repay that facility, Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc. may each be deemed to be subject to the provisions of Conduct Rules 2710(h) and 2720 of the National Association of Securities

Dealers, Inc. When a NASD member participates in a public offering of securities in which it, or its affiliates, together with the other underwriters and their affiliates, will receive more than 10% of the net proceeds of the public offering, then the public offering price per share can be no higher than that recommended by a “qualified independent underwriter” as defined by Rule 2720 of the NASD. Accordingly, we have obtained                to assume the responsibilities of acting as a qualified independent underwriter, which responsibilities include participating in due diligence investigation and in the preparation of this prospectus. We have agreed to indemnify  against liabilities incurred in connection with it acting as qualified independent underwriter, including liabilities under the Securities Act, or to contribute to payments it may be required to make with respect to those liabilities.                will not receive any additional compensation in connection with its acting as qualified independent underwriter.
      A prospectus in electronic format may be made available by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The lead managers may agree to allocate a number of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

LEGAL MATTERS
      The validity of the notes offered hereby will be passed upon for us by DLA Piper Rudnick Gray Cary US LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
      The consolidated financial statements of NEG Oil & Gas LLC as of December 31, 2004 and 2005 and for each of the three years in the period ended December 31, 2005 included in this prospectus have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.
INDEPENDENT PETROLEUM CONSULTANTS AND GEOLOGISTS
      Information concerning reserve evaluations and related calculations as of December 31, 2003, 2004 and 2005 for the Longfellow Ranch properties owned by NEG Operating LLC have been included in this prospectus in reliance upon the report of DeGolyer and MacNaughton, independent petroleum engineering consultants, given upon their authority as experts in petroleum engineering.
      The estimated reserve evaluations and related calculations as of December 31, 2003, 2004 and 2005 for properties held by NEG Operating LLC and National Onshore LP and as of December 31, 2004 and 2005 for properties held by National Offshore LP located in East Texas, West Texas, the Gulf of Mexico, the Gulf Coast, the Arkoma Basin of Arkansas and Oklahoma, and the Anadarko Basin of Oklahoma have been included in this prospectus in reliance upon the report of Netherland, Sewell & Associates, Inc., independent petroleum engineering consultants, given upon their authority as experts in petroleum engineering.
      Information concerning reserve evaluations and related calculations as of December 31, 2003 and 2004 for our properties held by NEG Operating LLC in connection with the acquisition of Shana National LLC have been included in this prospectus in reliance upon the authority of Prator Bett, L.L.C., independent petroleum consultants, given upon their authority as experts in petroleum engineering.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the notes that are being offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Refer to the registration statement, exhibits and schedules for further information with respect to the notes offered by this prospectus. Statements contained in this prospectus regarding the contents of any contract or other document are only summaries. With respect to any contract or document filed as an exhibit to the registration statement, you should refer to the exhibit for a copy of the contract or document, and each statement in this prospectus regarding that contract or document is qualified by reference to the exhibit. The registration statement, including all exhibits, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available to the public from the SEC’s website at www.sec.gov.

Report of Independent Registered Public Accounting Firm
To the Member
NEG Oil & Gas LLC
      We have audited the accompanying consolidated balance sheets of NEG Oil and Gas LLC and subsidiaries (“the Company”) as of December 31, 2004 and 2005 and the related consolidated statements of operations, changes in member’s equity and cash flows for each of the three years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of NEG Oil & Gas LLC and subsidiaries as of December 31, 2004 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
      As discussed in Note 11 to the financial statements, the Company adopted SFAS No. 143, Accounting for Asset Retirement Obligations on January 1, 2003, which is considered as a change in accounting policy.

/s/ Grant Thornton LLP
Houston, Texas
March 10, 2006

NEG OIL & GAS LLC
CONSOLIDATED BALANCE SHEETS

	December 31,

	2004	2005

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$33,333	$105,381
Accounts receivable, net	36,805	53,378
Accounts receivable — affiliates	541	—
Notes receivable	489	10
Drilling prepayments	3,460	3,281
Deferred tax assets, net	1,943	—
Other	5,177	10,138

Total current assets	81,748	172,188

Oil and gas properties, at cost (full cost method)	929,088	1,229,923
Accumulated depreciation, depletion and amortization	(397,870)	(488,560)

Net oil and gas properties	531,218	741,363

Other property and equipment	5,595	6,029
Accumulated depreciation	(4,593)	(4,934)

Net other property and equipment	1,002	1,095
Note receivable	3,090	—
Equity investment	2,379	—
Restricted deposits	23,519	24,267
Deferred tax asset, net	19,834	14,540
Other assets	1,245	4,841

Total assets	$664,035	$958,294

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$29,123	$18,542
Accounts payable — revenue	6,265	11,453
Current portion of notes payable	1,761	2,503
Current portion of note payable to affiliate	10,429	—
Advance from affiliate	—	39,800
Prepayments from partners	749	121
Accrued interest	23	162
Accrued interest — affiliates	1,204	2,194
Accrued interest on senior notes — affiliates	2,663	—
Income tax payable — affiliate	3,151	2,900
Derivative financial instruments	8,911	68,039

Total current liabilities	64,279	145,714

Commitments and contingencies
Credit facility	51,834	300,000
Notes payable, net of current maturities	2,642	—
Note payable to affiliate — net of current maturities	55,071	—
Senior notes — affiliates	148,637	—
Deferred gain on senior note redemption	3,737	—
Gas balancing	898	1,108
Derivative financial instruments	7,766	17,893
Other liabilities	250	250
Deferred income tax liability	12,799	—
Asset retirement obligation	56,524	41,228

Total liabilities	404,437	506,193

Member’s equity	259,598	452,101

Total liabilities and member’s equity	$664,035	$958,294

The accompanying notes are an integral part of these financial statements.

NEG OIL & GAS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,

	2003	2004	2005

	(In thousands)
Revenues:
Oil and gas sales — gross	$100,777	$144,430	$261,398
Unrealized derivatives losses	(2,987)	(9,179)	(69,254)

Oil and gas revenues — net	97,790	135,251	192,144
Plant revenues	2,119	2,737	6,711

Total revenues	99,909	137,988	198,855

Costs and expenses:
Lease operating	10,715	13,701	27,057
Transportation and gathering	1,418	3,144	4,978
Plant and field operations	2,069	3,348	3,186
Production and ad valorem taxes	8,144	10,883	16,560
Depreciation, depletion and amortization	39,409	60,394	91,100
Accretion of asset retirement obligation	339	593	3,019
General and administrative	7,769	13,737	15,433

Total costs and expenses	69,863	105,800	161,333
Operating income	30,046	32,188	37,522
Interest expense	(2,034)	(3,428)	(8,198)
Interest expense — affiliate	(16,201)	(16,994)	(11,036)
Interest income and other	673	1,695	1,907
Interest income from related parties	115	149	—
Equity in loss on investment	(102)	(519)	(1,118)
Severance tax refund	—	4,468	—
Commitment fee income	125	—	—
(Loss) gain on sale of assets	(8)	1,686	9
Gain on sale of equity investment	—	—	5,512
Loss on marketable securities	(954)	—	—

Income before income taxes	11,660	19,245	24,598
Income tax benefit (expense)	12,390	(6,924)	(1,920)

Income before minority interest and cumulative effect of accounting change	24,050	12,321	22,678
Minority interest	(1,741)	(812)	—

Income before cumulative effect of accounting change	22,309	11,509	22,678
Cumulative effect of accounting change	1,913	—	—

Net income	$24,222	$11,509	$22,678

The accompanying notes are an integral part of these financial statements.

NEG OIL & GAS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,

	2003	2004	2005

	(In thousands)
Operating activities:
Net income	$24,222	$11,509	$22,678
Noncash adjustments:
Deferred gain amortization	(2,038)	(2,038)	(1,019)
Deferred income tax (benefit) expense	(15,380)	6,520	1,766
Depreciation and depletion	39,409	60,394	91,100
Minority interest	1,741	812	—
Unrealized derivative losses	2,987	9,179	69,254
(Gain) loss on sale of assets	8	(1,686)	(9)
Accretion of asset retirement obligation	339	593	3,019
Equity in loss on investment	102	519	1,118
Gain on sale of equity investment	—	—	(5,512)
Provision for doubtful accounts	—	790	469
Cumulative effect of accounting change	(1,913)	—	—
Amortization of note discount	—	280	81
Amortization of note costs	793	494	1,108
Changes in operating assets and liabilities:
Accounts receivable	2,546	(6,341)	(15,945)
Drilling prepayments	(1,138)	249	179
Derivative deposit	100	1,700	—
Other current assets	871	(946)	(4,961)
Other long term assets	—	—	(5,505)
Note receivable	(1,832)	(1,258)	3,098
Accounts payable and accrued liabilities	(41,701)	10,801	(7,640)

Net cash provided by operating activities	9,116	91,571	153,279

Investing activities:
Acquisition, exploration, and development costs	(40,962)	(114,974)	(315,880)
Proceeds from sales of oil and gas properties	1,436	4,981	1,329
Purchases of furniture, fixtures and equipment	(227)	(288)	(511)
Proceeds from sale of furniture, fixtures and equipment	—	—	12
Equity investment	(1,800)	(1,200)	(453)
Proceeds from sale of equity investment	—	—	7,227

Net cash used in investing activities	(41,553)	(111,481)	(308,276)

Financing activities:
Debt issuance costs	(952)	(440)	(4,666)
Net cash contributed by member	15,312	23,753	—
Repurchase of membership interest	—	(4,136)	—
Proceeds from affiliate borrowings	—	—	161,800
Repayment of affiliate borrowings	—	—	(98,357)
Dividend payment to member	—	—	(78,000)
Proceeds from credit facility	91,625	8,000	379,100
Principal payments on debt	(55,514)	(9,365)	(1,898)
Repayment of credit facility	(1,090)	—	(130,934)

Net cash provided by financing activities	49,381	17,812	227,045

Increase (decrease) in cash and cash equivalents	16,944	(2,098)	72,048
Cash and cash equivalents at beginning of period	18,487	35,431	33,333

Cash and cash equivalents at end of period	$35,431	$33,333	$105,381

Supplemental cash flow information:
Cash paid for interest	$52,541	$21,449	$24,461

Cash paid for income taxes	$800	$50	$—

The accompanying notes are an integral part of these financial statements.

NEG OIL & GAS LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY
(In thousands)

Member’s equity — December 31, 2002	$17,973
Contribution from member — National Onshore	116,252
Net income	24,222

Member’s equity — December 31, 2003	158,447

Contribution from member — National Offshore	91,561
Contribution from member — National Onshore minority interest	2,217
Purchase of minority membership interest	(4,136)
Net income	11,509

Member’s equity — December 31, 2004	259,598

Contribution of Notes Payable to AREP	89,143
Contribution of Senior Notes payable to AREP	151,354
Contribution of deferred tax assets	(5,471)
Contribution of deferred tax liabilities	12,799
Dividend distribution	(78,000)
Net income	22,678

Member’s equity — December 31, 2005	$452,101

The accompanying notes are an integral part of these financial statements.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003, 2004, 2005

1.	Organization and Background
      NEG Oil & Gas LLC (the Company or “NEG Oil & Gas”) is an oil and gas exploration and production company engaged in the exploration, development, production and operations of natural gas and oil properties, primarily located in Texas, Oklahoma, Arkansas and Louisiana (both onshore and in the Gulf of Mexico).
      The Company was formed on December 2, 2004 as a wholly-owned subsidiary of American Real Estate Holdings, LP (AREH). AREH is 99% owned by American Real Estate Partners, LP (AREP). AREP is a publicly traded limited partnership that is majority owned by Mr. Carl C. Icahn. The Company was formed to hold the oil and gas investments of the Company’s ultimate parent company, AREP. As of December 31, 2005 the Company’s assets and operations consist of the following:

•	A 50.01% ownership interest in National Energy Group, Inc (National Energy Group), a publicly traded oil and gas management company. National Energy Group’s principal asset consists of its 50% membership interest in NEG Holding LLC (Holding, LLC).

•	A 50% managing membership interest in Holding, LLC.

•	The oil and gas operations of National Onshore LP (formerly TransTexas Gas Corporation); and

•	The oil and gas operations of National Offshore LP (formerly Panaco, Inc.)
      All of the above assets initially were acquired by entities owned or controlled by Mr. Icahn and subsequently acquired by AREP (through subsidiaries) in various purchase transactions. In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interest and the financial statements are combined from the date of acquisition by an entity under common control. The financial statements include the consolidated results of operations, financial position and cash flows of each of the above entities since its initial acquisition by entities owned or controlled by Mr. Icahn (the “Period of Common Control”).

Background
      National Energy Group, Inc. — In February, 1999 National Energy Group was placed under involuntary, court ordered bankruptcy protection. Effective August 4, 2000 National Energy Group emerged from involuntary bankruptcy protection with affiliates of Mr. Icahn owning 49.9% of the common stock and $165 million principal amount of debt securities (“Senior Notes”). As mandated by National Energy Group’s Plan of Reorganization, Holding LLC was formed and on September 1, 2001, National Energy Group contributed to Holding LLC all of its oil and natural gas properties in exchange for an initial membership interest in Holding LLC. National Energy Group retained $4.3 million in cash. On September 1, 2001, an affiliate of Mr. Icahn contributed to Holding LLC oil and natural gas assets, cash and a $10.9 million note receivable from National Energy Group in exchange for the remaining membership interest, which was designated the managing membership interest. Concurrently, in September, 2001, but effective as of May 2001, Holding LLC formed a 100% owned subsidiary, NEG Operating Company, LLC (“Operating LLC”) and contributed all of its oil and natural gas assets to Operating LLC.
      In October 2003, AREP acquired all outstanding Senior Notes ($148.6 million principal amount at October 2003) and 5,584,044 shares of common stock of National Energy Group from entities affiliated with Mr. Icahn for aggregate consideration of approximately $148.1 million plus approximately $6.7 million of accrued interest on the Senior Notes. As a result of this transaction and the acquisition by AREP of additional shares of National Energy Group, AREP beneficially owned 50.01% of the outstanding stock of National Energy Group and had effective control. In June 2005, all of the stock of National Energy Group and the $148.6 million principal amount of Senior Notes owned by AREP was contributed to the Company

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
and National Energy Group became a 50.01% consolidated subsidiary. The accrued, but unpaid interest on the $148.6 million principal amount of Senior Notes was retained by AREP. The Period of Common Control for National Energy Group began in August 2000.
      On December 7, 2005, AREP and National Energy Group announced the signing of a merger agreement, pursuant to which National Energy Group will be merged into NEG, Inc., a new company.
      In accordance with the terms of the merger agreement, National Energy Group will merge into NEG, Inc. a wholly-owned subsidiary of AREP. NEG, Inc. will be the surviving corporation and will change its name to National Energy Group, Inc. The National Energy Group shareholders (including the Company) will receive shares in NEG, Inc. representing approximately 7.99% (3.996% to the Company and 3.994% to the public stockholders of National Energy Group) of the current economic interest of NEG Oil & Gas. Upon consummation of the merger, the assets of National Energy Group, consisting principally of its 50% non-managing membership interest in Holding LLC, will be contributed to NEG Oil & Gas. The merger agreement is contingent upon the completion of an initial public offering of the shares of NEG, Inc. by December 31, 2006.
      On February 14, 2006, NEG, Inc. filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission for a proposed initial public offering of its common stock. The number of shares to be offered and the price range for the offering have not yet been determined. All shares of common stock to be sold in the offering will be offered by NEG, Inc. The offering is contingent on the closing of the merger agreement with NEG described above.
      NEG Holding LLC — On June 30, 2005, AREP acquired the managing membership interest in Holding LLC from an affiliate of Mr. Icahn for an aggregate consideration of approximately $320 million. The membership interest acquired constituted all of the membership interests other than the membership interest already owned by National Energy Group. The consolidated financial statements include the consolidation of the acquired 50% membership interest in Holding LLC, together with the 50% membership interest owned by NEG. The Period of Common Control for Holding LLC began on September 1, 2001, the initial funding of Holding LLC.
      National Onshore LP — On November 14, 2002, National Onshore filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. National Onshore’s First Amended Joint Plan of Reorganization submitted by an entity affiliated with Mr. Icahn, as modified on July 8, 2003 (the “National Onshore Plan”), was confirmed by the Bankruptcy Court on August 14, 2003 effective August 28, 2003.
      As of the effective date of the National Onshore Plan, an entity affiliated with Mr. Icahn owned 89% of the outstanding shares of National Onshore. During June 2004, the entity affiliated with Mr. Icahn acquired an additional 5.7% of the outstanding shares of National Onshore from certain other shareholders. During December 2004, National Onshore acquired the remaining 5.3% of the outstanding shares that were not owned by an affiliate of Mr. Icahn. The difference between the purchase price for both acquisitions and the minority interest liability was treated as a purchase price adjustment which reduced the full cost pool.
      On December 6, 2004, AREP purchased from an affiliates of Mr. Icahn $27.5 million aggregate principal amount, or 100%, of the outstanding term notes issued by National Onshore (the “National Onshore Notes”). The purchase price was $28.2 million, which equals the principal amount of the National Onshore Notes plus accrued unpaid interest. The notes are payable annually in equal consecutive annual payments of $5.0 million, with the final installment due August 28, 2008. Interest is payable semi-annually in February and August at the rate of 10% per annum.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
      On April 6, 2005, AREP acquired 100% of the outstanding stock of National Onshore from entities owned by Mr. Icahn for an aggregate consideration of $180 million. The operations of National Onshore are considered to have been contributed to the Company on August 28, 2003 at a historical cost of approximately $116.3 million, representing the historical basis in the assets and liabilities of National Onshore of the entities owned by Mr. Icahn. AREP contributed The National Onshore Notes, but not the accrued and unpaid interest through the date of contribution, to the Company on June 30, 2005. The Period of Common Control of National Onshore began on August 28, 2003.
      National Offshore LP — On July 16, 2002, National Offshore filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Southern District of Texas. On November 3, 2004, the Bankruptcy Court entered a confirmation order for the National Offshore’s Plan of Reorganization (the “National Offshore Plan”). The National Offshore Plan became effective November 16, 2004 and National Offshore began operating as a reorganized entity. Upon emergence from bankruptcy, an entity controlled by Mr. Icahn owned 100% of the outstanding common stock of National Offshore.
      On December 6, 2004, AREP purchased $38.0 million aggregate principal amount of term loans issued by National Offshore, which constituted 100% of the outstanding term loans of National Offshore from an affiliate of Mr. Icahn. On June 30, 2005, AREP contributed the National Offshore term loan, but not the accrued and unpaid interest through the date of contribution, to the Company.
      On June 30, 2005, AREP acquired 100% of the equity of National Offshore from affiliates of Mr. Icahn for consideration valued at approximately $125.0 million. The Period of Common Control for National Offshore began on November 16, 2004 when National Offshore emerged from bankruptcy. The acquisition of National Offshore has been recorded effective December 31, 2004. The historical cost of approximately $91.6 million, representing the historical basis in the assets and liabilities of National Offshore of the affiliates of Mr. Icahn, was considered to have been contributed to the Company on December 31, 2004.

2.	Significant Accounting Policies

Basis of Presentation
      The consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries in which control can be exercised. The Company is considered to have control if it has a direct or indirect ability to make decisions about an entity’s activities through voting or similar rights. All material intercompany accounts and transactions have been eliminated in consolidation. Investments in subsidiaries over which the Company has significant influence, but not control, are reported using the equity method.

Accounting Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents
      Cash and cash equivalents may include demand deposits, short-term commercial paper, and/or money-market investments with maturities of three months or less when purchased. Cash in bank deposit accounts are generally maintained at high credit quality financial institutions and may exceed federally insured limits.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant risk of loss.

Oil and Natural Gas Properties
      The Company utilizes the full cost method of accounting for its crude oil and natural gas properties. Under the full cost method, all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of crude oil and natural gas reserves are capitalized and amortized on the units-of-production method based upon total proved reserves. The Company elects to include its current unevaluated properties in the full cost pool. Conveyances of properties, including gains or losses on abandonments of properties, are treated as adjustments to the cost of crude oil and natural gas properties, with no gain or loss recognized unless the sale or disposition represents a significant portion of the Company’s oil and natural gas reserves.
      Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% per year (the ceiling limitation) plus the lower of cost or fair value of unevaluated properties, if any. In arriving at estimated future net revenues, estimated lease operating expenses, development costs, abandonment costs, and certain production related and ad-valorem taxes and estimated corporate income taxes relating to oil and gas properties, if any are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes which are fixed and determinable by existing contracts. Such contracts may include derivative contracts that meet the accounting requirements and are documented, designated and accounted for as cash flow hedges. None of the Company’s derivatives contracts were accounted for as cash flow hedges. Consequently, prices were held constant indefinitely. The net book value is compared to the ceiling limitation on a quarterly basis. The excess, if any, of the net book value above the ceiling limitation is required to be written off as a non-cash expense. The Company did not incur a ceiling writedown in 2003, 2004 and 2005. There can be no assurance that there will not be writedowns in future periods under the full cost method of accounting as a result of sustained decreases in oil and natural gas prices or other factors.
      The Company has capitalized internal costs of $0.6 million, $1.0 million and $1.1 million for the years ended December 31, 2003, 2004 and 2005, respectively, as costs of oil and natural gas properties. Oil and natural gas properties include cumulative capitalized internal costs of $2.4 million and $3.5 million as of December 31, 2004 and 2005. Such capitalized costs include salaries and related benefits of individuals directly involved in the Company’s acquisition, exploration, and development activities based on a percentage of their salaries.
      Costs associated with production and general corporate activities are expensed in the period incurred. Production costs are costs incurred to operate and maintain the Company’s wells and related equipment and include cost of labor, well service and repair, location maintenance, power and fuel, transportation, cost of product, property taxes, production and severance taxes and production related general and administrative costs.
      The Company receives reimbursement for administrative and overhead expenses incurred on behalf of other working interest owners on properties the Company operates. Such reimbursements are recorded as reductions to general and administrative expenses to the extent of actual costs incurred. Reimbursements in excess actual costs incurred, if any, are credited to the full cost pool to be recognized through lower cost amortization as production occurs. Historically, the Company has not received any administrative and overhead reimbursements in excess of costs incurred.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
      The Company is subject to extensive federal, state, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.
      The Company’s operations are subject to all of the risks inherent in oil and natural gas exploration, drilling and production. These hazards can result in substantial losses to the Company due to personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, or suspension of operations. The Company maintains insurance of various types customary in the industry to cover its operations and believes it is insured prudently against certain of these risks. In addition, the Company maintains operator’s extra expense coverage that provides coverage for the care, custody and control of wells drilled by the Company. The Company’s insurance does not cover every potential risk associated with the drilling and production of oil and natural gas. As a prudent operator, the Company does maintain levels of insurance customary in the industry to limit its financial exposure in the event of a substantial environmental claim resulting from sudden and accidental discharges. However, 100% coverage is not maintained. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on the Company’s financial condition and results of operations. Moreover, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable. The Company believes that it operates in compliance with government regulations and in accordance with safety standards which meet or exceed industry standards.

Other Property and Equipment
      Other property and equipment includes furniture, fixtures, and other equipment. Such assets are recorded at cost and are depreciated over their estimated useful lives using the straight-line method.
      The Company’s investment in Longfellow Ranch Field includes an interest in a gas separation facility. This investment is included in the oil and natural gas properties and depleted over the life of the reserves.
      Maintenance and repairs are charged against income when incurred; renewals and betterments, which extend the useful lives of property and equipment, are capitalized.

Income Taxes
      The Company is taxed as a partnership under federal and applicable state laws; therefore the Company has not provided for state or federal income taxes since these taxes are the responsibility of the member. Income tax liabilities and assets reflect the obligations and assets of the Company’s consolidated entities.
      National Energy Group is a corporation and is subject to corporate income tax. National Onshore and National Offshore were organized as corporations and were subject to corporate income tax until their acquisition by the Company. For income tax purposes National Energy Group files a separate company tax return. Through the date of acquisition by the Company, the taxable income or loss of National Onshore and its subsidiaries and National Offshore are included in the consolidated income tax return of the Starfire Holding Corp. (“Starfire”) controlled group. National Onshore and its subsidiaries and National Offshore entered into tax allocation agreements with Starfire, an entity owned by Mr. Icahn. The tax allocation agreements provide for payments of tax liabilities to Starfire, calculated as if National Onshore and its

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
subsidiaries and National Offshore each filed a consolidated income tax return separate from the Starfire controlled group. Additionally, the agreements provide for payments from Starfire to National Onshore and its subsidiaries or National Offshore for any previously paid tax liabilities that are reduced as a result of subsequent determinations by any government authority, or as a result of any tax losses or credits that are allowed to be carried back to prior years.
      The Company accounts for income tax assets and liabilities of its consolidated corporate entities in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. The Company maintains valuation allowances where it is determined more likely than not that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change. In determining whether a valuation allowance is warranted, the Company takes into account such factors as prior earnings history, expected future earnings, carryback and carryforward periods, and tax planning strategies.
      As of December 31, 2004 and 2005, the Company has established a valuation allowance of approximately $64.4 million and $8.9 million as a reserve against deferred tax assets.

Accounts Receivable
      The Company sells crude oil and natural gas to various customers. In addition, the Company participates with other parties in the operation of crude oil and natural gas wells. Substantially all of the Company’s accounts receivable are due from either purchasers of crude oil and natural gas or participants in crude oil and natural gas wells for which the Company serves as the operator. Generally, operators of crude oil and natural gas properties have the right to offset future revenues against unpaid charges related to operated wells. Crude oil and natural gas sales are generally unsecured.
      The allowance for doubtful accounts is an estimate of the losses in the Company’s accounts receivable. The Company periodically reviews the accounts receivable from customers for any collectability issues. An allowance for doubtful accounts is established based on reviews of individual customer accounts, recent loss experience, current economic conditions, and other pertinent factors. Accounts deemed uncollectible are charged to the allowance. Provisions for bad debts and recoveries on accounts previously charged-off are added to the allowance.
      Accounts receivable allowance for bad debt totaled approximately $0.3 million at December 31, 2004 and $0.2 million at December 31, 2005. At December 31, 2004 and 2005, the carrying value of the Company’s accounts receivable approximates fair value.

Revenue Recognition
      Revenues from the sale of natural gas and oil produced are recognized upon the passage of title, net of royalties.

Natural Gas Production Imbalances
      The Company accounts for natural gas production imbalances using the sales method, whereby the Company recognizes revenue on all natural gas sold to its customers notwithstanding the fact that its

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
ownership may be less than 100% of the natural gas sold. Liabilities are recorded by the Company for imbalances greater than the Company’s proportionate share of remaining estimated natural gas reserves. The Company has recorded a liability for gas balancing of $0.9 million at December 31, 2004 and $1.1 million at December 31, 2005.

Comprehensive Income
      Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. There were no differences between net earnings and total comprehensive income in 2003, 2004 and 2005.

Derivatives
      From time to time, the Company enters into various derivative instruments consisting principally of no cost collar options (the “Derivative Contracts”) to reduce its exposure to price risk in the spot market for natural gas and oil. The Company follows Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities, which was amended by Statement of Financial Accounting Standards No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. These pronouncements established accounting and reporting standards for derivative instruments and for hedging activities, which generally require recognition of all derivatives as either assets or liabilities in the balance sheet at their fair value. The accounting for changes in fair value depends on the intended use of the derivative and its resulting designation. The Company elected not to designate these instruments as hedges for accounting purposes, accordingly the cash settlements and valuation gains and losses are included in oil and natural gas sales. The following summarizes the cash settlements and valuation gains and losses for the years ended December 31, 2003, 2004 and 2005 (amounts in thousands):

	2003	2004	2005

Realized loss — (net cash payments)	$8,309	$16,625	$51,263
Unrealized loss	2,987	9,179	69,254

Loss on Derivative Contracts	$11,296	$25,804	$120,517

      The following is a summary of the Company’s Derivative Contracts as of December 31, 2005:

	Production
Type of Contract	Month	Volume per Month	Floor	Ceiling

No cost collars	Jan-Dec 2006	31,000 Bbls	$41.65	$45.25
No cost collars	Jan-Dec 2006	16,000 Bbls	41.75	45.40
No cost collars	Jan-Dec 2006	570,000 MMBTU	6.00	7.25
No cost collars	Jan-Dec 2006	120,000 MMBTU	6.00	7.28
No cost collars	Jan-Dec 2006	500,000 MMBTU	4.50	5.00
No cost collars	Jan-Dec 2006	46,000 Bbls	60.00	68.50
(The Company participates in a second ceiling at $84.50 on the 46,000 Bbls)
No cost collars	Jan-Dec 2007	30,000 Bbls	57.00	70.50
No cost collars	Jan-Dec 2007	30,000 Bbls	57.50	72.00
No cost collars	Jan-Dec 2007	930,000 MMBTU	8.00	10.23
No cost collars	Jan-Dec 2008	46,000 Bbls	55.00	69.00
No cost collars	Jan-Dec 2008	750,000 MMBTU	7.00	10.35

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
      While the use of derivative contracts can limit the downside risk of adverse price movements, it may also limit future gains from favorable movements. The Company addresses market risk by selecting instruments whose value fluctuations correlate strongly with the underlying commodity. Credit risk related to derivative activities is managed by requiring minimum credit standards for counter parties, periodic settlements, and mark to market valuations.
      A liability of $16.7 million (including a current liability of $8.9 million) and $85.9 million (including a current liability of $68.0 million) was recorded by the Company as of December 31, 2004 and 2005 respectively, in connection with these contracts. As of December 31, 2004, the Company had issued $11.0 million in letters of credit securing the Company’s derivative position. During 2005, the Company was required to provide security to counter parties for its Derivative Contracts in loss positions.
      On December 22, 2005, concurrent with the execution of the company’s new credit facility (see note 8) the Company novated all of Derivative Contracts with Shell Trading (US) outstanding as of that date with identical Derivative Contracts with Citicorp (USA), Inc. as the counter party. Under this transaction, no contracts were settled. Citicorp (USA) replaced Shell Trading (US) as the counterparty and no gain or loss was recorded. Under the new credit facility, Derivatives Contracts with certain lenders under the credit facility do not require cash collateral or letters of credit and rank pari passu with the credit facility. All cash collateral and letters of credit have been released as of December 31, 2005.

401-K plan
      The Company maintains a 401-K plan for the benefit of its employees and matches employee contributions, subject to certain limitations. Each qualified employee may contribute up to 10% of base salary, on a pre-tax basis, to the 401-K plan and the Company will match 50% of the employee’s contribution. For the years ended December 31, 2003, 2004 and 2005, the Company’s matching contributions were approximately $0.1 million, $0.2 million and $0.2 million, respectively.

Accounting for Asset Retirement Obligations
      The Company accounts for its asset retirement obligations under Statement of Financial Accounting Standards No. 143 (SFAS 143), Accounting for Asset Retirement Obligations. SFAS 143 provides accounting requirements for costs associated with legal obligations to retire tangible, long-lived assets. Under SFAS 143, an asset retirement obligation is recorded at fair value in the period in which it is incurred by increasing the carrying amount of the related long-lived asset. In each subsequent period, the liability is accreted to its present value and the capitalized cost is depreciated over the useful life of the related asset.
      The Company’s asset retirement obligation represents expected future costs to plug and abandon its wells, dismantle facilities, and reclamate sites at the end of the related assets’ useful lives.
     Recent Accounting Pronouncements
      On December 16, 2004, the FASB issued Statement 123 (revised 2004), “Share-Based Payment” that will require compensation costs related to share-based payment transactions (e.g., issuance of stock options and restricted stock) to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. Statement 123(R) replaces SFAS 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” For us, SFAS 123(R) is effective for the first reporting period after June 15, 2005. Entities that use the fair-value-based method for

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
either recognition or disclosure under SFAS 123 are required to apply SFAS 123(R) using a modified version of prospective application. Under this method, an entity records compensation expense for all awards it grants after the date of adoption. In addition, the entity is required to record compensation expense for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, entities may elect to adopt SFAS 123(R) using a modified retrospective method whereby previously issued financial statements are restated based on the expense previously calculated and reported in their pro forma footnote disclosures. The Company had no share based payments subject to this standard.
      In December 2004, the FASB issued Statement 153, “Exchanges of Nonmonetary Assets,” an amendment of APB Opinion No. 29, to clarify the accounting for nonmonetary exchanges of similar productive assets. SFAS 153 provides a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Statement will be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not have any nonmonetary transactions for any period presented that this Statement would apply.
      In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations — an Interpretation of FASB Statement No. 143 (“Interpretation”). This Interpretation clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective for the Company’s year ended December 31, 2005. The adoption of this Interpretation did not impact the Company’s consolidated financial position or results of operations.
      In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS No. 154”). SFAS No. 154 requires retrospective application to prior period financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS No. 154 will become effective for the Company’s fiscal year beginning January 1, 2006. The impact of SFAS No. 154 will depend on the nature and extent of any voluntary accounting changes and correction of errors after the effective date, but management does not currently expect SFAS No. 154 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.
      On February 16, 2006, the FASB issued Statement 155, “Accounting for Certain Hybrid Instruments — an amendment of FASB Statements No. 133 and 140.” The statement amends Statement 133 to permit fair value measurement for certain hybrid financial instruments that contain an embedded derivative, provides additional guidance on the applicability of Statement 133 and 140 to certain financial instruments and subordinated concentrations of credit risk. The new standard is effective for the first fiscal year that begins after September 15, 2006 (January 1, 2007 for the Company). We have no hybrid instruments subject to this standard.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005

3.	Contributions of National Onshore and National Offshore
      National Onshore — On August 28, 2003, the effective date of the confirmation of National Onshore’s bankruptcy plan, an entity affiliated with Mr. Icahn owned 89% of the outstanding shares of National Onshore. The assets and liabilities of National Onshore were considered to have been contributed to the Company on that date at the historical cost of the entity affiliated with Mr. Icahn as follows (amounts in thousands).

Assets contributed
Cash and cash equivalents	$15,312
Accounts receivable	11,236
Drilling prepayments	505
Other current assets	1,318
Oil and natural gas properties	186,289
Other assets	226

Total assets	214,886

Liabilities assumed
Accounts payable	3,761
Current maturities of long-term debt	6,038
Accrued liabilities	10,158
Accounts payable — other	27
Long-term debt, net of current maturities	4,266
Note payable to affiliate — net of current maturities	27,500
Production payments — net of current maturities	5,617
Other liabilities	2,096
Income tax liability	27,926
Asset retirement obligation	3,381
Minority interest liability	7,862

Total liabilities assumed	$98,632

Net assets contributed	$116,254

      During June 2004, the entity affiliated with Mr. Icahn acquired an additional 5.7% of the outstanding shares of National Onshore from certain other shareholders at a cost of approximately $2.2 million. The $2.2 million purchase is recorded as a capital contribution from member in 2004. In December 2004, the remaining 5.3% of National Onshore shares not owned by the entity affiliated with Mr. Icahn was purchased by National Onshore at a cost of $4.1 million. The share repurchase is reflected as a purchase of membership interest in 2004. The difference between the purchase price for both acquisitions and the minority interest liability was treated as an adjustment to the historical cost basis which reduced the full cost pool.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
      National Offshore — Effective December 31, 2004, the Period of Common Control of National Offshore, the following assets and liabilities were considered to have been contributed to the Company (amounts in thousands):

Assets contributed
Cash and cash equivalents	$23,753
Accounts receivable	10,482
Drilling prepayments	2,601
Deferred tax assets, net	1,943
Other	2,051
Oil and natural gas properties	128,673
Restricted deposits	23,519
Deferred taxes	592

Total assets	193,614

Liabilities assumed
Accounts payable	11,235
Accounts payable — affiliate	555
Current portion of note payable to affiliate	5,429
Prepayments from partners	652
Accrued interest — affiliates	288
Income tax payable — affiliate	156
Accounts payable — revenue	716
Accounts payable — other	10
Derivative financial instruments	903
Note payable to affiliate — net of current maturities	32,571
Asset retirement obligation	49,538

Total liabilities assumed	$102,053

Net assets contributed	$91,561

4.	Acquisitions
      In March 2005, the Company purchased an additional interest in Longfellow Ranch for $31.9 million.
      In October 2005, the Company executed a purchase and sale agreement to acquire Minden Field assets near its existing production properties in East Texas. This acquisition consists of 3,500 acres with 17 producing wells and numerous drilling opportunities. The purchase price was approximately $85.0 million, which was subsequently reduced to $82.3 million after purchase price adjustments, and the transaction closed on November 8, 2005.

5.	Sale of West Delta Properties
      In March 2005, the Company sold its rights and interest in West Delta 52, 54, and 58 to a third party in exchange for the assumption of existing future asset retirement obligations on the properties and a cash payment of $0.5 million. The estimated fair value of the asset retirement obligations assumed by the purchaser was approximately $16.8 million. In addition, the company transferred to the purchaser

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
approximately $4.7 million in an escrow account that the Company had funded relating to the asset retirement obligations on the properties. The full cost pool was reduced by approximately $11.6 million and no gain or loss was recognized on the transaction.

6.	Investments/ Note Receivable
      In January 2002, the Company acquired stock valued at $49.95 million, which was sold at a gain of $8.7 million in February 2002. In an unrelated transaction, the Company completed a short sale of stock in November 2002 for $10.4 million. At December 31, 2002, this short sale position remained open and the mark-to-market value of such stock resulted in an unrealized loss of $0.3 million. In January 2003, the Company settled this position and recorded a loss of $1.0 million on the transaction.
      In October 2003, the Company committed to an investment of $6.0 million in Petrosource Energy Company, LLC (“Petrosource”). The Company’s commitment was to acquire 24.8% of the outstanding stock for a price of $3.0 million and to advance $3.0 million as a subordinated loan bearing 6% interest due in six years. The Company initially purchased $1.8 million in stock and funded $1.8 million of the loan in October 2003. In February 2004, the Company purchased an additional $1.2 million of stock and funded the remaining $1.2 million loan commitment. Petrosource is in the business of selling CO(2) and also owns pipelines and compressor stations for delivery purposes. During 2004, Petrosource sold additional equity shares which reduced the Company’s ownership to 20.63%. The Company recorded losses of $0.1 million, $0.5 million, and $1.1 million in 2003, 2004 and 2005, respectively, as a result of accounting for the Petrosource investment under the equity method. During 2005, the Company invested an additional $0.5 million in Petrosource stock. In December 2005, the Company sold its entire investment in Petrosource, including the subordinate loan, for total proceeds of $10.5 million and recorded a gain of $5.5 million.
      In April 2002, the Company entered into a revolving credit commitment to extend advances to an unrelated third party. Under the terms of the revolving credit arrangement, the Company agreed to make advances from time to time, as requested by the unrelated third party and subject to certain limitations, in an amount up to $5.0 million. Advances made under the revolving credit commitment bear interest at prime rate plus 2% and are collateralized by inventory and receivables. As of December 31, 2004, the Company determined that a portion of the total outstanding advances of $1.3 million had been impaired and recorded a loss of $0.8 million. As of December 31, 2005, the Company determined that the majority of the total outstanding advance of $1.27 million had been impaired and recorded an additional loss of $0.5 million bringing the total allowance to $1.26 million. The loss is recorded as an impairment of note receivable and is included in general and administrative expenses.

7.	Restricted Deposits
      In connection with the National Offshore transaction, the Company acquired restricted deposits aggregating $23.5 million. The restricted deposits represent bank trust and escrow accounts required to be set up by surety bond underwriters and certain former owners of National Offshore’s offshore properties. In accordance with requirements of the U.S. Department of Interior’s Minerals Management Service (“MMS”), National Offshore was required to put in place surety bonds and/or escrow agreements to provide satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain offshore fields are no longer in use. As part of National Offshore’s agreement with the surety bond underwriter or the former owners of the particular fields, bank trust and escrow accounts were set up and funded based on the terms of the escrow agreements. Certain amounts are required to be paid upon receipt of proceeds from production.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
      The restricted deposits include the following:

1. A $4.2 million escrow account for the East Breaks 109 and 110 fields set up in favor of the surety bond underwriter who provides a surety bond to the MMS. The escrow account is fully funded as of December 31, 2005.

2. A $6.9 million escrow account for the East Breaks 165 and 209 fields set up in favor of the surety bond underwriter who provides a surety bond to the former owners of the fields and the MMS. The escrow account is fully funded as of December 31, 2005.

3. A $4.1 million escrow account set up in favor of a major oil company. The Company is required to make additional deposits to the escrow account in an amount equal to 10% of the net cash flow (as defined in the escrow agreement) from the properties that were acquired from the major oil company.

4. A $3.8 million escrow account that was required to be set up by the bankruptcy settlement proceedings of National Offshore. The Company is required to make monthly deposits based on cash flows from certain wells, as defined in the agreement.

5. A $5.3 million escrow account required to be set up by the MMS relating to East Breaks properties. The Company is required to make quarterly deposits to the escrow account of $0.8 million. Additionally, for some of the East Break properties, the Company will be required to deposit additional funds in the East Break escrow accounts, representing the difference between the required escrow deposit under the surety bond and actual escrow deposit balance at various points in time in the future. Aggregate payments to the East Breaks escrow accounts are as follows (in thousands):

Year Ended December 31,

2006	3,200
2007	6,100
2008	3,200
2009	3,200
2010	5,000
Thereafter	4,000

$24,700

8.	Debt
      The Company’s debt consists of credit facilities, notes payable, note payable to affiliates and senior notes payable to affiliates.

Credit Facilities

The Operating LLC Credit Facility
      On December 29, 2003, Holding LLC entered into a Credit Agreement (the “Mizuho Facility”) with certain commercial lending institutions, including Mizuho Corporate Bank, Ltd. as the Administrative Agent and the Bank of Texas, N.A. and the Bank of Nova Scotia as Co-Agents.
      The Credit Agreement provided for a loan commitment amount of up to $145.0 million and a letter of credit commitment of up to $15 million (provided, the outstanding aggregate amount of the unpaid borrowings, plus the aggregate undrawn face amount of all outstanding letters of credit shall not exceed the borrowing base under the Credit Agreement). The Credit Agreement provided further that the amount

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
available to the Operating LLC at any time was subject to certain restrictions, covenants, conditions and changes in the borrowing base calculation. In partial consideration of the loan commitment amount, Operating LLC has pledged a continuing security interest in all of its oil and natural gas properties and its equipment, inventory, contracts, fixtures and proceeds related to its oil and natural gas business.
      At Operating LLC’s option, interest on borrowings under the Credit Agreement bear interest at a rate based upon either the prime rate or the LIBOR rate plus, in each case, an applicable margin that, in the case of prime rate loans, can fluctuate from 0.75% to 2.50% per annum. Fluctuations in the applicable interest rate margins are based upon Operating LLC’s total usage of the amount of credit available under the Credit Agreement, with the applicable margins increasing as Operating LLC’s total usage of the amount of the credit available under the Credit Agreement increases. The Credit Agreement expires on September 1, 2006.
      At the closing of the Credit Agreement, Operating LLC borrowed $43.8 million to repay $42.9 million owed by Operating LLC to an affiliate of Mr. Icahn under the secured loan arrangement which was then terminated and to pay administrative fees in connection with this borrowing. Approximately $1.4 million of loan issuance costs was capitalized in connection with the closing of this transaction. Operating LLC intends to use any future borrowings under the credit agreement to finance potential acquisitions.
      The Credit Agreement required, among other things, semiannual engineering reports covering oil and natural gas properties, and maintenance of certain financial ratios, including the maintenance of a minimum interest coverage, a current ratio, and a minimum tangible net worth.

NEG Oil & Gas LLC Senior Secured Revolving Credit Facility
      On December 22, 2005, the Company entered into a credit agreement, dated as of December 20, 2005, with Citicorp USA, Inc., as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent, and other lender parties thereto (the “NEG Credit Facility”). The NEG Credit Facility is secured by substantially all the assets of the Company and its subsidiaries, has a five-year term and permits payments and re-borrowings, subject to a borrowing base calculation based on the proved oil and gas reserves of the Company and its subsidiaries. Under the NEG Credit Facility, the Company will be permitted to borrow up to $500 million, and the initial borrowing base is set at $335 million. The Company used a portion of the initial $300 million funding under the NEG Credit Facility to purchase the Mizuho Facility. On a consolidated basis, the Mizuho Facility is no longer outstanding.
      In consideration of each lender’s commitment to make loans under the NEG Credit Facility, the Company is required to pay a quarterly commitment fee ranging from 0.375% to 0.50% of the available borrowing base. Commitment fees are based upon the facility utilization levels.
      At the Company’s option, borrowings under the NEG Credit Facility bear interest at Base Rate or Euro Dollar Rate, as defined in the borrowing agreement, plus, in each case, an applicable margin that, in the case of Base Rate loans, can fluctuate from 0.00% to 0.75% per annum, and, in the case of Euro Dollar loans, can fluctuate from 1.00% to 1.75% per annum. Fluctuations in the applicable interest rate margins are based upon the Company’s total usage of the amount of credit available under the NEG Credit Facility, with the applicable margins increasing as the Company’s total usage of the amount of the credit available under the NEG Credit Facility increases. Base Rate and Euro Dollar Rate fluctuate based upon Prime rate or LIBOR, respectively. At December 31, 2005, the interest rate on the outstanding amount under the credit facility was 6.44%.
      NEG Credit Facility agreement requires, among other things, semiannual engineering reports covering oil and natural gas properties, limitation on distributions, and maintenance of certain financial ratios, including maintenance of leverage ratio, current ratio and a minimum tangible net worth. The Company was in compliance with all covenants at December 31, 2005.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
      In addition to purchasing the Mizuho Facility, the Company used the proceeds from the NEG Credit Facility to (1) repay a loan of approximately $85 million by AREP used to purchase properties in the Minden Field; (2) pay a distribution of $78.0 million, and (3) pay transaction costs.
Notes Payable
      Notes payable consist of the following (amounts in thousands):

	2004	2005

Notes payable to various prior creditors of National Onshore in settlement of bankruptcy claims. The notes are generally payable over a 30 month period with a stated interest rate of 6%; however, the notes have been discounted to an effective rate of 10%	$4,320	$2,503
Note payable — asset acquisition	83	—

Total	4,403	2,503
Less Current maturities	(1,761)	(2,503)

	$2,642	$—

Notes Payable to Affiliates
      Notes payable to affiliates consist of the following (amounts in thousands):

	2004	2005

In connection with the National Onshore plan of reorganization, on August 28, 2003, National Onshore entered into a note agreement with an affiliate of Mr. Icahn. The note is a term loan in the amount of $32.5 million and bears interest at a rate of 10% per annum. Interest is payable semi-annually. Annual principal payments in the amount of $5 million are due on the first through fourth anniversary dates of the note with the final principal payment of $12.5 million due on the fifth anniversary date. The note is secured by substantially all of the assets of National Onshore. On December 6, 2004, AREP purchased the note from the affiliate of Mr. Icahn and on June 30, 2005, contributed the note, excluding accrued and unpaid interest, to the Company
	$27,500	$—
Note payable to an affiliate of Mr. Icahn arising from the bankruptcy plan of National Offshore. The note bears interest at Wall Street Journal LIBOR plus 4% (6.35% at December 31, 2004) and is payable in quarterly principal installments of $1.4 million plus interest commencing March 31, 2005. The loan was secured by substantially all of the assets of National Offshore. On December 6, 2004, the note was purchased by AREP from an affiliate of Mr. Icahn and on June 30, 2005, the note, excluding accrued and unpaid interest was contributed to the Company	38,000	—

Total	65,500	—
Less Current maturities	(10,429)	—

	$55,071	$—

      During 2005, the Company borrowed additional $25.0 million from AREP and repaid $1.4 million. The remaining outstanding balance of $23.6 million, excluding accrued and unpaid interest, along with notes payable detailed above, were contributed to the Company.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
Senior Notes — Affiliates
      Upon confirmation of the bankruptcy plan of National Energy Group, the Senior Notes of National Energy Group ($148.6 million) were held in their entirety by an affiliate of Mr. Icahn. The Senior Notes bear interest at an annual rate of 10.75%, payable semiannually in arrears on May 1 and November 1 of each year and mature in November 2006.
      In August 2001, National Energy Group redeemed $16.4 million of principal outstanding under the senior note obligations and paid $4.8 million of long-term interest payable on the Senior Notes for cash consideration of $10.5 million. National Energy Group paid affiliates of Mr. Icahn approximately $0.4 million in current interest on the redeemed senior note obligations at the date of redemption related to interest owed from the last semi-annual interest payment date of May 1, 2001, to the date of redemption. As this was a partial redemption of the Senior Notes, it has been accounted for as a modification of terms that changes the amounts of future cash payments. Accordingly, the excess of redeemed principal and interest over the redemption payment of $10.5 million was recognized as a deferred gain on senior note redemption and amortized as a reduction to interest expense over the remaining life of the Senior Notes.
      On June 30, 2005, the Senior Notes, with outstanding balance of $148.6 million, but not the accrued and unpaid interest, were contributed to the Company by AREP. The contribution as well as the remaining balance in the unamortized deferred gain of $2.7 million was accounted for as an equity contribution to the Company.
Advance from Affiliate
      During 2005, AREP made unsecured non-interest bearing advance of $49.8 million, payable on demand, to fund their drilling programs as well as to fund derivative contract deposits, of which $39.8 million were outstanding at December 31, 2005. The outstanding balance was repaid in January 2006.
Deferred Loan Costs
      The Company capitalized approximately $1.5 million in external direct costs associated with the Credit Agreement which was being amortized (approximately $0.05 million per month) as deferred loan costs. Upon execution of the NEG Credit Facility, the Company expensed the unamortized deferred loan cost of $0.4 million relating to the Mizuho Facility in December 2005.
      Additionally, the Company capitalized $4.7 million in external direct costs associated with the NEG Credit Facility executed on December 22, 2005. The deferred costs will be amortized over the term of the facility as additional interest expense.

Five Year Maturities
      Aggregate annual maturities of debt for fiscal years 2006 to 2010 are as follows: 2006-$42.3 million; 2007-$0 million; 2008-$0; 2009-$0; 2010-$300.0 million.

9.	Income Taxes
      National Energy Group, Inc. is organized as a corporation and is subject to corporate income tax as a separate entity. National Onshore and National Offshore were organized as corporations until their respective acquisitions by NEG Oil & Gas, LLC, and were subject to corporate taxes up until the date of acquisition as part of a tax sharing agreement with the Starfire, Inc. consolidated group. The Company accounts for income taxes of National Energy Group, National Onshore and National Offshore according to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
recognition of deferred tax assets, net of applicable reserves, related to net operating loss carryforwards and certain temporary differences. The standard requires recognition of a future tax benefit to the extent that realization of such benefit is more likely than not. Otherwise, a valuation allowance is applied. As of December 31, 2005, the Company is not able to conclude that it is more likely than not that all its deferred tax assets will be realized and has established a valuation allowance against a portion of its deferred tax assets.
      The (provision) benefit for U.S. federal income taxes attributable to continuing operations is as follows (amounts in thousands):

	Year Ended December 31,

	2003	2004	2005

Current	$(2,990)	$(404)	$(1,636)
Deferred	15,380	(6,520)	(284)

	$12,390	$(6,924)	$(1,920)

      The tax effect of significant differences representing net deferred tax assets (the difference between financial statement carrying values and the tax basis of assets and liabilities) for the Company is as follows (in thousands):

	December 31, 2004

			National Energy
	National Onshore	National Offshore	Group

Deferred tax assets related to:
Investment in Holding LLC	$—	$—	$5,333
Net operating loss carryforwards	21,434	14,917	26,581
AMT and other credit carryforwards	1,288	610	608
Property, plant & equipment undeveloped properties	64,945	—	—
Other, net	2,217	8,289	1,308

	89,884	23,816	33,830
Less valuation allowance	(49,793)	—	(14,588)

Subtotal	40,091	23,816	19,242
Less current portion	—	(1,943)	—

Deferred tax assets	40,091	21,873	19,242

Deferred tax liabilities related to:
Property, plant & equipment developed properties	$(52,890)	$(21,281)	$—

Deferred tax liabilities	(52,890)	(21,281)	—

Net deferred tax asset/(liabilities)	$(12,799)	$592	$19,242

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005

	December 31, 2005

			National Energy
	National Onshore	National Offshore	Group

Deferred tax assets related to:
Investment in Holding LLC	$—	$—	$—
Net operating loss carryforwards	—	—	29,375
AMT and other credit carryforwards	—	—	760
Property, plant & equipment undeveloped properties	—	—	—
Other, net	—	—	594

	—	—	30,729
Less valuation allowance	—	—	(8,879)

Subtotal	—	—	21,850
Less current portion	—	—	—

Deferred tax assets	—	—	21,850

Deferred tax liabilities related to:
Investment in Holdings LLC	$—	$—	$(7,304)

Property, plant & equipment developed properties	—	—	(6)

Deferred tax liabilities	—	—	(7,310)

Net deferred tax asset/(liabilities)	$—	$—	$14,540

      At December 31, 2005, National Energy Group had net operating loss carryforwards available for federal income tax purposes of approximately $83.9 million which begin expiring in 2018. Additional net operating loss limitations may be imposed as a result of subsequent changes in our stock ownership. Prior to the formation of Holding LLC, the income tax benefit associated with the loss carryforwards had not been recognized since, in our opinion, there was not sufficient positive evidence of future taxable income to justify recognition of a benefit. Upon the formation of Holding LLC, we again evaluated all evidence, both positive and negative, in determining whether a valuation allowance to reduce the carrying value of deferred tax assets was still needed and concluded, based on the projected allocations of taxable income by Holding LLC, more likely than not we will realize a partial benefit from the loss carryforwards. Accordingly, we recorded a deferred tax asset of $25.9 million, $19.2 million and $14.5 million as of December 31, 2003, 2004, and 2005, respectively. Ultimate realization of the deferred tax asset is dependent upon, among other factors, our ability to generate sufficient taxable income within the carryforward periods and is subject to change depending on the tax laws in effect in the years in which the carryforwards are used.
      At December 31, 2004, after the filing of prior years amended returns, TransTexas Gas Corporation had net operating loss carryforwards of approximately $150.0 million, which begin expiring in 2020. On April 6, 2005, TransTexas merged into National Onshore, a limited partnership, resulting in the treatment of an asset sale for tax purposes and subsequent liquidation into its parent company. Pursuant to the asset sale, TransTexas utilized approximately $75.0 million of its net operating loss carryforwards on its final corporate tax return and the remainder transferred to its parent company in the liquidation. Additionally, upon the TransTexas merger into National Onshore, the net deferred tax liabilities of approximately $9.9 million were credited to equity, in accordance with SFAS 109.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
      At December 31, 2004, Panaco, Inc. had net operating loss carryforwards available for federal income tax purposes of approximately $39.2 million, which begin expiring in 2019. On June 30, 2005, pursuant to the Panaco purchase agreement, Panaco merged into National Offshore LP. The purchase was a non-taxable transaction resulting in the net operating loss carryforwards remaining with the former Panaco shareholders. Additionally, in accordance with SFAS 109, for financial reporting purposes, the net deferred tax assets of approximately $2.6 million were debited to equity.
      The reconciliation of income taxes computed at the U.S. federal statutory tax rates to the provision (benefit) for income taxes on income from continuing operations is as follows:

	Year Ended December 31,

	2003	2004	2005

Federal statutory rate	35.0%	35.0%	35.0%
Income not subject to taxation	3.6%	9.7%	(3.9)%
Valuation allowance on deferred tax assets	(146.7)%	(11.9)%	(23.2)%
Other	1.8%	3.2%	(0.1)%

	(106.3)%	36.0%	7.8%

10.	Commitments and Contingencies
      During 2000 and 2001 we entered into several hedge contracts with Enron North America Corp (“Enron NAC”). In 2001 Enron Corporation and many Enron Corporation affiliates and subsidiaries, including Enron NAC filed for protection under Chapter 11 of the US bankruptcy code. The Company has filed a claim for damages in the Enron NAC bankruptcy proceeding and we have appointed a representative to the official committee of unsecured creditors. The Company’s claim is unsecured and represents a hedge against future oil and natural gas prices for which the Company should receive a percentage distribution from the Enron bankruptcy proceeding in accordance with its plan of reorganization.
      Other than routine litigation incidental to its business operations which are not deemed by the Company to be material, there are no additional legal proceedings in which the Company, is a defendant.
      The Company leases office space under an operating lease. Rental expense charged to operations was approximately $0.6 million, $0.6 million and $0.7 million during the years ended December 31, 2003, 2004 and 2005, respectively. Minimum lease payments under future operating lease commitments at December 31, 2005 are as follows (in thousands):

2006	$610
2007	$610

Environmental Matters
      The Company’s operations and properties are subject to extensive federal, state, and local laws and regulations relating to the generation, storage, handling, emission, transportation, and discharge of materials into the environment. Permits are required for various of the Company’s operations, and these permits are subject to revocation, modification, and renewal by issuing authorities. The Company’s operations are also subject to federal, state, and local laws and regulations that impose liability for the cleanup or remediation of property which has been contaminated by the discharge or release of hazardous materials or wastes into the environment. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines or injunctions, or both. The Company believes that it is in material compliance with applicable environmental laws and regulations. Noncompliance with such laws and regulations could

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
give rise to compliance costs and administrative penalties. Management does not anticipate that the Company will be required in the near future to expend amounts that are material to the financial condition or operations of the Company by reason of environmental laws and regulations, but because such laws and regulations are frequently changed and, as a result, may impose increasingly strict requirements, the Company is unable to predict the ultimate cost of complying with such laws and regulations.

11.	Asset Retirement Obligation
      In June 2001, the Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). The Company adopted SFAS 143 on January 1, 2003 and recorded an abandonment obligation of $3.0 million, increased oil and natural gas properties $4.9 million and recorded a cumulative transaction gain of $1.9 million. SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. It also requires the Company to record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The ARO assets are recorded on the balance sheet as part of the Company’s full cost pool and are included in the amortization base for the purposes of calculating depreciation, depletion and amortization expense. For the purpose of calculating the ceiling test, the future cash outflows associated with settling the ARO liability are excluded from the computation of the discounted present value of estimated future net revenues.
      The following is a rollforward of the abandonment obligation as of December 31, 2004 and 2005 (amounts in thousands).

Balance as of January 1, 2004	$6,745
Add: Accretion	593
Drilling additions	216
Panaco	49,538
Less: Revisions	(251)
Settlements	(24)
Dispositions	(293)

Balance as of December 31, 2004	$56,524

Add: Accretion	3,019
Drilling additions	2,067
Less: Revisions	(2,813)
Settlements	(431)
Dispositions	(17,138)

Balance as of December 31, 2005	$41,228

12.	Severance tax refund
      During 2002, the Company applied for “high-cost/tight-gas formation” designation from the Railroad Commission of Texas for a portion of the Company’s South Texas production. For qualifying wells, “high-cost/tight-gas formation” production is either exempt from tax or taxed at a reduced rate until certain capital

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
costs are recovered. The designation was approved in 2004 and was retroactive to the date of initial production. During 2004 the Company recognized a gain of approximately $4.5 million for the refund of prior period severance taxes, for which the Company’s severance tax payments were reduced by approximately $3.2 million. At December 31, 2004, accounts receivable includes $1.3 million in prior period severance tax refunds all of which was realized as reductions in severance tax payments in 2005.

13.	Crude Oil and Natural Gas Producing Activities
      Costs incurred in connection with the exploration, development, and exploitation of the Company’s crude oil and natural gas properties for the years ended December 31, 2003, 2004 and 2005 are as follows (amounts in thousands except depletion rate per Mcfe):

	Year Ended December 31,

	2003	2004	2005

Acquisition of properties	$—	$—	$114,244
Properties contributed by member	186,289	128,673	—
Exploration costs	6,950	62,209	75,357
Development costs	34,012	52,765	124,305
Depletion rate per Mcfe	$1.85	$2.11	$2.33
      As of December 31, 2004 and 2005, all capitalized costs are included in the full cost pool and are subject to amortization.
      Revenues from individual purchasers that exceed 10% of crude oil and natural gas sales are as follows:

	Year Ended December 31,

	2003	2004	2005

Plains All American	$15,667	$19,857	$41,345
Duke Energy	10,572	33,958	44,850
Kinder Morgan	5,787	18,005	14,402
Crosstex Energy Services, Inc	9,228	5,081	22,790
Riata Energy, Inc.	30,672	29,846	52,300
Seminole Energy Services	7,216	19,568	27,315
Louis Dreyfus	—	—	26,790

14.	Supplementary Crude Oil and Natural Gas Reserve Information (Unaudited)
      The revenues generated by the Company’s operations are highly dependent upon the prices of, and demand for, oil and natural gas. The price received by the Company for its oil and natural gas production depends on numerous factors beyond the Company’s control, including seasonality, the condition of the U.S. economy, foreign imports, political conditions in other oil and natural gas producing countries, the actions of the Organization of Petroleum Exporting Countries and domestic governmental regulations, legislation and policies.
      The Company has made ordinary course capital expenditures for the development and exploitation of oil and natural gas reserves, subject to economic conditions. The Company has interests in crude oil and natural gas properties that are principally located onshore in Texas, Louisiana, Oklahoma, Arkansas, Gulf Coast and offshore in the Gulf of Mexico. The Company does not own or lease any crude oil and natural gas properties outside the United States.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
      In 2003 and 2004, estimates of the Company’s reserves and future net revenues were prepared by Netherland, Sewell & Associates, Prator Bett, LLC and DeGolyer and MacNaughton. In 2005, estimates of the Company’s reserves and future net revenues were prepared by Netherland Sewell & Associates and DeGolyer and MacNaughton. Estimated proved net recoverable reserves as shown below include only those quantities that can be expected to be recoverable at prices and costs in effect at the balance sheet dates under existing regulatory practices and with conventional equipment and operating methods.
      In 2003 extension and discovery reserve additions were largely impacted by the successful drilling on the Longfellow Ranch. Drilling on the Longfellow Ranch in 2003 extended field producing boundaries as well as identifying deeper Caballos and Devonian reservoirs not previously captured as proved reserves. The drilling program in 2004 had continued success in the Longfellow Ranch Area extending field boundaries along with the discovery of two new fields. The East Texas Region in 2004 extended producing boundaries adding Proved reserves for the Cotton Valley Reservoir. A new field discovery in the Gulf Coast Region resulted in new reserves along with three extension wells. In 2005 continued drilling in the West Texas Region, Longfellow Ranch, and the East Texas Region, Cotton Valley development resulted in 86% of the added extension and discovery gas reserves. Changes in reserves associated with development drilling have been accounted for in revisions of previous estimates.
      Proved developed reserves represent only those reserves expected to be recovered through existing wells. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure is required for recompletion.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
      Net quantities of proved developed and undeveloped reserves of natural gas and crude oil, including condensate and natural gas liquids, are summarized as follows:

	Crude Oil	Natural Gas
	(MBbl)	MMcf

December 31, 2002	5,209	122,567
Reserves of TransTexas contributed by member	1,120	41,441
Sales of reserves in place	(25)	(744)
Extensions and discoveries	494	61,638
Revisions of previous estimates	2,344	(2,729)
Production	(976)	(15,913)

December 31, 2003	8,166	206,260
Reserves of Panaco contributed by member	5,204	25,982
Sales of reserves in place	(16)	(344)
Extensions and discoveries	524	50,226
Revisions of previous estimates	204	9,810
Production	(1,484)	(18,895)

December 31, 2004	12,598	273,039
Purchase of reserves in place	483	94,937
Sales of reserves in place	(625)	(7,426)
Extensions and discoveries	743	79,592
Revisions of previous estimates	495	17,015
Production	(1,790)	(28,107)

December 31, 2005	11,904	429,050

Proved developed reserves:
December 31, 2003	6,852	125,765
December 31, 2004	8,955	151,452
December 31, 2005	8,340	200,520
      Reservoir engineering is a subjective process of estimating the volumes of underground accumulations of oil and natural gas which cannot be measured precisely. The accuracy of any reserve estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Reserve estimates prepared by other engineers might differ from the estimates contained herein. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Future prices received for the sale of oil and natural gas may be different from those used in preparing these reports. The amounts and timing of future operating and development costs may also differ from those used. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.
      The following is a summary of a standardized measure of discounted net cash flows related to the Company’s proved crude oil and natural gas reserves. For these calculations, estimated future cash flows from estimated future production of proved reserves were computed using crude oil and natural gas prices as of the end of each period presented. Future development, production and net asset retirement obligations attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic lives of the individual leases and costs were not escalated for the future.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005
      The Company cautions against using the following data to determine the fair value of its crude oil and natural gas properties. To obtain the best estimate of fair value of the crude oil and natural gas properties, forecasts of future economic conditions, varying discount rates, and consideration of other than proved reserves would have to be incorporated into the calculation. In addition, there are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production that impair the usefulness of the data.
      The standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves are summarized as follows (amounts in thousands):

	December 31,

	2004	2005

Future cash inflows	$2,203,900	$4,891,094
Future production costs	(488,473)	(1,029,393)
Future development costs	(347,619)	(527,399)
Future income tax expense	(32,979)	—

Future net cash flows	1,334,829	3,334,302
10% annual discount for estimated timing of cash flows	(563,549)	(1,562,242)

Standardized measure of discounted future net cash flows	$771,280	$1,772,060

      The following are the principal sources of change in the standardized measure of discounted future net cash flows (amounts in thousands):

	Year Ended December 31,

	2003	2004	2005

Beginning of Period	$310,632	$613,752	$771,280
Purchases of reserves	—	—	415,208
Contribution of reserves by member	101,804	75,239	—
Sales of reserves in place	(2,476)	(1,375)	(34,820)
Sales and transfers of crude oil and natural gas produced, net of production costs	(74,186)	(130,640)	(205,838)
Net changes in prices and production costs	76,655	16,686	408,909
Development costs incurred during the period and changes in estimated future development costs	(76,545)	(89,491)	(150,639)
Extensions and discoveries, less related costs	211,324	193,022	411,092
Income taxes	—	—	24,097
Revisions of previous quantity estimates	37,718	31,730	68,937
Accretion of discount	34,457	62,050	77,128
Changes in production rates (timing) and other	(5,631)	307	(13,294)

Net change	$303,120	$157,528	$1,000,780

End of Period	$613,752	$771,280	$1,772,060

      During recent years, there have been significant fluctuations in the prices paid for crude oil in the world markets. The net weighted average prices of crude oil and natural gas at December 31, 2003, 2004 and 2005, used in the above table were $29.14 and $41.80 and $57.28 per barrel of crude oil, respectively, and $5.89, $5.93 and $9.59 per thousand cubic feet of natural gas, respectively.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003, 2004, 2005

15.	Quarterly Financial Results (Unaudited)
      The Company’s operating results for each quarter of 2004 and 2005 are summarized below (in thousands).

	Three Months Ended

	March 31	June 30	September 30	December 31

Year ended December 31, 2004:
Total revenues	$41,108	$21,899	$26,027	$48,954

Operating Income	$13,930	$(3,389)	$1,208	$20,439

Net Income (loss)	$7,513	$(6,415)	$(4,760)	$15,171

Year ended December 31, 2005:
Total revenues	$15,678	$73,360	$(2,329)	$112,146

Operating Income	$(21,392)	$32,428	$(39,725)	$66,211

Net Income (loss)	$(24,957)	$21,508	$(44,686)	$70,813

NEG OIL & GAS LLC
CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2005	2006

		(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$105,381	$64,678
Accounts receivable, net	53,378	40,928
Notes receivable	10	10
Drilling prepayments	3,281	5,838
Other	10,138	8,618

Total current assets	172,188	120,072

Oil and gas properties, at cost (full cost method)	1,229,923	1,280,704
Accumulated depreciation, depletion and amortization	(488,560)	(512,583)

Net oil and gas properties	741,363	768,121

Other property and equipment	6,029	6,155
Accumulated depreciation	(4,934)	(5,045)

Net other property and equipment	1,095	1,110
Restricted deposits	24,267	26,579
Deferred tax asset, net	14,540	11,361
Other assets	4,841	6,136

Total assets	$958,294	$933,379

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$18,542	$15,314
Accounts payable — revenue	11,453	9,573
Current portion of notes payable	2,503	1,996
Advance from affiliate	39,800	—
Prepayments from partners	121	1,896
Accrued interest	162	104
Accrued interest — affiliates	2,194	2,194
Income tax payable — affiliate	2,900	2,749
Income tax payable	—	151
Derivative financial instruments	68,039	35,589

Total current liabilities	145,714	69,566

Commitments and contingencies
Credit facility	300,000	300,000
Gas balancing	1,108	1,108
Derivative financial instruments	17,893	13,090
Other liabilities	250	250
Asset retirement obligation	41,228	41,909

Total liabilities	506,193	425,923

Member’s equity	452,101	507,456

Total liabilities and member’s equity	$958,294	$933,379

The accompanying notes are an integral part of these financial statements.

NEG OIL & GAS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,

	2005	2006

	(Unaudited)
	(In thousands)
Revenues:
Oil and gas sales — gross	$53,130	$69,096
Unrealized derivatives (losses) gains	(38,769)	37,252

Oil and gas revenues — net	14,361	106,348
Plant revenues	1,317	1,944

Total revenues	15,678	108,292

Costs and expenses:
Lease operating	7,269	8,503
Transportation and gathering	842	1,291
Plant and field operations	719	1,011
Production and ad valorem taxes	3,582	2,559
Depreciation, depletion and amortization	20,303	24,134
Accretion of asset retirement obligation	952	681
General and administrative	3,403	5,125

Total costs and expenses	37,070	43,304
Operating (loss) income	(21,392)	64,988
Interest expense	(1,008)	(5,275)
Interest expense — affiliate	(5,284)	—
Interest income and other	559	837

(Loss) Income before income taxes	(27,125)	60,550
Income tax benefit (expense)	2,168	(3,195)

Net (loss) income	$(24,957)	$57,355

The accompanying notes are an integral part of these financial statements.

NEG OIL & GAS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,

	2005	2006

	(Unaudited)
	(In thousands)
Operating activities:
Net (loss) income	$(24,957)	$57,355
Noncash adjustments:
Deferred gain amortization	(510)	—
Deferred income tax (benefit) expense	(2,171)	3,179
Depreciation and depletion	20,303	24,134
Unrealized derivative losses (gains)	38,769	(37,252)
Accretion of asset retirement obligation	952	681
Amortization of note discount	26	12
Equity in loss on investment	210	—
Amortization of note costs	173	253
Changes in operating assets and liabilities:
Accounts receivable	3,479	12,450
Drilling prepayments	(72)	(2,557)
Derivative deposit	(6,600)	—
Other current assets	1,769	1,520
Other long term assets	(871)	(2,312)
Accounts payable and accrued liabilities	(972)	(3,393)

Net cash provided by operating activities	29,528	54,070

Investing activities:
Acquisition, exploration, and development costs	(47,526)	(50,798)
Proceeds from sales of oil and gas properties	142	18
Purchases of furniture, fixtures and equipment	(101)	(126)

Net cash used in investing activities	(47,485)	(50,906)

Financing activities:
Debt issuance costs	(15)	(404)
Repayment of affiliate borrowings	(1,357)	(39,800)
Dividend payment to member	—	(2,000)
Proceeds from credit facility	15,000	—
Principal payments on debt	(596)	(519)
Deferred equity costs	—	(1,144)

Net cash provided by (used in) financing activities	13,032	(43,867)

Decrease in cash and cash equivalents	(4,925)	(40,703)
Cash and cash equivalents at beginning of period	33,333	105,381

Cash and cash equivalents at end of period	$28,408	$64,678

Supplemental cash flow information:
Cash paid for interest	$247	$194

The accompanying notes are an integral part of these financial statements.

NEG OIL & GAS LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY
(2006 Amounts Unaudited)
(In thousands)

Member’s equity — January 1, 2006	$452,101
Dividend distribution	(2,000)
Net income	57,355

Member’s equity — March 31, 2006	$507,456

The accompanying notes are an integral part of these financial statements.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006
(Unaudited)

1.	Organization and Background
      NEG Oil & Gas LLC (the Company or “NEG Oil & Gas”) is an oil and gas exploration and production company engaged in the exploration, development, production and operations of natural gas and oil properties, primarily located in Texas, Oklahoma, Arkansas and Louisiana (both onshore and in the Gulf of Mexico).
      The Company was formed on December 2, 2004 as a wholly-owned subsidiary of American Real Estate Holdings, LP. (AREH). AREH is 99% owned by American Real Estate Partners, LP (AREP). AREP is a publicly traded limited partnership that is majority owned by Mr. Carl C. Icahn. The Company was formed to hold the oil and gas investments of the Company’s ultimate parent company, AREP. As of March 31, 2006 the Company’s assets and operations consist of the following:

•	A 50.01% ownership interest in National Energy Group, Inc (National Energy Group), a publicly traded oil and gas management company. National Energy Group’s principal asset consists of its 50% membership interest in NEG Holding LLC (Holding, LLC);

•	A 50% managing membership interest in Holding, LLC;

•	The oil and gas operations of National Onshore LP (formerly TransTexas Gas Corporation); and

•	The oil and gas operations of National Offshore LP (formerly Panaco, Inc.).
      All of the above assets initially were acquired by entities owned or controlled by Mr. Icahn and subsequently acquired by AREP (through subsidiaries) in various purchase transactions. In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interest and the financial statements are combined from the date of acquisition by an entity under common control. The financial statements include the consolidated results of operations, financial position and cash flows of each of the above entities since its initial acquisition by entities owned or controlled by Mr. Icahn (the “Period of Common Control”).
      The accompanying unaudited consolidated interim financial statements have been prepared in accordance both with accounting principles generally accepted in the United States of America for interim financial information, and Article 10 of Regulation S-X and are fairly presented. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. The preparation of financial statements in accordance with generally accepted accounting principles requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates. Our financial data for the three month periods ended March 31, 2005 and 2006 should be read in conjunction with our audited financial statements for the year ended December 31, 2005 including the notes thereto included elsewhere in this Registration Statement or Form S-1.

Background
      National Energy Group, Inc. — In February, 1999 National Energy Group was placed under involuntary, court ordered bankruptcy protection. Effective August 4, 2000 National Energy Group emerged from involuntary bankruptcy protection with affiliates of Mr. Icahn owning 49.9% of the common stock and $165 million principal amount of debt securities (“Senior Notes”). As mandated by National Energy Group’s Plan of Reorganization, Holding LLC was formed and on September 1, 2001, National Energy Group

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
contributed to Holding LLC all of its oil and natural gas properties in exchange for an initial membership interest in Holding LLC. National Energy Group retained $4.3 million in cash. On September 1, 2001, an affiliate of Mr. Icahn contributed to Holding LLC oil and natural gas assets, cash and a $10.9 million note receivable from National Energy Group in exchange for the remaining membership interest, which was designated the managing membership interest. Concurrently, in September, 2001, but effective as of May 2001, Holding LLC formed a 100% owned subsidiary, NEG Operating Company, LLC (“Operating LLC”) and contributed all of its oil and natural gas assets to Operating LLC.
      In October 2003, AREP acquired all outstanding Senior Notes ($148.6 million principal amount at October 2003) and 5,584,044 shares of common stock of National Energy Group from entities affiliated with Mr. Icahn for aggregate consideration of approximately $148.1 million plus approximately $6.7 million of accrued interest on the Senior Notes. As a result of this transaction and the acquisition by AREP of additional shares of National Energy Group, AREP beneficially owned 50.01% of the outstanding stock of National Energy Group and had effective control. In June 2005, all of the stock of National Energy Group and the $148.6 million principal amount of Senior Notes owned by AREP was contributed to the Company and National Energy Group became a 50.01% consolidated subsidiary. The accrued, but unpaid interest on the $148.6 million principal amount of Senior Notes was retained by AREP. The Period of Common Control for National Energy Group began in August 2000.
      On December 7, 2005, AREP and National Energy Group announced the signing of a merger agreement, pursuant to which National Energy Group will be merged into NEG, Inc., a new company.
      In accordance with the terms of the merger agreement, National Energy Group will merge into NEG, Inc. a wholly-owned subsidiary of AREP. NEG, Inc. will be the surviving corporation and will change its name to National Energy Group, Inc. The National Energy Group shareholders (including the Company) will receive shares in NEG, Inc. representing approximately 7.99% (3.996% to the Company and 3.994% to the public stockholders of National Energy Group) of the current economic interest of NEG Oil & Gas. Upon consummation of the merger, the assets of National Energy Group, consisting principally of its 50% non-managing membership interest in Holding LLC, will be contributed to NEG Oil & Gas. The merger agreement is contingent upon the completion of an initial public offering of the shares of NEG, Inc. by December 31, 2006.
      On February 14, 2006, NEG, Inc. filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission for a proposed initial public offering of its common stock. The number of shares to be offered and the price range for the offering have not yet been determined. All shares of common stock to be sold in the offering will be offered by NEG, Inc. The offering is contingent on the closing of the merger agreement with NEG described above.
      NEG Holding LLC — On June 30, 2005, AREP acquired the managing membership interest in Holding LLC from an affiliate of Mr. Icahn for an aggregate consideration of approximately $320 million. The membership interest acquired constituted all of the membership interests other than the membership interest already owned by National Energy Group. The consolidated financial statements include the consolidation of the acquired 50% membership interest in Holding LLC, together with the 50% membership interest owned by NEG. The Period of Common Control for Holding LLC began on September 1, 2001, the initial funding of Holding LLC.
      National Onshore LP — On November 14, 2002, National Onshore filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. National Onshore’s First Amended Joint Plan of Reorganization submitted by an entity affiliated with Mr. Icahn, as modified on July 8, 2003 (the “National Onshore Plan”), was confirmed by the Bankruptcy Court on August 14, 2003 effective August 28, 2003.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      As of the effective date of the National Onshore Plan, an entity affiliated with Mr. Icahn owned 89% of the outstanding shares of National Onshore. During June 2004, the entity affiliated with Mr. Icahn acquired an additional 5.7% of the outstanding shares of National Onshore from certain other shareholders. During December 2004, National Onshore acquired the remaining 5.3% of the outstanding shares that were not owned by an affiliate of Mr. Icahn. The difference between the purchase price for both acquisitions and the minority interest liability was treated as a purchase price adjustment which reduced the full cost pool.
      On December 6, 2004, AREP purchased from an affiliates of Mr. Icahn $27.5 million aggregate principal amount, or 100%, of the outstanding term notes issued by National Onshore (the “National Onshore Notes”). The purchase price was $28.2 million, which equals the principal amount of the National Onshore Notes plus accrued unpaid interest. The notes are payable annually in equal consecutive annual payments of $5.0 million, with the final installment due August 28, 2008. Interest is payable semi-annually in February and August at the rate of 10% per annum.
      On April 6, 2005, AREP acquired 100% of the outstanding stock of National Onshore from entities owned by Mr. Icahn for an aggregate consideration of $180 million. The operations of National Onshore are considered to have been contributed to the Company on August 28, 2003 at a historical cost of approximately $116.3 million, representing the historical basis in the assets and liabilities of National Onshore of the entities owned by Mr. Icahn. AREP contributed The National Onshore Notes, but not the accrued and unpaid interest through the date of contribution, to the Company on June 30, 2005. The Period of Common Control of National Onshore began on August 28, 2003.
      National Offshore LP — On July 16, 2002, National Offshore filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Southern District of Texas. On November 3, 2004, the Bankruptcy Court entered a confirmation order for the National Offshore’s Plan of Reorganization (the “National Offshore Plan”). The National Offshore Plan became effective November 16, 2004 and National Offshore began operating as a reorganized entity. Upon emergence from bankruptcy, an entity controlled by Mr. Icahn owned 100% of the outstanding common stock of National Offshore.
      On December 6, 2004, AREP purchased $38.0 million aggregate principal amount of term loans issued by National Offshore, which constituted 100% of the outstanding term loans of National Offshore from an affiliate of Mr. Icahn. On June 30, 2005, AREP contributed the National Offshore term loan, but not the accrued and unpaid interest through the date of contribution, to the Company.
      On June 30, 2005, AREP acquired 100% of the equity of National Offshore from affiliates of Mr. Icahn for consideration valued at approximately $125.0 million. The Period of Common Control for National Offshore began on November 16, 2004 when National Offshore emerged from bankruptcy. The acquisition of National Offshore has been recorded effective December 31, 2004. The historical cost of approximately $91.6 million, representing the historical basis in the assets and liabilities of National Offshore of the affiliates of Mr. Icahn, was considered to have been contributed to the Company on December 31, 2004.

2.	Derivatives
      From time to time, the Company enters into various derivative instruments consisting principally of no cost collar options (the “Derivative Contracts”) to reduce its exposure to price risk in the spot market for natural gas and oil. The Company follows Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities, which was amended by Statement of Financial Accounting Standards No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. These pronouncements established accounting and reporting standards for derivative instruments and for hedging activities, which generally require recognition of all derivatives as either assets or liabilities in the balance sheet at their fair value. The accounting for changes in fair value depends on the intended use

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
of the derivative and its resulting designation. The Company elected not to designate these instruments as hedges for accounting purposes, accordingly the cash settlements and valuation gains and losses are included in oil and natural gas sales. The following summarizes the cash settlements and valuation gains and losses for the three month periods ended March 31, 2005 and 2006 (amounts in thousands):

	Three Months Ended
	March 31,

	2005	2006

Realized loss — (net cash payments)	$(3,132)	$(12,086)
Unrealized (loss) gain	(38,769)	37,252

(Loss) gain on Derivative Contracts	$(41,901)	$25,166

      The following is a summary of the Company’s Derivative Contracts as of March 31, 2006:

Type of Contract	Production Month	Volume per Month	Floor	Ceiling

No cost collars	Apr-Dec 2006	31,000 Bbls	41.65	45.25
No cost collars	Apr-Dec 2006	16,000 Bbls	41.75	45.40
No cost collars	Apr-Dec 2006	570,000 MMBTU	6.00	7.25
No cost collars	Apr-Dec 2006	120,000 MMBTU	6.00	7.28
No cost collars	Apr-Dec 2006	500,000 MMBTU	4.50	5.00
No cost collars	Apr-Dec 2006	46,000 Bbls	60.00	68.50
(The Company participates in a second ceiling at $84.50 on the 46,000 Bbls)
No cost collars	Jan-Dec 2007	30,000 Bbls	57.00	70.50
No cost collars	Jan-Dec 2007	30,000 Bbls	57.50	72.00
No cost collars	Jan-Dec 2007	930,000 MMBTU	8.00	10.23
No cost collars	Jan-Dec 2008	46,000 Bbls	55.00	69.00
No cost collars	Jan-Dec 2008	750,000 MMBTU	7.00	10.35
      While the use of derivative contracts can limit the downside risk of adverse price movements, it may also limit future gains from favorable movements. The Company addresses market risk by selecting instruments whose value fluctuations correlate strongly with the underlying commodity. Credit risk related to derivative activities is managed by requiring minimum credit standards for counter parties, periodic settlements, and mark to market valuations.
      A liability of $85.9 million (including a current liability of $68.0 million) and $48.7 million (including a current liability of $35.6 million) was recorded by the Company as of December 31, 2005 and March 31, 2006, respectively, in connection with these contracts. As of December 31, 2004, the Company had issued $11.0 million in letters of credit securing the Company’s derivative position. During 2005, the Company was required to provide security to counter parties for its Derivative Contracts in loss positions.
      On December 22, 2005, concurrent with the execution of the company’s new credit facility (see note 8) the Company novated all of Derivative Contracts with Shell Trading (US) outstanding as of that date with identical Derivative Contracts with Citicorp (USA), Inc. as the counter party. Under the new credit facility, Derivatives Contracts with certain lenders under the credit facility do not require cash collateral or letters of credit and rank pari passu with the credit facility. All cash collateral and letters of credit have been released as of December 31, 2005.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Acquisitions
      In March 2005, the Company purchased an additional interest in Longfellow Ranch for $31.9 million.
      In October 2005, the Company executed a purchase and sale agreement to acquire Minden Field assets near its existing production properties in East Texas. This acquisition consists of 3,500 acres with 17 producing wells and numerous drilling opportunities. The purchase price was approximately $85.0 million, which was subsequently reduced to $82.3 million after purchase price adjustments, and the transaction closed on November 8, 2005.

4.	Sale of West Delta Properties
      In March 2005, the Company sold its rights and interest in West Delta 52, 54, and 58 to a third party in exchange for the assumption of existing future asset retirement obligations on the properties and a cash payment of $0.5 million. The estimated fair value of the asset retirement obligations assumed by the purchaser was approximately $16.8 million. In addition, the Company transferred to the purchaser approximately $4.7 million in an escrow account that the Company had funded relating to the asset retirement obligations on the properties. The full cost pool was reduced by approximately $11.6 million and no gain or loss was recognized on the transaction.

5.	Investments/ Note Receivable
      In October 2003, the Company committed to an investment of $6.0 million in Petrosource Energy Company, LLC (“Petrosource”). The Company’s commitment was to acquire 24.8% of the outstanding stock for a price of $3.0 million and to advance $3.0 million as a subordinated loan bearing 6% interest due in six years. The Company initially purchased $1.8 million in stock and funded $1.8 million of the loan in October 2003. In February 2004, the Company purchased an additional $1.2 million of stock and funded the remaining $1.2 million loan commitment. Petrosource is in the business of selling CO(2) and also owns pipelines and compressor stations for delivery purposes. During 2004, Petrosource sold additional equity shares which reduced the Company’s ownership to 20.63%. During 2005, the Company invested an additional $0.5 million in Petrosource stock. In December 2005, the Company sold its entire investment in Petrosource, including the subordinate loan, for total proceeds of $10.5 million and recorded a gain of $5.5 million.
      In April 2002, the Company entered into a revolving credit commitment to extend advances to a third party. Under the terms of the revolving credit arrangement, the Company agreed to make advances from time to time, as requested by the third party and subject to certain limitations, in an amount up to $5.0 million. Advances made under the revolving credit commitment bear interest at prime rate plus 2% and are collateralized by inventory and receivables. As of December 31, 2004, the Company determined that a portion of the total outstanding advances of $1.3 million had been impaired and recorded a loss of $0.8 million. As of December 31, 2005, the Company determined that the majority of the total outstanding advance of $1.27 million had been impaired and recorded an additional loss of $0.5 million bringing the total allowance to $1.26 million. The loss is recorded as an impairment of note receivable and is included in general and administrative expenses.

6.	Restricted Deposits
      In connection with the National Offshore transaction, the Company acquired restricted deposits aggregating $23.5 million. The restricted deposits represent bank trust and escrow accounts required to be set up by surety bond underwriters and certain former owners of National Offshore’s offshore properties. In accordance with requirements of the U.S. Department of Interior’s Minerals Management Service (“MMS”), National Offshore was required to put in place surety bonds and/or escrow agreements to provide satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain offshore fields are

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
no longer in use. As part of National Offshore’s agreement with the surety bond underwriter or the former owners of the particular fields, bank trust and escrow accounts were set up and funded based on the terms of the escrow agreements. Certain amounts are required to be paid upon receipt of proceeds from production.
      The restricted deposits include the following:

1. A $4.3 million escrow account for the East Breaks 109 and 110 fields set up in favor of the surety bond underwriter who provides a surety bond to the MMS. The escrow account is fully funded as of December 31, 2005.

2. A $6.9 million escrow account for the East Breaks 165 and 209 fields set up in favor of the surety bond underwriter who provides a surety bond to the former owners of the fields and the MMS. The escrow account is fully funded as of December 31, 2005.

3. A $4.9 million escrow account set up in favor of a major oil company. The Company is required to make additional deposits to the escrow account in an amount equal to 10% of the net cash flow (as defined in the escrow agreement) from the properties that were acquired from the major oil company.

4. A $4.4 million escrow account that was required to be set up by the bankruptcy settlement proceedings of National Offshore. The Company is required to make monthly deposits based on cash flows from certain wells, as defined in the agreement.

5. A $6.1 million escrow account required to be set up by the MMS relating to East Breaks properties. The Company is required to make quarterly deposits to the escrow account of $0.8 million. Additionally, for some of the East Break properties, the Company will be required to deposit additional funds in the East Break escrow accounts, representing the difference between the required escrow deposit under the surety bond and actual escrow deposit balance at various points in time in the future. Aggregate payments to the East Breaks escrow accounts are as follows (in thousands):

Year Ended December 31,

Remainder of 2006	2,400
2007	6,100
2008	3,200
2009	3,200
2010	5,000
Thereafter	4,000

$23,900

7.	Debt
      The Company’s debt consists of credit facilities, notes payable, note payable to affiliates and senior notes payable to affiliates.

Credit Facilities

The Operating LLC Credit Facility
      On December 29, 2003, Holding LLC entered into a Credit Agreement (the “Mizuho Facility”) with certain commercial lending institutions, including Mizuho Corporate Bank, Ltd. as the Administrative Agent and the Bank of Texas, N.A. and the Bank of Nova Scotia as Co-Agents.
      The Credit Agreement provided for a loan commitment amount of up to $145.0 million and a letter of credit commitment of up to $15 million (provided, the outstanding aggregate amount of the unpaid

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
borrowings, plus the aggregate undrawn face amount of all outstanding letters of credit shall not exceed the borrowing base under the Credit Agreement). The Credit Agreement provided further that the amount available to the Operating LLC at any time was subject to certain restrictions, covenants, conditions and changes in the borrowing base calculation. In partial consideration of the loan commitment amount, Operating LLC has pledged a continuing security interest in all of its oil and natural gas properties and its equipment, inventory, contracts, fixtures and proceeds related to its oil and natural gas business.
      At Operating LLC’s option, interest on borrowings under the Credit Agreement bear interest at a rate based upon either the prime rate or the LIBOR rate plus, in each case, an applicable margin that, in the case of prime rate loans, can fluctuate from 0.75% to 2.50% per annum. Fluctuations in the applicable interest rate margins are based upon Operating LLC’s total usage of the amount of credit available under the Credit Agreement, with the applicable margins increasing as Operating LLC’s total usage of the amount of the credit available under the Credit Agreement increases. The Credit Agreement expires on September 1, 2006.
      At the closing of the Credit Agreement, Operating LLC borrowed $43.8 million to repay $42.9 million owed by Operating LLC to an affiliate of Mr. Icahn under the secured loan arrangement which was then terminated and to pay administrative fees in connection with this borrowing. Approximately $1.4 million of loan issuance costs was capitalized in connection with the closing of this transaction. Operating LLC intends to use any future borrowings under the credit agreement to finance potential acquisitions.
      The Credit Agreement required, among other things, semiannual engineering reports covering oil and natural gas properties, and maintenance of certain financial ratios, including the maintenance of a minimum interest coverage, a current ratio, and a minimum tangible net worth.

NEG Oil & Gas LLC Senior Secured Revolving Credit Facility
      On December 22, 2005, the Company entered into a credit agreement, dated as of December 20, 2005, with Citicorp USA, Inc., as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent, and other lender parties thereto (the “NEG Credit Facility”). The NEG Credit Facility is secured by substantially all the assets of the Company and its subsidiaries, has a five-year term and permits payments and re-borrowings, subject to a borrowing base calculation based on the proved oil and gas reserves of the Company and its subsidiaries. Under the NEG Credit Facility, the Company will be permitted to borrow up to $500 million, and the initial borrowing base is set at $335 million. The Company used a portion of the initial $300 million funding under the NEG Credit Facility to purchase the Operating LLC Credit Facility. On a consolidated basis, the Operating LLC Credit Facility is no longer outstanding.
      In consideration of each lender’s commitment to make loans under the NEG Credit Facility, the Company is required to pay a quarterly commitment fee ranging from 0.375% to 0.50% of the available borrowing base. Commitment fees are based upon the facility utilization levels.
      At the Company’s option, borrowings under the NEG Credit Facility bear interest at Base Rate or Euro Dollar Rate, as defined in the borrowing agreement, plus, in each case, an applicable margin that, in the case of Base Rate loans, can fluctuate from 0.00% to 0.75% per annum, and, in the case of Euro Dollar loans, can fluctuate from 1.00% to 1.75% per annum. Fluctuations in the applicable interest rate margins are based upon the Company’s total usage of the amount of credit available under the NEG Credit Facility, with the applicable margins increasing as the Company’s total usage of the amount of the credit available under the NEG Credit Facility increases. Base Rate and Euro Dollar Rate fluctuate based upon Prime rate or LIBOR, respectively.
      NEG Credit Facility agreement requires, among other things, semiannual engineering reports covering oil and natural gas properties, limitation on distributions, and maintenance of certain financial ratios, including maintenance of leverage ratio, current ratio and a minimum tangible net worth. The Company was in compliance with all covenants at March 31, 2006.

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In addition to purchasing the The Operating LLC Credit Facility, the Company used the proceeds from the NEG Credit Facility to (1) repay a loan of approximately $85 million by AREP used to purchase properties in the Minden Field; (2) pay a distribution of $78.0 million, and (3) pay transaction costs.
     Notes Payable
      Notes payable consist of the following (amounts in thousands):

	December 31	March 31,
	2005	2006

Notes payable to various prior creditors of National Onshore in settlement of bankruptcy claims. The notes are generally payable over a 30 month period with a stated interest rate of 6%; however, the notes have been discounted to an effective rate of 10%.	$2,503	$1,996
Less Current maturities	(2,503)	(1,996)

	$—	$—

Advance from Affiliate
      During 2005, AREP made unsecured non-interest bearing advance of $49.8 million, payable on demand, to fund their drilling programs as well as to fund derivative contract deposits, of which $39.8 million were outstanding at December 31, 2005. The outstanding balance was repaid in January 2006.

Deferred Loan Costs
      The Company capitalized approximately $1.5 million in external direct costs associated with the Credit Agreement which was being amortized (approximately $0.05 million per month) as deferred loan costs. Upon execution of the NEG Credit Facility, the Company expensed the unamortized deferred loan cost of $0.4 million relating to the Mizuho Facility in December 2005.
      Additionally, the Company capitalized $4.7 million in external direct costs associated with the NEG Credit Facility executed on December 22, 2005. The deferred costs are amortized over the term of the facility as additional interest expense.

8.	Income Taxes
      National Energy Group, Inc. is organized as a corporation and is subject to corporate income tax as a separate entity. National Onshore and National Offshore were organized as corporations until their respective acquisitions by NEG Oil & Gas, LLC, and were subject to corporate taxes up until the date of acquisition as part of a tax sharing agreement with the Starfire, Inc. consolidated group. The Company accounts for income taxes of National Energy Group, National Onshore and National Offshore according to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred tax assets, net of applicable reserves, related to net operating loss carryforwards and certain temporary differences. The standard requires recognition of a future tax benefit to the extent that realization of such benefit is more likely than not. Otherwise, a valuation allowance is applied. As of March 31, 2006, the Company is not able to conclude that it is more likely than not that all its deferred tax assets will be realized and has established a valuation allowance against a portion of its deferred tax assets.
      At March 31, 2006, National Energy Group had net operating loss carryforwards available for federal income tax purposes of approximately $98.4 million which begin expiring in 2018. Additional net operating loss limitations may be imposed as a result of subsequent changes in our stock ownership. Prior to the formation of Holding LLC, the income tax benefit associated with the loss carryforwards had not been

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
recognized since, in our opinion, there was not sufficient positive evidence of future taxable income to justify recognition of a benefit. Upon the formation of Holding LLC, we again evaluated all evidence, both positive and negative, in determining whether a valuation allowance to reduce the carrying value of deferred tax assets was still needed and concluded, based on the projected allocations of taxable income by Holding LLC, more likely than not we will realize a partial benefit from the loss carryforwards. Accordingly, we recorded a deferred tax asset of $14.5 million and $11.4 million as of December 31, 2005 and March 31, 2006, respectively. Ultimate realization of the deferred tax asset is dependent upon, among other factors, our ability to generate sufficient taxable income within the carryforward periods and is subject to change depending on the tax laws in effect in the years in which the carryforwards are used.
      At December 31, 2004, after the filing of prior years amended returns, TransTexas Gas Corporation had net operating loss carryforwards of approximately $150.0 million, which begin expiring in 2020. On April 6, 2005, TransTexas merged into National Onshore, a limited partnership, resulting in the treatment of an asset sale for tax purposes and subsequent liquidation into its parent company. Pursuant to the asset sale, TransTexas utilized approximately $75.0 million of its net operating loss carryforwards on its final corporate tax return and the remainder transferred to its parent company in the liquidation. Additionally, upon the TransTexas merger into National Onshore, the net deferred tax liabilities of approximately $9.9 million were credited to equity, in accordance with SFAS 109.
      At December 31, 2004, Panaco, Inc. had net operating loss carryforwards available for federal income tax purposes of approximately $39.2 million, which begin expiring in 2019. On June 30, 2005, pursuant to the Panaco purchase agreement, Panaco merged into National Offshore LP. The purchase was a non-taxable transaction resulting in the net operating loss carryforwards remaining with the former Panaco shareholders. Additionally, in accordance with SFAS 109, for financial reporting purposes, the net deferred tax assets of approximately $2.6 million were debited to equity.

9.	Commitments and Contingencies
      During 2000 and 2001 we entered into several hedge contracts with Enron North America Corp (“Enron NAC”). In 2001, Enron Corporation and many Enron Corporation affiliates and subsidiaries, including Enron NAC filed for protection under Chapter 11 of the US bankruptcy code. The Company has filed a claim for damages in the Enron NAC bankruptcy proceeding and we have appointed a representative to the official committee of unsecured creditors. The Company’s claim is unsecured and represents a hedge against future oil and natural gas prices for which the Company should receive a percentage distribution from the Enron bankruptcy proceeding in accordance with its plan of reorganization.
      Other than routine litigation incidental to its business operations which are not deemed by the Company to be material, there are no additional legal proceedings in which the Company, is a defendant.

Environmental Matters
      The Company’s operations and properties are subject to extensive federal, state, and local laws and regulations relating to the generation, storage, handling, emission, transportation, and discharge of materials into the environment. Permits are required for various of the Company’s operations, and these permits are subject to revocation, modification, and renewal by issuing authorities. The Company’s operations are also subject to federal, state, and local laws and regulations that impose liability for the cleanup or remediation of property which has been contaminated by the discharge or release of hazardous materials or wastes into the environment. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines or injunctions, or both. The Company believes that it is in material compliance with applicable environmental laws and regulations. Noncompliance with such laws and regulations could give rise to compliance costs and administrative penalties. Management does not anticipate that the Company will be required in the near future to expend amounts that are material to the financial condition or operations

NEG OIL & GAS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
of the Company by reason of environmental laws and regulations, but because such laws and regulations are frequently changed and, as a result, may impose increasingly strict requirements, the Company is unable to predict the ultimate cost of complying with such laws and regulations.

10.	Asset Retirement Obligation
      In June 2001, the Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). The Company adopted SFAS 143 on January 1, 2003 and recorded an abandonment obligation of $3.0 million. SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. It also requires the Company to record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The ARO assets are recorded on the balance sheet as part of the Company’s full cost pool and are included in the amortization base for the purposes of calculating depreciation, depletion and amortization expense. For the purpose of calculating the ceiling test, the future cash outflows associated with settling the ARO liability are excluded from the computation of the discounted present value of estimated future net revenues.
      The following is a rollforward of the asset retirement obligation as of December 31, 2005 and March 31, 2006 (amounts in thousands).

Balance as of December 31, 2005	$41,228

Add: Accretion	681
Drilling additions	—
Less: Revisions	—
Settlements	—
Dispositions	—

Balance as of March 31, 2006	$41,909

11.	Subsequent Events
      On April 21, 2006, the Company entered into the following commodity collar agreements:

Type of Contract	Production Month	Volume per Month	Floor	Ceiling

No cost collars	Jan-Dec 2007	1,000 Bbls	$65.00	$87.40
No cost collars	Jan-Dec 2007	7,000 Bbls	65.00	86.00
No cost collars	Jan-Dec 2007	330,000 MMBTU	9.60	12.10
No cost collars	Jan-Dec 2007	100,000 MMBTU	9.55	12.60
No cost collars	Jan-Dec 2008	9,000 Bbls	65.00	81.25
No cost collars	Jan-Dec 2008	70,000 MMBTU	8.75	11.90
No cost collars	Jan-Dec 2008	270,000 MMBTU	8.80	11.45
No cost collars	Jan-Dec 2009	19,000 Bbls	65.00	78.50
No cost collars	Jan-Dec 2009	26,000 Bbls	65.00	77.00
No cost collars	Jan-Dec 2009	330,000 MMBTU	7.90	10.80
No cost collars	Jan-Dec 2009	580,000 MMBTU	7.90	11.00

ANNEX A
GLOSSARY OF OIL AND NATURAL GAS TERMS
      The following is a description of the meanings of some of the oil and natural gas industry terms used in this prospectus.
      3-D seismic. Geophysical data that depict the subsurface strata in three dimensions. 3-D seismic typically provides a more detailed and accurate interpretation of the subsurface strata than 2-D, or two-dimensional, seismic.
      Basin. Geographic area where sediments have been deposited.
      Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used in this prospectus in reference to crude oil or other liquid hydrocarbons.
      Bbl/d. Barrel per day.
      Bcf. Billion cubic feet of natural gas.
      Bcfe. Billion cubic feet equivalent, determined using the ratio of six thousand cubic feet of natural gas to one barrel of crude oil or other liquid hydrocarbons.
      Boe. Barrels of oil equivalent, with six thousand cubic feet of natural gas being equivalent to one barrel of oil or other liquid hydrocarbons.
      Btu or British thermal unit. The quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.
      Completion. The process of treating a drilled well followed by the installation of permanent equipment for the production of natural gas or crude oil, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.
      Condensate. Liquid hydrocarbons associated with the production of a primarily natural gas reserve.
      Developed acreage. The number of acres that are allocated or assignable to productive wells or wells capable of production.
      Development well. A well drilled into a proved natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.
      Drilling success rate. The percentage of wells drilled which have been completed or will be completed in the future.
      Dry hole. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.
      Exploratory well. A well drilled to find and produce natural gas or oil reserves not classified as proved, to find a new reservoir in a field previously found to be productive of natural gas or oil in another reservoir or to extend a known reservoir.
      Feet of pay. The vertical thickness of reservoir rock estimated to both contain hydrocarbons and be capable of contributing to producing rates.
      Field. An area consisting of either a single reservoir or multiple reservoirs, all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.
      Gross acres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.
      Identified drilling locations. Total gross locations specifically identified and scheduled by management as an estimation of multi-year drilling activities on existing acreage. Actual drilling activities may change depending on the availability of capital, regulatory approvals, seasonal restrictions, natural gas and oil prices, costs, drilling results and other factors.
      Infill drilling. The drilling of wells between established producing wells on a lease to increase reserves or productive capacity from the reservoir.
      MBbls. Thousand barrels of crude oil or other liquid hydrocarbons.
      Mcf. Thousand cubic feet of natural gas.
      Mcf/d. Thousand cubic feet per day.
      Mcfe. Thousand cubic feet equivalent, determined using the ratio of six thousand cubic feet of natural gas to one barrel of crude oil or other liquid hydrocarbons.
      MMBbls. Million barrels of crude oil or other liquid hydrocarbons.
      MMboe. Million barrels of oil equivalent, determined using the ratio of one barrel of crude oil or other liquid hydrocarbons to six thousand cubic feet of natural gas.
      MMBtu. Million British thermal units.
      MMcf. Million cubic feet of natural gas.
      MMcf/d. Million cubic feet per day.
      MMcfe. Million cubic feet equivalent, determined using the ratio of six thousand cubic feet of natural gas to one barrel of crude oil, or other liquid hydrocarbons.
      MMcfe/d. Million cubic feet equivalent per day.
      Multi pay. Describes areas where multiple oil or gas reservoirs can be developed with a single well.
      Net acres or net wells. The sum of the fractional working interest owned in gross acres or gross wells, as the case may be.
      NYMEX. New York Mercantile Exchange.
      PDNP. See Proved developed nonproducing.
      PDP. See Proved developed producing.
      Plugging and abandonment. Refers to the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another or to the surface. Regulations of all states require plugging of abandoned wells.
      Pre-tax PV-10. The present value of estimated future revenues to be generated from the production of proved reserves, before income taxes, of proved reserves calculated in accordance with Financial Accounting Standards Board guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to hedging activities, non-property related expenses such as general and administrative expenses, debt service and depreciation, depletion and amortization, and discounted using an annual discount rate of 10%.
      Producing horizon. Geologic strata capable of production.
      Productive well. A productive well is a well that is completed or capable of production.
      Properties. All natural gas and oil wells, production and related equipment and facilities and all natural gas, oil or other mineral fee, leasehold and related interests owned or controlled, either directly or indirectly, by us.
      Prospect. A specific geographic area which, based on supporting geological, geophysical or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is considered to have potential for the discovery of commercial hydrocarbons.

      Proved developed non-producing (PDNP). Proved developed reserves in a potentially producing horizon penetrated by a wellbore, the production of which has been postponed pending the production of hydrocarbons from another formation penetrated by the wellbore. Producing these hydrocarbons usually requires relatively minor or no additional expenditure. Also called “behind-pipe.”
      Proved developed producing (PDP). Proved developed reserves that are currently capable of producing in commercial quantities.
      Proved reserves. The estimated quantities of oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing economic and operating conditions.
      Proved undeveloped drilling locations. Identified drilling locations that are associated with proved undeveloped reserves.
      Proved undeveloped reserves (PUD). Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.
      PUD. See Proved undeveloped reserves.
      Recompletion. The process of re-entering an existing wellbore that is either producing or not producing and completing new reservoirs in an attempt to establish or increase existing production.
      Reservoir. A porous and permeable underground formation containing a natural accumulation of producible natural gas and/or oil that is confined by impermeable rock or water barriers and is separate from other reservoirs.
      Standardized Measure. The present value of estimated future cash inflows from proved natural gas and oil reserves, less future development and production costs and future income tax expenses, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate pre-tax PV-10. Standardized Measure differs from pre-tax PV-10 because Standardized Measure includes the effect of future income taxes.
      Trend. A region of oil and/or natural gas production, the geographic limits of which have not been fully defined, containing geological characteristics that have been ascertained through supporting geological, geophysical or other data to contain the potential for oil and/or natural gas reserves in a particular formation or series of formations.
      Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of natural gas and oil regardless of whether such acreage contains proved reserves.
      Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production and requires the owner to pay a share of the costs of drilling and production operations.

ANNEX B
REPORTS OF NETHERLAND, SEWELL & ASSOCIATES, INC.

B-1

ANNEX C
REPORT OF DEGOLYER AND MACNAUGHTON

C-1

          We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any notes in any jurisdiction where it is unlawful. The information in this prospectus is current as of its date.

$200,000,000
NEG Oil & Gas LLC
% Senior Notes due 2014

PROSPECTUS

Bear, Stearns & Co. Inc.
Citigroup
                    , 2006

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution
      The following is a list of fees and expenses, other than the underwriting discount, in connection with the issuance and distribution of the securities being registered. All of such fees and expenses are estimates, other than the filing and listing fees payable to the SEC and the NASD:

SEC registration fee		$21,400
NASD filing fee
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Engineering fees and expenses		*
*
Blue sky fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be completed by amendment.

Item 14.	Indemnification of Directors and Officers
      Indemnification Under the Delaware Limited Liability Company Act, or the Delaware Act, and the Amended and Restated Limited Liability Company Agreement of NEG Oil & Gas LLC, or the Agreement.
      NEG Oil & Gas LLC, or the Company, is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.
      The Agreement provides that the Company shall indemnify its members and each of their officers, directors, managers, employees and agents, whether or not then in office (and his or her executor, administrator or heirs) against all expenses (including attorneys’ fees and expenses), judgments, damages, penalties, interest, liabilities, fines and amounts paid in settlement, actually and necessarily incurred, in connection with the defense of any civil, criminal or administrative or investigative action, suit or proceeding to which it, he or she may have been or becomes a party because it, he or she is or was an officer, director, manager, employee or agent of the Company or designated to act on behalf of the Company. It, he or she shall have no right to reimbursement, however, in relation to matters as to which it, he or she acted in bad faith and in a manner that is opposed to the best interests of the Company, and with respect to any criminal sanction or proceeding, had a reasonable cause to believe that his, her or its conduct was unlawful.
      Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding or final determination of his, her, or its right to indemnification, upon the Company’s receipt of an undertaking that he, she or it will repay such amount if it is ultimately determined that he, she or it was not entitled to indemnification by the Company under the Agreement.
      The Company shall maintain insurance on behalf of any person who is or was a member and each of their officers, directors, managers, employees and agents, whether or not then in office, against any liability or expenses that may be asserted against and incurred by him, her or it in such capacity or in connection with his, her or its status as such, regardless of whether the Company would have the power to indemnify him, her or it under the Agreement.

Item 15.	Recent Sales of Unregistered Securities
      Not applicable.

Item 16.	Exhibits and Financial Statement Schedules
      (a) Exhibits
      See the accompanying Exhibit Index.
      (b) Financial Statement Schedules
      All schedules are omitted because the required information is (i) not present, (ii) not present in amounts sufficient to require submission of the schedule or (iii) included in our financial statements.

Item 17.	Undertakings
      The undersigned Registrant hereby undertakes:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(c) For the purpose of determining any liability under the Securities Act, each post — effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

NEG Oil & Gas LLC

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

NEG HOLDING LLC

By:	NEG Oil & Gas LLC,

its managing member

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28th, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28th, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28th, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

NEG OPERATING LLC

By:	NEG Holding LLC,

its sole member

By:	NEG Oil & Gas LLC,

its managing member

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

SHANA NATIONAL LLC

By:	NEG Operating LLC,

its sole member

By:	NEG Holding LLC,

its sole member

By:	NEG Oil & Gas LLC,

its managing member

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

MID RIVER LLC

By:	NEG Oil & Gas LLC,

its sole member

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

NATIONAL OFFSHORE LP

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

NATIONAL ONSHORE LP

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

OFFSHORE GP, LLC

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

OFFSHORE LP, LLC

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

ONSHORE GP, LLC

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

ONSHORE LP, LLC

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

GALVESTON BAY PIPELINE COMPANY

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

GALVESTORY BAY PROCESSING CORP.

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

NGX GP OF DELAWARE LLC

By:	NEG Operating LLC,

its sole member

By:	NEG Holding LLC,

its sole member

By:	NEG Oil & Gas LLC,

its managing member

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

NGX LP OF DELAWARE LLC

By:	NEG OPERATING LLC,

its sole member

By:	NEG Holding LLC,

its sole member

By:	NEG Oil & Gas LLC,

its managing member

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 2006.

NGX ENERGY LIMITED PARTNERSHIP

By:	NGX GP of Delaware LLC,

its general partner

By:	NEG Operating LLC,

its sole member

By:	NEG Holding LLC,

its sole member

By:	NEG Oil & Gas LLC,

its managing member

By:	/s/ Bob G. Alexander

Name: Bob G. Alexander

Title:	Director and President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob G. Alexander and Randall D. Cooley, and each of them acting individually, as his true and lawful attorneys — in — fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post — effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys — in — fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys — in — fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bob G. Alexander Bob G. Alexander	Director and President (Principal Executive Officer)	July 28, 2006

/s/ Randall D. Cooley Randall D. Cooley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2006

/s/ Keith A. Meister Keith A. Meister	Director	July 28, 2006

EXHIBIT INDEX

Number		Exhibit

1	.1*	Form of Underwriting Agreement
3	.1*	Certificate of Formation of NEG Oil & Gas (formerly AREP Oil & Gas LLC)
3	.2*	Certificate of Amendment to Certificate of Formation of NEG Oil & Gas
3	.3*	Operating Agreement of NEG Oil & Gas (formerly AREP Oil & Gas LLC)
3	.4*	Form of Amended and Restated Operating Agreement of NEG Oil & Gas LLC
4	.1*	Indenture, dated as of , among NEG Oil & Gas LLC, as issuer, the subsidiaries of NEG Oil & Gas LLC party thereto as guarantors and , as trustee
4	.2*	Form of % Senior Notes due 2014 of NEG Oil & Gas LLC (included in Exhibit 10.12)
5	.1*	Opinion of DLA Piper Rudnick Gray Cary US LLP
10.2		Credit Agreement, dated as of December 20, 2005, by and among AREP Oil & Gas LLC (now known as NEG Oil & Gas LLC), as borrower, Citicorp USA, Inc., as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent and certain Financial Institutions as lenders (incorporated by reference to Exhibit 10.1 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on December 29, 2005)
10.3		Security Agreement, dated as of December 20, 2005, from the Guarantors referred to therein to Citicorp USA, Inc., as administrative agent (incorporated by reference to Exhibit 10.2 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on December 29, 2005)
10.4		Guaranty, dated as of December 20, 2005, from the Guarantors named therein and the Additional Guarantors referred to therein in favor of the Guaranteed Parties referred to therein (incorporated by reference to Exhibit 10.3 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on December 29, 2005)
10.5		Amended and Restated Credit Agreement, dated as of December 20, 2005, among NEG Operating LLC, as the Borrower, AREP Oil & Gas LLC (now known as NEG Oil & Gas LLC), as the Lender, AREP Oil & Gas LLC, as administrative agent for the Lender, and Citicorp USA, Inc., as Collateral Agent for the Lender and the Hedging Counterparties (incorporated by reference to Exhibit 10.4 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on December 29, 2005)
10.6		Purchase Agreement for Notes Issued by TransTexas Gas Corporation, dated December 6, 2004, by and between Thornwood Associates L.P., as seller, and AREP Oil & Gas LLC (now known as NEG Oil & Gas LLC), as purchaser (incorporated by reference to Exhibit No. 99.1 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on December 10, 2004)
10.7		Membership Interest Purchase Agreement, dated as of December 6, 2004 by and among AREP Oil & Gas LLC (now known as NEG Oil & Gas LLC), as purchaser, and Arnos Corp., High River Limited Partnership and Hopper Investments LLC, as sellers (incorporated by reference to Exhibit No. 99.3 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on December 10, 2004)
10.8		Membership Interest Purchase Agreement, dated January 21, 2005, by and among American Real Estate Partners, L.P. as purchaser and Gascon Partners, as seller (incorporated by reference to Exhibit No. 99.1 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on January 27, 2005)
10.9		Agreement and Plan of Merger, dated January 21, 2005, by and among National Onshore LP, Highcrest Investors Crop. and TransTexas Corporation (incorporated by reference to Exhibit No. 99.2 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on January 27, 2005)
10.10		Agreement and Plan of Merger, dated January 21, 2005, by and among National Offshore LP, Highcrest Investors Corp., Arnos Corp., American Real Estate Partners, L.P. and Panaco, Inc. (incorporated by reference to Exhibit No. 99.3 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on January 27, 2005)
10.11		Term Loan and Security Agreement among Panaco, Inc., MidRiver LLC and Lenders named therein, dated as of November 16, 2004 (incorporated by reference to Exhibit No. 99.7 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on December 10, 2004)
10	.12*	Form of Mortgage
10.13		Agreement and Plan of Merger, dated as of December 7, 2005, by and between National Energy Group, Inc., AREP Oil & Gas LLC (now known as NEG Oil & Gas LLC) and NEG IPOCO, Inc. (incorporated by reference to Exhibit 10.1 to American Real Estate Partners, L.P.’s Form 8-K (SEC File No. 1-9516), filed on December 7, 2005)
10	.14*	Form of Management Agreement by and between NEG, Inc. and NEG Oil & Gas LLC

Number		Exhibit

10	.15*	Form of Exchange Agreement by and among NEG, Inc., American Real Estate Partners, L.P. and NEG Oil & Gas LLC
10	.16*	Form of Investor Rights Agreement by and among American Real Estate Partners, L.P., NEG, Inc. and NEG Oil & Gas LLC
10	.17*	Form of Tax Receivable Agreement by and between NEG, Inc. and American Real Estate Partners, L.P.
10.18		Joint exploration and Development Agreement, dated February 12, 1997, by and between Riata Energy, Inc. and Manti Resources, Inc., as amended
12.1		Computation of Ratio of Earnings to Fixed Charges
21.1		Subsidiaries of NEG Oil & Gas
23.1		Consent of Grant Thornton LLP
23.2		Consent of DeGolyer and MacNaughton
23.3		Consent of Netherland, Sewell & Associates, Inc.
23.4		Consent of Netherland, Sewell & Associates, Inc.
23.5		Consent of Netherland, Sewell & Associates, Inc.
23.6		Consent of Prator Bett, L.L.C.
23	.7*	Consent of DLA Piper Rudnick Gray Cary US LLP (to be included in Exhibit 5.1)
24.1		Power of Attorney (included on page II-3)
25	.1**	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Indenture

*	To be filed by amendment.
**	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.